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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FIRST HAWAIIAN, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

March 30, 2018

Dear Stockholder:

        On behalf of the Board of Directors and management of First Hawaiian, Inc., I am pleased to invite you to the 2018 Annual Meeting of Stockholders. The Annual Meeting will be held at The Bankers Club, 999 Bishop Street, 30th Floor, Honolulu, Hawaii on Wednesday, April 25, 2018 at 8:00 a.m., local time.

        The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be conducted at the Annual Meeting. Our Board of Directors and senior officers, as well as representatives from our independent registered public accounting firm, will be present to respond to appropriate questions from stockholders.

        Your vote is important. Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided or vote telephonically or electronically using the telephone and Internet voting procedures described on the proxy card at your earliest convenience.

Sincerely,
Robert S. Harrison
Chairman and Chief Executive Officer

FIRST HAWAIIAN, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 25, 2018

        NOTICE HEREBY IS GIVEN that the 2018 Annual Meeting of Stockholders of First Hawaiian, Inc. (the "Company") will be held at The Bankers Club, 999 Bishop Street, 30th Floor, Honolulu, Hawaii on Wednesday, April 25, 2018, at 8:00 a.m., local time, for the purpose of considering and voting upon:

  1.
  The election of nine directors named in this Proxy Statement to serve until the 2019 Annual Meeting of Stockholders;

  2.
  The appointment of Deloitte & Touche LLP to serve as the independent registered public accounting firm for the fiscal year ending December 31, 2018;

  3.
  An advisory vote on the frequency of future votes on the compensation of our named executive officers;

  4.
  An amendment of the second amended and restated certificate of incorporation of the Company (the "Certificate of Incorporation") that would eliminate the supermajority voting requirement for any stockholder alteration, amendment, repeal or adoption of any bylaw of the Company on the date that BNP Paribas ("BNPP") or an affiliate thereof ceases to beneficially own at least 5% of our outstanding common stock;

  5.
  An amendment of the Certificate of Incorporation that would eliminate the supermajority voting requirement for the amendment, alteration, repeal or adoption of any provision of certain articles of the Certificate of Incorporation on the date that BNPP or an affiliate thereof ceases to beneficially own at least 5% of our outstanding common stock;

  6.
  A stockholder proposal requesting that the Board of Directors adopt a policy for improving Board diversity, if properly presented at the meeting;

  7.
  A stockholder proposal requesting that the Board of Directors amend the Bylaws to provide proxy access for stockholders, if properly presented at the meeting; and

  8.
  Such other business as properly may come before the Annual Meeting or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

        The Board of Directors has fixed the close of business on March 5, 2018 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

        A list of stockholders entitled to vote at the 2018 Annual Meeting will be available for inspection upon request of any stockholder for a purpose germane to the meeting at our principal executive offices at 999 Bishop Street, 29th Floor, Honolulu, Hawaii 96813 during the ten days prior to the meeting, during ordinary business hours, and at The Bankers Club, 999 Bishop Street, 30th Floor, Honolulu, Hawaii during the meeting.

        If you hold your shares of common stock through a broker or nominee and you plan to attend the 2018 Annual Meeting, you will need to bring either a copy of the voting instruction card provided by your broker or nominee or a copy of a brokerage statement showing your ownership as of March 5, 2018.

i

        WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY WITH YOUR VOTING INSTRUCTIONS. YOU MAY VOTE BY TELEPHONE OR INTERNET (BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD) OR BY MAIL.

By order of the Board of Directors,

Joel E. Rappoport
Executive Vice President, General Counsel and Secretary

Honolulu, Hawaii
March 30, 2018

ii

Page
About the Meeting	2
Proposal No. 1—Election of Directors	8
Directors and Executive Officers	10
Board of Directors, Committees and Governance	16
Security Ownership of Certain Beneficial Owners, Directors and Management	24
Executive Compensation	26
Director Compensation	52
Our Relationship with BNPP and Certain Other Related Party Transactions	54
Section 16(a) Beneficial Ownership Reporting Compliance	67
Audit Committee Report	68
Principal Accountant Fees	70
Proposal No. 2—Ratification of Independent Registered Public Accounting Firm	71
Proposal No. 3—Advisory Vote on the Frequency of Future Votes on the Compensation of Our Named Executive Officers	72
Overview of Proposals 4 and 5	73
Proposal No. 4—Proposal to Eliminate the Supermajority Voting Requirement for Any Stockholder Alteration, Amendment, Repeal or Adoption of any Bylaw	74
Proposal No. 5—Proposal to Eliminate the Supermajority Voting Requirement for Any Amendment, Alteration, Repeal or Adoption of Any Provision of Certain Articles of the Certificate of Incorporation	75
Proposal No. 6—Stockholder Proposal Requesting the Adoption of a Policy for Improving Board Diversity	76
Proposal No. 7—Stockholder Proposal Requesting a Bylaw Amendment to Provide Proxy Access for Stockholders	79
Other Business	80
Stockholder Proposals for the 2019 Annual Meeting	81
Distribution of Certain Documents	83
Appendix A—Form of Certificate of Amendment	A-1
Appendix B—Non-GAAP Reconciliation	B-1

iii

FIRST HAWAIIAN, INC.
999 Bishop Street, 29th Floor
Honolulu, Hawaii 96813

PROXY STATEMENT
FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD WEDNESDAY, APRIL 25, 2018

        These proxy materials are furnished in connection with the solicitation by the board of directors (the "Board" or our "Board") of First Hawaiian, Inc. ("First Hawaiian" or the "Company"), a Delaware corporation, of proxies to be voted at the 2018 Annual Meeting of Stockholders of the Company and at any adjournment of such meeting (the "Annual Meeting"). This Proxy Statement (this "Proxy Statement"), together with the Notice of Annual Meeting and proxy card, is first being mailed to stockholders on or about March 30, 2018.

        The Company completed the initial public offering (the "IPO") of shares of its common stock, par value $0.01 per share (our "common stock"), in August 2016 and is a publicly traded bank holding company with its shares listed on the NASDAQ Global Select Market ("NASDAQ") under the ticker symbol "FHB." Prior to the IPO, the Company was a wholly-owned indirect subsidiary of BNP Paribas ("BNPP"), a financial institution based in France. Following the IPO and a subsequent secondary offering of the Company's common stock in February 2017 (including the full exercise of the underwriters' option to purchase additional shares of common stock completed on February 17, 2017), BNPP continues to own approximately 62.0% of the Company's common stock. BNPP exercises considerable control over the Company as a controlling stockholder and pursuant to a Stockholder Agreement between the Company and BNPP entered into in connection with the IPO (the "Stockholder Agreement"). The Company owns 100% of the outstanding common stock of First Hawaiian Bank ("FHB" or the "Bank").

        When used in this Proxy Statement, the terms "First Hawaiian," "FHI," "we," "our," "us" and the "Company" refer to First Hawaiian, Inc., a Delaware corporation, and its consolidated subsidiaries, which include only First Hawaiian Bank and its subsidiaries, and the term "fiscal year" refers to our fiscal year, which is based on a 12-month period ending December 31 of each year (e.g., fiscal year 2017 refers to the 12-month period ended December 31, 2017).

ABOUT THE MEETING

When and where is the Annual Meeting?

        The Annual Meeting will be held on Wednesday, April 25, 2018 at 8:00 a.m., local time, at The Bankers Club, 999 Bishop Street, 30th Floor, Honolulu, Hawaii.

What is the purpose of the Annual Meeting?

        At the Annual Meeting, stockholders will act upon the matters described in the Notice of Annual Meeting that accompanies this Proxy Statement, including (i) the election of nine nominees for director named in this Proxy Statement, (ii) the ratification of the appointment by the Audit Committee of the Board of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2018, (iii) an advisory vote on the frequency of future votes on the compensation of our named executive officers ("NEOs"), (iv) an amendment of the second amended and restated certificate of incorporation of the Company (the "Certificate of Incorporation") that would eliminate the supermajority voting requirement for any stockholder alteration, amendment, repeal or adoption of any bylaw of the Company on the date that BNPP or an affiliate thereof ceases to beneficially own at least 5% of our outstanding common stock, (v) an amendment of the Certificate of Incorporation that would eliminate the supermajority voting requirement for the amendment, alteration, repeal or adoption of any provision of certain articles of the Certificate of Incorporation on the date that BNPP or an affiliate thereof ceases to beneficially own at least 5% of our outstanding common stock, (vi) a stockholder proposal requesting that the Board of Directors adopt a policy for improving Board diversity and (vii) a stockholder proposal requesting that the Board of Directors amend the Bylaws to provide proxy access for stockholders.

Who may vote at the Annual Meeting?

        Only record holders of our common stock as of the close of business on March 5, 2018 (the "Record Date"), will be entitled to vote at the Annual Meeting. On the Record Date, the Company had outstanding 139,601,123 shares of common stock. Each outstanding share of common stock entitles the holder to one vote.

What constitutes a quorum?

        The Annual Meeting will be held only if a quorum is present. A quorum will be present if the holders of a majority of the shares of common stock outstanding on the Record Date and entitled to vote on a matter at the Annual Meeting are represented, in person or by proxy, at the Annual Meeting. Shares represented by properly completed proxy cards either marked "abstain" or "withhold," or returned without voting instructions are counted as present and entitled to vote for the purpose of determining whether a quorum is present at the Annual Meeting. If shares are held by brokers who are prohibited from exercising discretionary authority for beneficial owners who have not given voting instructions ("broker non-votes"), those shares will be counted as represented at the Annual Meeting for the purpose of determining whether a quorum is present at the Annual Meeting.

How are votes counted?

  Stockholder Voting Generally

        Each stockholder entitled to vote at the Annual Meeting will be entitled to one vote for each share of stock held by such stockholder as of the Record Date, which has voting power upon the matter in question.

        Shares of capital stock of the Company (i) belonging to the Company or (ii) held by another corporation if the Company owns, directly or indirectly, a sufficient number of shares entitled to elect a majority of the directors of such other corporation, are not counted in determining the total number of outstanding shares and will not be not voted. Notwithstanding the foregoing, shares held by the Company in a fiduciary capacity are counted in determining the total number of outstanding shares at any given time and may be voted.

  Proposal 1: Election of Directors

        A plurality of the votes cast for their election is required for the election of each of the nine nominees for director. This means that the nine nominees receiving the highest number of votes will be elected regardless of whether the number of votes received by any such nominee constitutes a majority of the number of votes cast. Abstentions, votes to withhold and broker non-votes will not be counted for purposes of this proposal and will not affect the result of the vote.

  Proposal 2: Ratification of the Appointment of Deloitte & Touche LLP

        The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on Proposal 2 is required for the ratification of the appointment of our independent registered public accounting firm. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the voting on this proposal.

  Proposal 3: Advisory Vote on the Frequency of Future Votes on the Compensation of Our Named Executive Officers

        The frequency (i.e., Every Year, Every Two Years or Every Three Years) that receives the highest number of votes cast by stockholders will be considered by us as the stockholders' recommendation as to the frequency of future shareholder advisory votes to approve the compensation of our named executive officers. Abstentions will not be included in the total votes cast and will not affect the results.

  Proposal 4: Elimination of Supermajority Voting Requirement for Any Stockholder Alteration, Amendment, Repeal or Adoption of Any Bylaw

        The affirmative vote of no less than 75% of the votes of all outstanding shares entitled to vote on Proposal 4 is required for the approval of an amendment of the Certificate of Incorporation that would eliminate the supermajority voting requirement for any stockholder alteration, amendment, repeal or adoption of any bylaw of the Company on the date that BNPP or an affiliate thereof ceases to beneficially own at least 5% of our outstanding common stock. Abstentions and broker non-votes will have the same impact on the outcome of the voting on this proposal as votes "against" this proposal.

  Proposal 5: Elimination of Supermajority Voting Requirement for Any Amendment, Alteration, Repeal or Adoption of Any Provision of Certain Articles of the Certificate of Incorporation

        The affirmative vote of a majority of the outstanding stock entitled to vote on Proposal 5 is required for the approval of an amendment of the Certificate of Incorporation that would eliminate the supermajority voting requirement for the amendment, alteration, repeal or adoption of any provision of certain articles of the Certificate of Incorporation on the date that BNPP or an affiliate thereof ceases to beneficially own at least 5% of our outstanding common stock. Abstentions and broker non-votes will have the same impact on the outcome of the voting on this proposal as votes "against" this proposal.

  Proposal 6: Stockholder Proposal Requesting the Adoption of a Policy for Improving Board Diversity

        The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on Proposals 6 is required for the approval of stockholder proposal requesting that the

Board of Directors adopt a policy for improving Board diversity. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the voting on this proposal.

  Proposal 7: Stockholder Proposal Requesting a Bylaw Amendment to Provide Proxy Access for Stockholders

        The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on Proposal 7 is required for approval of the stockholder proposal requesting that the Board of Directors amend the Bylaws to provide proxy access for stockholders. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the voting on this proposal.

How do I submit my vote?

        If you are a stockholder of record, you can vote by:

  •
  attending the Annual Meeting and voting by ballot;

  •
  signing, dating and mailing in your proxy card;

  •
  using your telephone, according to the instructions on your proxy card; or

  •
  visiting http://www.voteproxy.com and then following the instructions on the screen.

What do I do if I hold my shares through a broker, bank or other nominee?

        If you hold your shares through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.

How do I attend the Annual Meeting and vote in person, and what do I need to bring?

        All stockholders who attend the Annual Meeting in person will be asked to check in at the registration desk prior to admittance to the meeting. Stockholders who own Company stock through a broker, or other nominee, will need to bring either a copy of the voting instruction card provided by the stockholder's broker or nominee or a copy of his or her brokerage statement as proof of ownership, along with photo identification. No cameras or recording equipment will be permitted in the Annual Meeting, and all cell phones must be turned off. If you hold your shares through a broker, bank or other nominee and would like to vote in person at the Annual Meeting, you will need to ask the holder for a legal proxy. You will need to bring the legal proxy with you to the Annual Meeting and turn it in with a signed ballot that will be provided to you at the Annual Meeting.

Can I change or revoke my vote after I return my proxy card?

        Yes. If you are a stockholder of record, you may change your vote by:

  •
  voting in person by ballot at the Annual Meeting;

  •
  returning a later-dated proxy card;

  •
  entering a new vote by telephone or on the Internet; or

  •
  delivering written notice of revocation to our Corporate Secretary by mail at 999 Bishop Street, 29th Floor, Honolulu, Hawaii 96813.

Who will count the votes?

        A representative of our Transfer Agent, American Stock Transfer & Trust Company, LLC, will act as inspector of election at the Annual Meeting and will count the votes.

Will my vote be kept confidential?

        Yes. As a matter of policy, stockholder proxies, ballots and tabulations that identify individual stockholders are kept secret and are available only to the Company and its inspectors, who are required to acknowledge their obligation to keep your votes confidential.

Who pays to prepare, mail and solicit the proxies?

        The Company pays all of the costs of preparing, mailing and soliciting proxies in connection with this Proxy Statement. In addition to soliciting proxies through the mail by means of this Proxy Statement, we may solicit proxies through our directors, officers and employees in person and by telephone, facsimile or email. The Company asks brokers, banks, voting trustees and other nominees and fiduciaries to forward proxy materials to the beneficial owners and to obtain authority to execute proxies. The Company will reimburse the brokers, banks, voting trustees and other nominees and fiduciaries upon request. In addition to solicitation by mail, telephone, facsimile, email or personal contact by its directors, officers and employees, the Company has retained the services of D. F. King & Co., Inc., 40 Wall Street, New York, NY 10005 to solicit proxies for a fee of $7,500 plus expenses.

What are the Board's recommendations as to how I should vote on each proposal?

        The Board recommends a vote:

  •
  FOR the election of each of the nine director nominees named in this Proxy Statement;

  •
  FOR the ratification of the Audit Committee's appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2018;

  •
  a frequency of EVERY YEAR for future advisory votes on the compensation of our named executive officers;

  •
  FOR an amendment of the Certificate of Incorporation that would eliminate the supermajority voting requirement for any stockholder alteration, amendment, repeal or adoption of any bylaw of the Company on the date that BNPP or an affiliate thereof ceases to beneficially own at least 5% of our outstanding common stock;

  •
  FOR an amendment of the Certificate of Incorporation that would eliminate the supermajority voting requirement for the amendment, alteration, repeal or adoption of any provision of certain articles of the Certificate of Incorporation on the date that BNPP or an affiliate thereof ceases to beneficially own at least 5% of our outstanding common stock;

  •
  AGAINST the stockholder proposal requesting that the Board of Directors adopt a policy for improving Board diversity; and

  •
  AGAINST the stockholder proposal requesting that the Board of Directors amend the Bylaws to provide proxy access for stockholders.

How will my shares be voted if I sign, date and return my proxy card?

        If you sign, date and return your proxy card and indicate how you would like your shares voted, your shares will be voted as you have instructed. If you sign, date and return your proxy card but do not indicate how you would like your shares voted, your proxy will be voted:

  •
  FOR the election of each of the nine director nominees named in this Proxy Statement;

  •
  FOR the ratification of the Audit Committee's appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2018;

  •
  a frequency of EVERY YEAR for future advisory votes on the compensation of our named executive officers;

  •
  FOR an amendment of the Certificate of Incorporation that would eliminate the supermajority voting requirement for any stockholder alteration, amendment, repeal or adoption of any bylaw of the Company on the date that BNPP or an affiliate thereof ceases to beneficially own at least 5% of our outstanding common stock;

  •
  FOR an amendment of the Certificate of Incorporation that would eliminate the supermajority voting requirement for the amendment, alteration, repeal or adoption of any provision of certain articles of the Certificate of Incorporation on the date that BNPP or an affiliate thereof ceases to beneficially own at least 5% of our outstanding common stock;

  •
  AGAINST the stockholder proposal requesting that the Board of Directors adopt a policy for improving Board diversity; and

  •
  AGAINST the stockholder proposal requesting that the Board of Directors amend the Bylaws to provide proxy access for stockholders.

        With respect to any other business that may properly come before the Annual Meeting, or any adjournment of the Annual Meeting, that is submitted to a vote of the stockholders, including whether or not to adjourn the Annual Meeting, your shares will be voted in accordance with the best judgment of the persons voting the proxies.

How will broker non-votes be treated?

        A broker non-vote occurs when a broker who holds its customer's shares in street name submits proxies for such shares, but indicates that it does not have authority to vote on a particular matter. Generally, this occurs when brokers have not received any instructions from their customers. In these cases, the brokers, as the holders of record, are permitted to vote on "routine" matters only, but not on other matters. Shares for which brokers have not received instructions from their customers will only be permitted to vote on the following proposal:

  •
  The ratification of the Audit Committee's appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2018.

        Shares for which brokers have not received instructions from their customers will not be permitted to vote on the following proposals:

  •
  To elect the nine director nominees named in this Proxy Statement.

  •
  To vote on the frequency of future votes on the compensation of our named executive officers.

  •
  To amend the Certificate of Incorporation to eliminate the supermajority voting requirement for any stockholder alteration, amendment, repeal or adoption of any bylaw of the Company on the date that BNPP or an affiliate thereof ceases to beneficially own at least 5% of our outstanding common stock.

  •
  To amend the Certificate of Incorporation to eliminate the supermajority voting requirement for the amendment, alteration, repeal or adoption of any provision of certain articles of the Certificate of Incorporation on the date that BNPP or an affiliate thereof ceases to beneficially own at least 5% of our outstanding common stock.

  •
  The stockholder proposal requesting that the Board of Directors adopt a policy for improving Board diversity.

  •
  The stockholder proposal requesting that the Board of Directors amend the Bylaws to provide proxy access for stockholders.

What if other matters come up during the Annual Meeting?

        If any matters other than those referred to in the Notice of Annual Meeting properly come before the Annual Meeting, the individuals named in the accompanying proxy card will vote the proxies held by them in accordance with their best judgment. First Hawaiian is not aware of any business other than the items referred to in the Notice of Annual Meeting that will be considered at the Annual Meeting.

Your vote is important.

        Because many stockholders cannot personally attend the Annual Meeting, it is necessary that a large number be represented by proxy in order to satisfy that a quorum be present to conduct business at the Annual Meeting. Whether or not you plan to attend the meeting in person, prompt voting will be appreciated. Stockholders of record can vote their shares via the Internet or by using a toll-free telephone number. Instructions for using these convenient services are provided on the proxy card. Of course, you may still vote your shares on the proxy card. To do so, we ask that you complete, sign, date and return the enclosed proxy card promptly in the postage-paid envelope.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to Be Held on April 26, 2017:
This Proxy Statement and our 2017 Annual Report to Stockholders Are Available Free of Charge at:
http://proxy.fhb.com.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Board of Directors

        Our Board currently has nine members, consisting of our Chief Executive Officer, five directors designated for nomination and election by BNPP and three other directors who are "independent" under the listing standards of NASDAQ. The terms of office of all directors expire at the Annual Meeting.

        Our Amended and Restated Bylaws provide that the Board will consist of no less than five directors and that there initially will be nine directors. Pursuant to our Certificate of Incorporation and the Stockholder Agreement, the number of directors constituting our Board will be fixed from time to time by resolution of the Board; provided that, until the date BNPP ceases to directly or indirectly beneficially own at least 25% of our outstanding common stock, we cannot change the size of our Board without either the approval of a majority of the BNPP designated directors on the Board at the time of such action or BNPP's waiver of its rights under the Stockholder Agreement.

        Until the date BNPP ceases to beneficially own at least 5% of our common stock, in connection with any meeting of our stockholders at which directors are to be elected, the Stockholder Agreement provides BNPP the right to designate a number of individuals for nomination and election to our Board determined by a formula described in the agreement. BNPP currently has the right to designate five individuals for nomination and election to our Board. We are required to recommend and solicit proxies in favor of, and to otherwise use our best efforts to cause the election of, each person designated by BNPP whose nomination has been approved. For background on our relationship with BNPP and the Stockholder Agreement, see "Our Relationship with BNPP and Certain Other Related Party Transactions—Relationship with BNPP."

Nominees for Election as Directors at the 2018 Annual Meeting

        The Corporate Governance and Nominating Committee of the Board seeks candidates for nomination to the Board who are qualified to be directors consistent with the Company's corporate governance guidelines, as described below under the section entitled "Board of Directors, Committees and Governance—Corporate Governance Guidelines and Code of Conduct and Ethics." In evaluating the suitability of individuals for Board membership, the Corporate Governance and Nominating Committee takes into account many factors. Those factors include: whether the individual meets various independence requirements; the individual's general understanding of the varied disciplines relevant to the success of a publicly traded company in today's business environment; understanding of the Company's business and markets; professional expertise and educational background; and other factors that promote diversity of views and experience. The Corporate Governance and Nominating Committee evaluates each individual in the context of the Board as a whole, with the objective of recruiting and recommending a slate of directors that can best perpetuate the Company's success and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-nomination, the Corporate Governance and Nominating Committee also considers the director's attendance at, participation in and contributions to Board and committee activities.

        On the recommendation of the Corporate Governance and Nominating Committee, the Board has determined that the size of the Board is currently appropriate and has nominated all nine current members of the Board for re-election as directors at the Annual Meeting, each to serve for a one-year term expiring at the next annual meeting of stockholders in 2019.

        The following table sets forth certain information regarding the director nominees standing for re-election at the Annual Meeting. Additional biographical information on each of the nominees is included below under the section entitled "Directors and Executive Officers."

Director Name	Age	Director Since	Principal Occupation
Robert S. Harrison	57	2016	Chairman and Chief Executive Officer of First Hawaiian
Matthew J. Cox	56	2016	Chairman of the Board and Chief Executive Officer of Matson, Inc.
W. Allen Doane	70	2016	Retired Chairman and Chief Executive Officer of Alexander & Baldwin, Inc.
Thibault Fulconis	52	2016	Chief Operating Officer and Vice Chairman of Bank of the West, Vice Chairman of BancWest Corporation
Gérard Gil	68	2016	Retired senior finance and accounting advisor to BNPP
Jean-Milan Givadinovitch	62	2016	Head of Operational Risk Framework Design and Strategy for BNPP
J. Michael Shepherd	62	2016	Chairman of BNP Paribas USA, Inc., BancWest Corporation and Bank of the West
Allen B. Uyeda	68	2016	Retired Chief Executive Officer of First Insurance Company of Hawaii
Michel Vial	60	2016	Head of Group Strategy and Development of BNPP

        In considering the nominees' individual experience, qualifications, attributes, skills and past Board participation, the Corporate Governance and Nominating Committee and the Board have concluded that when considered all together, the appropriate experience, qualifications, attributes, skills and participation are represented for the Board as a whole and for each of the Board's committees. There are no family relationships among any directors and executive officers. Each nominee has indicated a willingness to serve, and the Board has no reason to believe that any of the nominees will not be available for election. However, if any of the nominees is not available for election, proxies may be voted for the election of other persons selected by the Board. Proxies cannot, however, be voted for a greater number of persons than the number of nominees named. Stockholders of the Company have no cumulative voting rights with respect to the election of directors.

Required Vote

        With regard to the election of the director nominees, votes may be cast in favor or withheld. The nominees receiving the greatest number of affirmative votes cast at the Annual Meeting will be elected directors; therefore, abstentions, votes withheld and broker non-votes will have no effect on the results of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth information regarding each of our directors and executive officers.

Name	Age	Position
Robert S. Harrison	57	Chairman of the Board of Directors and Chief Executive Officer
Matthew J. Cox	56	Director
W. Allen Doane	70	Director
Thibault Fulconis	52	Director
Gérard Gil	68	Director
Jean-Milan Givadinovitch	62	Director
J. Michael Shepherd	62	Director
Allen B. Uyeda	68	Director
Michel Vial	60	Director
Eric K. Yeaman	50	President and Chief Operating Officer, Interim Chief Financial Officer
Alan H. Arizumi	58	Vice Chairman of Wealth Management Group
Lance A. Mizumoto	59	Executive Vice President and Chief Lending Officer, Commercial Banking Group
Mitchell E. Nishimoto	54	Executive Vice President, Retail Banking Group
Ralph M. Mesick	58	Executive Vice President and Chief Risk Officer

        A brief biography of each person who serves as a director or executive officer of our First Hawaiian is set forth below:

        Robert S. Harrison, the Chairman and Chief Executive Officer of First Hawaiian, has been the Chief Executive Officer of First Hawaiian Bank since January 2012 and the Chairman of the Bank's board of directors since May 2014. Mr. Harrison served as the Chief Operating Officer of First Hawaiian Bank from December 2009 to January 2012 and as its President from December 2009 to June 2015. He was named Vice Chairman of First Hawaiian Bank in 2007 and served as the Bank's Chief Risk Officer from 2006 to 2009. Mr. Harrison joined First Hawaiian Bank's Retail Banking group in 1996 and has over 29 years of experience in the financial services industry in Hawaii and on the U.S. mainland. Prior to the Reorganization Transactions (described elsewhere in the proxy statement), Mr. Harrison served as Vice Chairman of BancWest. Following the completion of the Reorganization Transactions, Mr. Harrison continues to serve as Vice Chairman of BancWest Corporation. Mr. Harrison serves on the board of Alexander & Baldwin, Inc., a Hawaii publicly traded company with interests in, among other things, commercial real estate and real estate development. He also serves as the Chairman of Hawaii Medical Service Association. He is a member of the boards of Hawaii Community Foundation, Hawaii Business Roundtable and Blood Bank of Hawaii. Mr. Harrison holds a bachelor's degree in applied mathematics from the University of California, Los Angeles and an M.B.A. from Cornell University.

        Mr. Harrison's qualifications to serve on the Board include his operating, management and leadership experience as First Hawaiian Bank's Chairman and Chief Executive Officer, as well as his prior experience as First Hawaiian Bank's President and Chief Operating Officer and as its Chief Risk Officer. Mr. Harrison has extensive knowledge of, and has made significant contributions to, the growth of First Hawaiian and First Hawaiian Bank. Mr. Harrison also brings to First Hawaiian's Board his expertise in the financial services industry generally and in Hawaii in particular.

        Matthew J. Cox, a member of the Board and both the Audit and Compensation Committees of First Hawaiian, has served on the First Hawaiian Bank board of directors since 2014. He is the Chairman of the Board and Chief Executive Officer of Matson, Inc., a public company and leading carrier for ocean transportation services in the Pacific, where he has been since 2012, having previously served as President, Chief Operating Officer and Chief Financial Officer. Mr. Cox brings to the Board of First Hawaiian extensive experience in supervising and performing company financial functions. Prior to joining Matson, Inc. in 2001, he served as Chief Operating Officer and Chief Financial Officer for Distribution Dynamics, Inc., a provider of outsourced logistics, inventory management and integrated information services that is now a division of Anixter Industries, a Fortune 500 public company. Mr. Cox also previously held executive and financial positions with American President Lines, Ltd., a global container transportation company. Mr. Cox served on the board of the Standard Club from 2010 to 2017, the board of Gallo Glass Company, a subsidiary of Gallo, Inc. and the advisory boards of Catholic Charities of Hawaii and the University of Hawaii Shidler College of Business, and, from 2008 to 2012, he served on the board of the Pacific Maritime Association. Mr. Cox holds a bachelor's degree in accounting and finance from the University of California, Berkeley.

        W. Allen Doane, a member of the Board and the Risk Committee and the chair of the Audit Committee of First Hawaiian, has served on the board of First Hawaiian Bank since 1999 and the board of BancWest from 2004 to 2006 and since 2012, and he has been the chairman of the First Hawaiian Bank audit committee since 2012. As the retired Chairman and Chief Executive Officer of Alexander & Baldwin, Inc., a Hawaii public company with interests in, among other things, commercial real estate and real estate development, Mr. Doane brings to the First Hawaiian Board broad-based knowledge about Hawaii and its business environment, as well as extensive financial and managerial experience. Mr. Doane served as Chief Executive Officer of Alexander & Baldwin, Inc. from 1998 until his retirement in 2010. Prior to joining Alexander & Baldwin, Inc. in 1991, Mr. Doane served as Chief Operating Officer of Shidler Group, a real estate investment organization. He also held executive positions at IU International Corporation, a Philadelphia-based public company, and C. Brewer & Co., Ltd., one of Hawaii's oldest operating companies, which has since been dissolved. He currently serves on the board and audit committee of Alexander & Baldwin, Inc. and on the board and audit committee of Pacific Guardian Life Insurance Company, the largest domestic life and disability insurer in Hawaii. Mr. Doane holds a bachelor's degree from Brigham Young University and an M.B.A. from Harvard Business School.

        Thibault Fulconis, a member of the Board and the Risk Committee of First Hawaiian, has served as Chief Operating Officer and Vice Chairman of Corporate Functions at Bank of the West since 2015. Before that, he served as Co-Chief Operating Officer of BNP Paribas USA from 2016 to 2017 and as Vice Chairman—Commercial Banking and Consumer finance from 2012 to 2015. Previously, Mr. Fulconis was Chief Financial Officer and Treasurer of BancWest from 2006 to 2012. He brings to the First Hawaiian Board extensive experience in the financial services industry, having held numerous other senior management positions, including Head of Finance and Development for BNPP's International Retail and Financial Services Division from 2003 to 2006, Head of Financial Management at BNPP from 1995 to 2003, Senior Corporate Banking Officer at Banque Paribas Luxembourg from 1992 to 1995 and Head of Management Accounting at Banque Paribas Luxembourg from 1989 to 1992. Mr. Fulconis also served as a business analyst in the mergers and acquisitions division of Booz Allen Hamilton in Paris from 1988 to 1989. Mr. Fulconis graduated from the business school at École des Hautes Etudes Commerciales with a major in finance. Mr. Fulconis was nominated to First Hawaiian's Board by BNPP consistent with its rights under the Stockholder Agreement.

        Gérard Gil, a member of the Board and the chair of both the Compensation and Corporate Governance and Nominating Committees of First Hawaiian, has been Senior Advisor to BNPP's executive committee from 2012 through April 2017. Mr. Gil brings to the First Hawaiian Board extensive experience in financial reporting and accounting, as he was Deputy Chief Financial Officer of BNPP from 2009 to 2011 and Group Chief Accounting Officer of BNPP from 1999 to 2009, supervising BNPP's accounting department from its creation. Before joining BNPP, he served as Group Chief Accounting Officer with Banque Nationale de Paris from 1985 to 1999, during which time he developed accounting and internal control policies and oversaw group financial and regulatory reporting. Mr. Gil previously held positions with Banque Française du Commerce Extérieur and KPMG. He was Chairman of the accounting committee of the French Banking Association from 1998 to 2016 and of the accounting committee of the European Banking Federation from 2006 to 2011. Mr. Gil serves as chairman of the audit committee of Banco BNP Paribas Brazil and BNP Paribas Brazil Conglomerado, as a board member of the French High Council for Statutory Auditors and as a member of the audit committee of BNP Paribas USA, Inc., New York, New York. He also chairs the audit committee of BNP Paribas US Wholesale Holdings, Corp. He also served on the audit committee of BGL BNP Paribas, Luxembourg from 2012 to 2015 and on the audit and finance committees of CLS Group Holdings AG, Zurich and CLS International, NY from 2013 to 2017. Mr. Gil graduated from the business school of École Supérieure de Commerce de Paris and holds a graduate degree in accounting. Mr. Gil was nominated to First Hawaiian's Board by BNPP consistent with its rights under the Stockholder Agreement.

        Jean-Milan Givadinovitch, a member of the Board and the Risk Committee of First Hawaiian, has been Head of Operational Risk Framework Design and Strategy within the BNP Paribas Risk Division since September 2017. Mr. Givadinovitch brings to the First Hawaiian Board extensive experience in overseeing audit functions and risk management in the banking industry. He previously served as Executive Vice President of Bank of the West and Head of its Business Compliance Project Office since January 2016 and was Director of Audit and Inspection at Bank of the West from 2002 to 2008. Prior to joining Bank of the West, he held positions at Turk Ekonomi Bankasi ("TEB"), a commercial bank in Turkey that is owned more than 70% by BNPP. From 2009 to 2015, he served on the board of TEB Investment, a TEB brokerage firm. From 2010 to 2015, Mr. Givadinovitch served on the board of TEB, as chairman of TEB's audit committee and as vice-chairman of its credit committee. During this time, he also served on the board of TEB N.V. (Netherlands), a bank specialized in commodity financing, the board of TEB Asset Management and the board of TEB Factoring, an affiliate of TEB that renders factoring services, where he served as chairman of the audit committee as well. From 2008 to 2010, Mr. Givadinovitch served as Chief Risk Officer of TEB and headed the working groups on risks and recovery during TEB's merger with Fortis Turkey. Mr. Givadinovitch holds a bachelor's degree in public administration from the Paris Institute of Political Studies and an M.B.A. from HEC—Business School. Mr. Givadinovitch was nominated to First Hawaiian's Board by BNPP consistent with its rights under the Stockholder Agreement.

        J. Michael Shepherd, a member of the Board and the Corporate Governance and Nominating Committee of First Hawaiian, has served on the board of directors of each of First Hawaiian Bank, Bank of the West and BancWest since 2008, including as a member of the First Hawaiian Bank compensation committee since 2010. Mr. Shepherd brings to the First Hawaiian Board extensive legal and managerial experience as well as knowledge of the banking industry. He is Chairman of BNP Paribas USA, Inc., BancWest Corporation and Bank of the West, having served as Chairman and Chief Executive Officer of BancWest and Bank of the West from January 2008 to June 2016. Prior to 2008, Mr. Shepherd served as President, General Counsel, Chief Risk Officer and Chief Administrative Officer of Bank of the West. Before joining Bank of the West, Mr. Shepherd was General Counsel of The Bank of New York Company, Inc. from 2001 to 2004 and a partner in the San Francisco law firm Brobeck, Phleger & Harrison LLP from 1995 to 2000. He was previously General Counsel of Shawmut National Corporation (currently a Bank of America affiliate) from 1993 to 1995 and Special Counsel to Sullivan & Cromwell LLP from 1991 to 1993. Mr. Shepherd also served as Senior Deputy Comptroller of the Currency, Associate Counsel to the President of the United States and Deputy Assistant Attorney General. He was President of the Federal Advisory Council to the Federal Reserve in 2014 and was a member of the Council from 2012 to 2014. He has served as a Member of the FDIC Advisory Committee on Economic Inclusion from 2011 to 2017 and as a Director of the Presidio Trust from 2008 to 2012. He received the HOPE Silver Rights Vision Award in 2015 and was the 2013 Recipient of the Distinguished Achievement Award of B'nai B'rith International. Mr. Shepherd also serves on the boards of Pacific Mutual Holdings, Inc., which engages in insurance, financial services and other investment-related businesses, and Pacific Life Insurance Company, a provider of various life insurance products, mutual funds and investment advisory services. He is a member of the Advisory Boards of FTV Capital and of Promontory Interfinancial Network, and the Council on Foreign Relations. He holds a bachelor's degree from Stanford University and a J.D. from University of Michigan Law School. Mr. Shepherd was nominated to First Hawaiian's Board by BNPP consistent with its rights under the Stockholder Agreement.

        Allen B. Uyeda, the lead independent director and a member of both the Audit and Corporate Governance and Nominating Committees and the chair of the Risk Committee of First Hawaiian, has served on the board of directors and risk committee of First Hawaiian Bank since 2001 and 2012, respectively, and the board and risk committee of BancWest since 2012, and he has been the chairman of the First Hawaiian Bank risk committee since 2012. Mr. Uyeda brings to the First Hawaiian Board extensive knowledge of Hawaii and experience in supervising and performing company financial functions. From 1995 to 2014, he was Chief Executive Officer of First Insurance Company of Hawaii, a Honolulu-based property and casualty insurance company that, during the course of Mr. Uyeda's leadership, became a subsidiary of Tokio Marine Holdings, Inc., a multinational insurance holding company listed on the Tokyo Stock Exchange. Previously, Mr. Uyeda served as Vice President and Chief Financial Officer of the Agency and Brokerage Group of Continental Insurance Company, prior to its acquisition by CNA Financial Corporation, a public unified holding company for insurance entities. Mr. Uyeda also has several years of management, financial analyst and project engineering experience with International Paper, a public company with interests in paper-based packaging, paper and pulp industries, and Johnson Controls, Inc., a public company that provides batteries and builds efficiency services. He serves on the boards of The Queen's Health Systems and The Queen's Medical Center and is a Special Advisor to the Oahu Economic Development Board. Mr. Uyeda holds a bachelor's degree in electrical engineering from Princeton University and an M.B.A. from the Wharton School at the University of Pennsylvania.

        Michel Vial, a member of the Board and the Compensation Committee of First Hawaiian, has been Head of Group Strategy and Development at BNPP since 2011. Mr. Vial brings to the First Hawaiian Board extensive experience in the financial services industry, having been an employee and officer of BNPP for over three decades. He served as Head of BNPP Corporate Finance from 1992 to 1996, Head of French Coverage for Large Corporates from 2004 to 2006 and Head of BNPP Development from 2007 to 2011. During his time as Head of BNPP Development, he was in charge of BNPP's acquisition of Fortis Bank. Prior to joining BNPP, Mr. Vial worked at Arthur Andersen Consulting, now known as Accenture. Mr. Vial serves on the supervisory boards of STET, a French payments company in which BNPP participates, and 441 Trust Company Ltd. (a United Kingdom company representing former Visa Europe Ltd. members). He is a graduate of École Polytechnique and École Nationale Supérieure des Télécommunications in Paris and holds a master's degree from Stanford University. Mr. Vial was nominated to First Hawaiian's Board by BNPP consistent with its rights under the Stockholder Agreement.

        Eric K. Yeaman, the President and Chief Operating Officer of First Hawaiian, has been President and Chief Operating Officer of First Hawaiian Bank and a member of the Bank's board of directors since June 2015. Since February 2018, he has also served as Interim Chief Financial Officer of First Hawaiian and First Hawaiian Bank. Prior to joining First Hawaiian Bank, Mr. Yeaman was the President and Chief Executive Officer of Hawaiian Telcom Holdco, Inc. (NASDAQ: HCOM), Hawaii's leading telecommunications provider, from 2008 until 2015. In December 2008, Hawaiian Telcom filed a petition for bankruptcy under Chapter 11 of the federal bankruptcy laws. Under Mr. Yeaman's leadership, the company emerged from bankruptcy in October 2010 and operated profitably throughout his remaining tenure with that company. Mr. Yeaman's prior experience also includes consulting and audit work from 1989 to 2000 at Arthur Andersen LLP, where he was a Senior Manager. From 2000 until 2003, Mr. Yeaman served as Chief Operating and Financial Officer at Kamehameha Schools, and

from 2003 until 2008, he served as Financial Vice President and Chief Financial Officer of Hawaiian Electric Industries Inc. (NYSE: HE), a publicly traded electric utility holding company owning the largest supplier of electricity in Hawaii, taking responsibility for financial strategy and reporting, investor relations and pension plan management. He later served as Senior Executive Vice President and Chief Operating Officer of its Hawaiian Electric Company subsidiary. Mr. Yeaman serves on the publicly traded company boards of Alaska Air Group, Inc., Alexander & Baldwin, Inc. and Hawaiian Telcom as well as the not-for-profit boards of the Harold K.L. Castle Foundation, the Friends of Hawaii Charities and the First Hawaiian Bank Foundation. Mr. Yeaman holds a bachelor's in business administration degree in accounting from the University of Hawaii at Manoa and is a Certified Public Accountant (not in public practice) in Hawaii.

        Alan H. Arizumi, the Vice Chairman of Wealth Management of both First Hawaiian and First Hawaiian Bank, oversees all areas of the Wealth Management Group, which includes Personal Trust, Private Banking, Wealth Advisory, Institutional Wealth Management, Investment Services, Wealth Management Service Center, Trust Compliance and Bishop Street Capital Management Corporation. At the Bank level, he has overseen the Wealth Management Group since 2013. From 2014 to 2017, he also concurrently oversaw the Consumer Banking Group. Previously, Mr. Arizumi was Executive Vice President of the Bank's Business, Dealer and Card Services Group from 2010 to 2013 and Executive Vice President and Chief Risk Officer of the Bank's Risk Management Group from 2009 to 2010. From 2013 to 2017, he served as the Chairman and Chief Executive Officer of Bishop Street Capital Management Corporation, and since 2016 has served as Vice President and Treasurer (2016) and subsequently President (2017) of the Center Club, Inc. Mr. Arizumi serves on the boards of Bishop Street Capital Management Corporation, Bankers Club, Inc. and Center Club, Inc., which are subsidiaries of the Bank, and he serves on the Board of the First Hawaiian Bank Foundation. He also serves on the local boards of Hawaii Community Foundation, Hawaii Youth Symphony, Kuakini Medical Center, Kuakini Health System, McKinley High School Foundation and KCAA Preschools of Hawaii, and he is a special advisor to the Oahu Economic Development Board. Mr. Arizumi holds a bachelor's degree in business administration from the University of Hawaii and is a graduate of the Pacific Coast Banking School.

        Lance A. Mizumoto, the Executive Vice President and Chief Lending Officer, Commercial Banking Group, rejoined the Bank in January 2017 and was named to his current position in July 2017. He oversees all areas of the Commercial Banking Group, including Corporate Banking Division, Commercial Real Estate Division and Trade Finance Department. Prior to joining First Hawaiian Bank in 2017, Mr. Mizumoto held a number of management positions at Central Pacific Bank, serving as Vice Chairman, Chief Operating Officer and Chief Risk Officer from September to November 2016, President and Chief Banking Officer from June 2014 to August 2016, Executive Vice President of the Commercial Markets Group from July 2010 to June 2014 and Executive Vice President and Commercial Banking Division Manager from November 2005 to June 2010. Mr. Mizumoto also worked for First Hawaiian Bank in various management roles from 1996 to 2005. Mr. Mizumoto is the Chief Executive Officer of FHL SPC One, Inc. and First Hawaiian Leasing, Inc., both of which are subsidiaries of the Bank, and is a director of the First Hawaiian Bank Foundation. He currently serves as the Chairman of the Board of Education of Hawaii and as a Regent on the Chaminade University Board of Regents. Mr. Mizumoto holds a bachelor's degree in marketing and management from the University of Hawaii at Manoa and an M.B.A. from Chaminade University.

        Mitchell E. Nishimoto, the Executive Vice President and Manager of the Retail Banking Group of First Hawaiian, has served in that position since 2016. He is responsible for First Hawaiian Bank's entire 62 branch network in Hawaii, Guam and Saipan in addition to the Bank's Residential Real Estate Division. Mr. Nishimoto started his career with First Hawaiian Bank in 1986 as a Management Trainee. He managed branches throughout the Maui County from 1988 to 2011, advancing to the position of Senior Vice President and Maui Region Manager from 2006 to 2011. Mr. Nishimoto was

Senior Vice President and Kapiolani Region Manager from 2011 to 2014 and Executive Vice President and Chief Risk Officer from 2014 to 2016. He is on the boards of directors of Adventist Health Castle, Japanese Cultural Center of Hawaii, Chamber of Commerce of Hawaii and the First Hawaiian Bank Foundation. Mr. Nishimoto is also a member of the Honolulu Japanese Chamber of Commerce and Japan-America Society of Hawaii. He holds a bachelor's degree in finance from the University of Southern California and is a graduate of the Pacific Coast Banking School.

        Ralph M. Mesick, the Executive Vice President and Chief Risk Officer of both First Hawaiian and First Hawaiian Bank, is responsible for the design, implementation and oversight of the Company's risk management strategy and framework. Mr. Mesick previously served as Manager and Senior Vice President of the Bank's Commercial Real Estate Division. Prior to joining the Bank in 2012, he spent over twenty-five years at Bank of Hawaii, where he was Executive Vice President and managed Bank of Hawaii's business lines and functions, such as private banking and wealth management, credit risk and commercial real estate. He also served on Bank of Hawaii's operating, credit and trust executive committees. In addition to his over thirty years of experience in the banking industry, Mr. Mesick is active in the community and also serves as a member of the board of directors for the First Hawaiian Bank Foundation, Board of Regents at Chaminade University, the Hawaii Community Reinvestment Corporation, Saint Francis Healthcare Systems, Kapiolani Health Foundation and HomeAid Hawaii. He earned an MBA with a concentration in Banking, Finance and Investments from the University of Wisconsin-Madison, graduating Beta Gamma Sigma, and a Bachelor of Business Administration from the University of Hawaii at Manoa.

BOARD OF DIRECTORS, COMMITTEES AND GOVERNANCE

Overview

        Our Board provides oversight with respect to our overall performance, strategic direction and key corporate policies. It approves major initiatives, advises on key financial and business objectives, and monitors progress with respect to these matters. Members of the Board are kept informed of our business by various reports and documents provided to them on a regular basis, including operating and financial reports and audit reports made at Board and committee meetings by our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Risk Officer and other officers. The Board has four standing committees, the principal responsibilities of which are described below under the section entitled "—Committees of Our Board of Directors." Additionally, the directors meet in regularly scheduled executive sessions, without First Hawaiian management (generally other than Mr. Harrison) present, at each regularly scheduled meeting of the Board. An executive session may not occur for a special meeting of the Board called for a specific purpose.

Meetings

        The Board met nine times in 2017. Each member of the Board attended more than 75% of the total number of meetings of the Board and the committees on which he served. We strongly encourage, but do not require, the members of our Board to attend annual meetings of our stockholders. Six members of the Board attended our 2017 annual meeting of stockholders.

Status as a "Controlled Company"

        Our common stock is listed on NASDAQ and, as a result, we are subject to the corporate governance listing standards of the exchange. However, under NASDAQ rules, a listed company that satisfies the definition of a "controlled company" (i.e., a company of which more than 50% of the voting power is held by a single entity or group) may elect not to comply with certain of these requirements.

        Pursuant to the Stockholder Agreement, so long as BNPP directly or indirectly owns more than 50% of our outstanding common stock, and we are therefore a "controlled company," and during the 12-month transition phase following the date on which we are no longer a "controlled company" as a result of BNPP's ownership of shares of our outstanding common stock, we expect to elect not to comply with the corporate governance standards of NASDAQ requiring: (i) a majority of independent directors on the board of directors; (ii) a fully independent corporate governance and nominating committee; and (iii) a fully independent compensation committee. BNPP currently beneficially owns approximately 62.0% of our outstanding common stock. Five of our nine directors, including at least one member of each of the Corporate Governance and Nominating Committee, the Compensation Committee and the Risk Committee of our Board are directors designated by BNPP who do not qualify as "independent directors" under the applicable rules of NASDAQ.

        A director is independent if the Board affirmatively determines that he or she satisfies the independence standards set forth in the applicable rules of NASDAQ, has no material relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and is independent within the meaning of Rule 10A-3 of the Exchange Act. The Board has reviewed the independence of our current non-employee directors and has determined that each of Matthew J. Cox, W. Allen Doane and Allen B. Uyeda is an independent director.

Board Leadership Structure and Qualifications

        We believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, government or banking. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on boards of other companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all stockholders. When considering potential director candidates, our Board also considers the candidate's character, judgment, diversity, skills, including financial literacy, and experience in the context of our needs and those of the Board.

        The corporate governance guidelines of our Board provide that the Board may, in its sole discretion, designate one of the independent directors who is not a BNPP-designated director as its lead director to preside over meetings of the Board held in the absence of any director who is also an executive officer and to have such additional responsibilities and authority as the Board may direct from time to time.

        Currently, Robert Harrison serves as our Chief Executive Officer and as the Chairman of our Board, and Allen B. Uyeda has been designated to serve as the lead independent director of our Board.

        Our Chief Executive Officer is generally in charge of our business affairs, subject to the overall direction and supervision of the Board and its committees, and is the only member of our management team that serves on the Board. Our Board believes that combining the roles of Chairman of the Board and Chief Executive Officer and appointing a lead independent director is the most effective board leadership structure for us and that it provides an effective balance of strong leadership and independent oversight. Having one individual serve as both Chief Executive Officer and Chairman contributes to and enhances the Board's efficiency and effectiveness, as the Chief Executive Officer is generally in the best position to inform our independent directors about our operations, the competitive market and other challenges facing our business. Our Board believes that the Chief Executive Officer is in the best position to most effectively serve as the Chairman of the Board for many reasons as he is closest to many facets of our business, and has frequent contact with our customers, regulators and other stakeholders in our business. The Board believes that combining roles of Chief Executive Officer and Chairman of the Board also promotes timely communication between management and the Board on critical matters, including strategy, business results and risks because of Mr. Harrison's direct involvement in the strategic and day-to-day management of our business.

Board Oversight of Risk Management

        Our Board believes that effective risk management and control processes are critical to our safety and soundness, our ability to predict and manage the challenges that we face and, ultimately, our long-term corporate success. Our Board, both directly and through its committees, is responsible for overseeing our risk management processes, with each of the committees of our Board assuming a different and important role in overseeing the management of the risks we face.

        The Risk Committee of our Board oversees our enterprise-wide risk management framework, which establishes our overall risk appetite and risk management strategy and enables our management to understand, manage and report on the risks we face. Our Risk Committee also reviews and oversees policies and practices established by management to identify, assess, measure and manage key risks we face, including the risk appetite metrics developed by management and approved by our Board. The Audit Committee of our Board is responsible for overseeing risks associated with financial matters (particularly financial reporting, accounting practices and policies, disclosure controls and procedures and internal control over financial reporting), reviewing and discussing generally the identification, assessment, management and control of our risk exposures on an enterprise-wide basis and engaging as appropriate with our Risk Committee to assess our enterprise-wide risk framework. The Compensation Committee has primary responsibility for risks and exposures associated with our compensation policies, plans and practices regarding both executive compensation and the compensation structure generally. In particular, our Compensation Committee, in conjunction with our Chief Executive Officer and Chief Risk Officer and other members of our management as appropriate, reviews our incentive compensation arrangements to ensure these programs are consistent with applicable laws and regulations, including safety and soundness requirements, and do not encourage imprudent or excessive risk-taking by our employees. The Corporate Governance and Nominating Committee oversees risks associated with the independence of our Board and potential conflicts of interest.

        Our senior management is responsible for implementing and reporting to our Board regarding our risk management processes, including by assessing and managing the risks we face, including strategic, operational, regulatory, investment and execution risks, on a day-to-day basis. Our senior management is also responsible for creating and recommending to our Board for approval appropriate risk appetite metrics reflecting the aggregate levels and types of risk we are willing to accept in connection with the operation of our business and pursuit of our business objectives.

        The role of our Board in our risk oversight is consistent with our leadership structure, with our Chief Executive Officer and the other members of senior management having responsibility for assessing and managing our risk exposure, and our Board and its committees providing oversight in connection with those efforts. We believe this division of risk management responsibilities presents a consistent, systemic and effective approach for identifying, managing and mitigating risks throughout our operations.

Committees of Our Board of Directors

        The standing committees of our Board were organized in April 2016 in connection with our IPO and consist of an audit committee, a corporate governance and nominating committee, a compensation committee and a risk committee. The responsibilities of these committees are described below. Our Board may also establish various other committees to assist it in its responsibilities. However, the Stockholder Agreement provides that, until the date BNPP ceases to directly or indirectly beneficially own at least 5% of our outstanding common stock, without either the approval of a majority of the BNPP designated directors on our Board at the time of such action or BNPP's waiver of its rights under the Stockholder Agreement, we may not form, or delegate any authority to, any new committee of our Board or to any subcommittee thereof. The following table summarizes the current membership of the Board and each of its committees:

Director Name	Audit Committee	Corporate Governance & Nominating Committee	Compensation Committee	Risk Committee
Matthew J. Cox*	Member		Member
W. Allen Doane*	Chair			Member
Thibault Fulconis**				Member
Gérard Gil**		Chair	Chair
Jean-Milan Givadinovitch**				Member
Robert S. Harrison
J. Michael Shepherd**		Member
Allen B. Uyeda*	Member	Member		Chair
Michel Vial**			Member

*
"Independent" under NASDAQ listing standards.

**
BNPP-designated director.

        Audit Committee.    The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of our financial statements and regulatory reporting, our compliance with legal and regulatory requirements, our independent auditors' qualifications and independence and the performance of our internal audit function and independent auditors. Among other things, the Audit Committee:

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  appoints, oversees and determines the compensation of our independent auditors;

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  reviews and discusses our financial statements and the scope of our annual audit to be conducted by our independent auditors and approves all audit fees;

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  reviews and discusses our financial reporting activities, including our annual report, and the accounting standards and principles followed in connection with those activities;

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  pre-approves audit and non-audit services provided by our independent auditors;

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  meets with management and our independent auditors to review and discuss our financial statements and financial disclosure;

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  establishes and oversees procedures for the treatment of complaints regarding accounting and auditing matters;

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  reviews the scope and staffing of our internal audit function and our disclosure and internal controls; and

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  monitors our legal, ethical and regulatory compliance.

        Pursuant to the Audit Committee's charter and the terms of the Stockholder Agreement, the Audit Committee must consist of at least three members, all of whom are required to be "independent" under the listing standards of NASDAQ and meet the requirements of Rule 10A-3 of the Exchange Act. The Audit Committee also must include at least one "audit committee financial expert." Under the Stockholder Agreement, and unless BNPP waives its rights to appoint members to our Audit Committee, until the date BNPP ceases to directly or indirectly beneficially own at least 5% of our outstanding common stock, if any of the directors designated for nomination and election to our Board by BNPP qualifies as an independent director and satisfies the requirements of Rule 10A-3 and the NASDAQ listing standards, at least one member of the Audit Committee will be a director designated for nomination and election to our Board by BNPP. Because no director designated for nomination and election to our Board by BNPP currently qualifies as an independent director and satisfies the requirements of Rule 10A-3 and the NASDAQ listing standards, no member of the Audit Committee is a director designated for nomination and election to our Board by BNPP and no member of our Audit Committee will be a BNPP-designated director, unless BNPP designates an independent director for election to our Board. Currently, our Audit Committee members are W. Allen Doane (chair), Allen Uyeda and Matthew J. Cox, all of whom have been determined by the Board to be "independent" under the listing standards of NASDAQ and to meet the requirements of Rule 10A-3 of the Exchange Act, and all of whom serve as "audit committee financial experts."

        The Audit Committee has adopted a written charter that specifies the scope of its rights and responsibilities, including those listed above. The charter is available on our website at www.fhb.com under the Investor Relations tab. The Audit Committee met six times in 2017.

        Compensation Committee.    The Compensation Committee is responsible for discharging the responsibilities of our Board relating to compensation of our executives and directors. Among other things, the Compensation Committee:

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  reviews and approves our compensation programs and incentive plans, including those for our executive officers, subject to the terms of the Stockholder Agreement;

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  reviews our overall compensation philosophy;

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  prepares our Compensation Committee report, reviews and discusses with management our compensation discussion and analysis and recommends its inclusion in our annual proxy statement or report;

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  reviews and approves director compensation and recommends to the Board any changes thereto;

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  reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer; and

  •
  oversees, in consultation with management, regulatory compliance with respect to compensation matters.

        Pursuant to the Compensation Committee's charter and the terms of the Stockholder Agreement, the Compensation Committee must consist of at least three members. Under the Stockholder Agreement, and unless BNPP waives its rights to appoint members to our Compensation Committee, at all times prior to the date when BNPP ceases to beneficially own at least 50% of our outstanding common stock, at least one of the members of the Compensation Committee must be a director designated for nomination and election to the Board by BNPP. After BNPP ceases to beneficially own at least 50% of our common stock, the Compensation Committee will transition to full compliance with the governance standards of NASDAQ, as follows. By the date when BNPP ceases to beneficially own at least 50% of our outstanding common stock, at least one member must be independent. On or before 90 days after the date when BNPP ceases to beneficially own at least 50% of our outstanding common stock, the Compensation Committee will consist of a majority of independent directors. On the date one year after the date that BNPP ceases to beneficially own at least 50% of our outstanding common stock, the committee will consist solely of independent directors. After such time as the Compensation Committee transitions to full independence, but prior to the date BNPP ceases to directly or indirectly beneficially own at least 5% of our outstanding common stock, if any of the directors designated for nomination and election to our Board by BNPP qualifies as an independent director, at least one such director will be a member of the Compensation Committee. Because no director designated for nomination and election to our Board by BNPP currently qualifies as an independent director, no member of our Compensation Committee will be a BNPP-designated director following such time as the Compensation Committee transitions to full independence, unless BNPP designates an independent director for election to our Board. Currently, our Compensation Committee members are Gérard Gil (chair), Michel Vial and Matthew J. Cox.

        The Compensation Committee has adopted a written charter that specifies the scope of its rights and responsibilities, including those listed above. The charter is available on our website at www.fhb.com under the Investor Relations tab. The Compensation Committee met eight times in 2017. The Compensation Committee also met three times in 2018 to make certain determinations with respect to 2017 compensation.

        In 2017, the Compensation Committee retained the services of Pay Governance LLC as an independent outside compensation consultant ("Pay Governance") to perform a competitive assessment of First Hawaiian's executive and director compensation programs, as well as to provide guidance on the changing regulatory environment governing executive compensation. Pay Governance provides the Company with annual executive and director assessments that include, but are not limited to, an assessment of First Hawaiian's financial performance relative to its peers, an assessment of First Hawaiian's compensation program compared to its peers, recommendations for total cash compensation (base salary and cash incentives), a review of equity compensation, assessment of perquisites, retirement benefits and bonuses for NEOs, and a review of Board and committee compensation. The annual executive and director compensation assessments provide Pay Governance with a broad array of information from which to assess the effectiveness of its compensation programs and serve as a foundation for compensation decisions.

        In addition to providing annual assessments, Pay Governance advises the Compensation Committee on best practices in light of the changes in bank regulations applicable to the Company or the Bank, assists in developing a relevant peer group for use in the executive and director market assessments and provides guidance to the Compensation Committee regarding the design of compensation arrangements that reflect First Hawaiian's compensation philosophy.

        Pay Governance attends the Compensation Committee meetings upon request to review compensation data and participate in general discussions on compensation and benefits for the NEOs and Board members. While the Compensation Committee considers input from Pay Governance when making compensation decisions, the Compensation Committee's final decisions reflect many factors and considerations.

        The Compensation Committee regularly reviews the services provided by Pay Governance and believes that Pay Governance is independent in providing executive compensation consulting services. For more information about the role of Pay Governance as an independent outside compensation consultant, see "Executive Compensation—Role of the Compensation Consultant and Independence."

        Our Chief Executive Officer, in conjunction with members of the Compensation Committee and the Human Resources Division, develops recommendations regarding the appropriate mix and level of compensation for our NEOs (other than himself). The recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee. The Chief Executive Officer meets with the Compensation Committee to discuss the compensation recommendations for the other NEOs. Our Chief Executive Officer does not participate in Compensation Committee discussions relating to his compensation.

        Corporate Governance and Nominating Committee.    The Corporate Governance and Nominating Committee is responsible for ensuring an effective and efficient system of corporate governance for First Hawaiian by clarifying the roles of our Board and its committees; identifying, evaluating and recommending to our Board candidates for directorships; and reviewing and making recommendations with respect to the size and composition of our Board. In addition, the Corporate Governance and Nominating Committee is responsible for reviewing and overseeing our corporate governance guidelines and for making recommendations to our Board concerning governance matters. Among other things, the Corporate Governance and Nominating Committee:

  •
  identifies individuals qualified to be directors consistent with our corporate governance guidelines and evaluates and recommends director nominees for approval by our Board;

  •
  reviews Board committee assignments and makes recommendations to our Board concerning the structure and membership of Board committees;

  •
  annually reviews our corporate governance guidelines and recommends any changes to our Board; and

  •
  assists management with the preparation of the disclosure in our annual proxy statement regarding director independence and the operations of the Corporate Governance and Nominating Committee.

        Pursuant to the Corporate Governance and Nominating Committee's charter and the terms of the Stockholder Agreement, the Corporate Governance and Nominating Committee must consist of at least three members. Under the Stockholder Agreement, and unless BNPP waives its rights to appoint members to our Corporate Governance and Nominating Committee, at all times prior to the date when BNPP ceases to beneficially own at least 50% of our outstanding common stock, at least one of the members of the Corporate Governance and Nominating Committee must be a director designated for nomination and election to our Board by BNPP. After BNPP ceases to beneficially own at least 50% of our common stock, the Corporate Governance and Nominating Committee will transition to full compliance with the governance standards of NASDAQ, as follows. By the date when BNPP ceases to beneficially own at least 50% of our outstanding common stock, at least one member must be independent. On or before 90 days after the date when BNPP ceases to beneficially own at least 50% of our outstanding common stock, the Corporate Governance and Nominating Committee will consist of a majority of independent directors. On the date one year after BNPP ceases to be beneficial owner of at least 50% of our outstanding common stock, the committee will consist solely of independent directors. After such time as the Corporate Governance and Nominating Committee transitions to full independence, but prior to the date BNPP ceases to directly or indirectly beneficially own at least 5% of our outstanding common stock, if any of the directors designated for nomination and election to our Board by BNPP qualifies as an independent director, at least one such director will be a member of the Corporate Governance and Nominating Committee. Because no director designated for nomination and election to our Board by BNPP currently qualifies as an independent director, no member of our Corporate Governance and Nominating Committee will be a BNPP-designated director following such time as the governance and nominating committee transitions to full independence unless BNPP designates an independent director for election to our Board. Currently, our Corporate Governance and Nominating Committee members are Gérard Gil (chair), J. Michael Shepherd and Allen Uyeda.

        The Corporate Governance and Nominating Committee has adopted a written charter that specifies the scope of its rights and responsibilities, including those listed above. The charter is available on our website at www.fhb.com under the Investor Relations tab. The Corporate Governance and Nominating Committee met three times in 2017.

        Risk Committee.    The Risk Committee assists the Board in fulfilling its responsibilities for oversight of our enterprise-wide risk management framework, including reviewing our overall risk appetite, risk management strategy, and policies and practices established by our management to identify and manage risks we face. Among other things, the Risk Committee, subject to the terms of the Stockholder Agreement:

  •
  reviews and approves our risk management framework, including a clearly articulated risk appetite statement;

  •
  oversees significant credit policies and reviews and approves major changes to them;

  •
  oversees significant policies and practices governing the management of market risk;

  •
  annually approves the acceptable level of liquidity risk that we may assume in connection with our operating strategies;

  •
  reviews consolidated reports on operational risk, including, to the extent available, key risk indicators;

  •
  provides oversight responsibility and accountability for capital planning and oversee and approves significant capital policies;

  •
  reviews and approves the policies and procedures of the stress testing processes; and

  •
  evaluates and discusses summary information about stress test results to ensure that the stress tests are consistent with our risk appetite and overall business strategy.

        Pursuant to the Risk Committee's charter and the terms of the Stockholder Agreement, the Risk Committee must consist of at least four members. Under the Stockholder Agreement, and unless BNPP waives its rights to appoint members to our Risk Committee, until the date BNPP ceases to control us for purposes of the Bank Holding Company Act (the "BHC Act"), up to two members may be directors designated for nomination and election to our Board by BNPP. Currently, our Risk

Committee members are Allen Uyeda (chair), Jean-Milan Givadinovitch, Thibault Fulconis and W. Allen Doane.

        The Risk Committee has adopted a written charter that specifies the scope of its rights and responsibilities, including those listed above. The Risk Committee met five times in 2017.

Compensation Committee Interlocks and Insider Participation

        No member of our Compensation Committee is or has been one of our officers or employees, and none will have any relationships with us of the type that is required to be disclosed under Item 404 of Regulation S K. None of our executive officers serves or has served as a member of the Board, Compensation Committee or other Board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Corporate Governance Guidelines and Code of Conduct and Ethics

        Our Board has adopted corporate governance guidelines, which are accessible through our principal corporate website at www.fhb.com under the Investor Relations tab, that set forth a framework within which our Board, assisted by Board committees, will direct the Company's affairs. These guidelines address, among other things, the composition and functions of our Board, director independence, compensation of directors, management succession and review, Board committees and selection of new directors.

        Our Board has adopted a code of conduct and ethics applicable to our officers, directors and employees. A copy of that code is available on our principal corporate website at www.fhb.com under the Investor Relations tab. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our principal corporate website at www.fhb.com as required by applicable law or listing requirements.

Stockholder Communications with the Board of Directors

        Stockholders and any interested parties may communicate with the Board by sending correspondence addressed to the Board or one or more specific directors at the following address: First Hawaiian, Inc., c/o the Secretary, 999 Bishop Street, 29th Floor, Honolulu, Hawaii 96813. All communications will be submitted by the Secretary to the relevant director or directors as addressed.

Proxy Access

        On February 28, 2018, the Board amended and restated the Company's second amended and restated bylaws to implement proxy access. The Bylaws, as amended and restated, include a section that sets forth the circumstances under which stockholders may include nominees for director in our annual meeting proxy materials. See "Proposal No. 7—Stockholder Proposal Requesting a Bylaw Amendment to Provide Proxy Access for Stockholders—The Company's Statement in Opposition to Proposal No. 7" and "Stockholder Proposals for the 2019 Annual Meeting" in this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND MANAGEMENT

        As of the date of this Proxy Statement, we have 139,601,123 shares of common stock issued and outstanding, of which BNPP (through its subsidiary, BancWest Corporation) beneficially owns approximately 62.0%.

        The following table sets forth information, based on data provided to us or filed with the Securities and Exchange Commission (the "SEC"), with respect to beneficial ownership of shares of our common stock as of March 9, 2018 for (i) all persons known by us to own beneficially more than 5% of our outstanding common stock, (ii) each of our NEOs, (iii) each of our directors and (iv) all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Except as otherwise indicated, the address for each stockholder listed below is c/o First Hawaiian, Inc., 999 Bishop Street, Honolulu, Hawaii 96813.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(7)	Percent of Class
BNPP(1)	86,459,620	62.0%
Directors and Named Executive Officers
Robert S. Harrison(2)	27,347	*
Eric K. Yeaman(3)	31,739	*
Robert T. Fujioka(4)	14,608	*
Alan H. Arizumi(5)	8,575	*
Michael H.F. Ching	10,260	*
Matthew J. Cox(6)	6,793	*
W. Allen Doane(6)	41,793	*
Thibault Fulconis	—	*
Gérard Gil(6)	—	*
Jean-Milan Givadinovitch	—	*
J. Michael Shepherd	—	*
Allen B. Uyeda(6)	5,793	*
Michel Vial	—	*
Directors and executive officers as a group (14 persons)	142,299	*

*
Less than 1%

(1)
BNPP, as the ultimate parent of BancWest Corporation, beneficially owns all shares of our common stock owned of record by BancWest Corporation. BNPP's investment decisions are made by its board of directors. BNPP is a public company with shares listed on the Euronext Paris exchange. The address of BNPP is 16 Boulevard des Italiens, 75009 Paris (France).

(2)
Excludes 13,566 shares of common stock underlying performance share units granted in connection with the IPO awards and 68,101 shares of common stock underlying performance share units that were granted under the LTIP, which are each subject to vesting. For a discussion of these awards, see "Executive Compensation—IPO Awards" and "Executive Compensation—Long-Term Incentive Plan."

(3)
Excludes 7,826 shares of common stock underlying performance share units granted in connection with the IPO awards and 43,426 shares of common stock underlying performance share units that were granted under the LTIP, which are each subject to vesting. For a discussion of these awards, see "Executive Compensation—IPO Awards" and "Executive Compensation—Long-Term Incentive Plan."

(4)
Excludes 5,218 shares of common stock underlying performance share units granted in connection with the IPO awards and 9,184 shares of common stock underlying performance share units that were granted under the LTIP, which are each subject to vesting. For a discussion of these awards, see "Executive Compensation—IPO Awards" and "Executive Compensation—Long-Term Incentive Plan."

(5)
Excludes 5,218 shares of common stock underlying performance share units granted in connection with the IPO awards and 12,304 shares of common stock underlying performance share units that were granted under the LTIP, which are each subject to vesting. For a discussion of these awards, see "Executive Compensation—IPO Awards" and "Executive Compensation—Long-Term Incentive Plan."

(6)
Excludes 2,395 shares of common stock awarded to Directors Cox, Doane and Uyeda, and 1,821 shares of common stock awarded to Director Gil, which shares underlie restricted stock units that will vest on the earlier of (a) June 9, 2018 and (b) a change in control of First Hawaiian, Inc., subject to continued service on the First Hawaiian, Inc. Board of Directors through the vesting date, and will settle in shares of common stock on a one-for-one basis within 30 days of vesting. For a discussion of these awards, see "Director Compensation—Narrative Disclosure to 2017 First Hawaiian Director Compensation Table."

(7)
The amounts shown do not include 2,155, 80, 27,376, 21,483 and 51,094 ordinary shares of BNPP owned by Messrs. Fujioka, Fulconis, Gil and Vial, and all directors and executive officers as a group, respectively, or 2,700, 4,500, 2,700 and 9,900 ordinary shares of BNPP that Messrs. Fulconis, Gil and Vial, and all directors and executive officers as a group, respectively, have the right to acquire upon the exercise of options. All such amounts represent less than 1% of BNPP's outstanding ordinary shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Business Performance

        The highlights of our performance in 2017, which provide context for our compensation program, include:

  •
  Increased core net income* by 6.1% to $230.4 million and achieved core return on average tangible common equity ("Core ROATCE")* of 14.93%;

  •
  Increased our quarterly cash dividend by 9.1%, effective January 2018;

  •
  Grew loans and leases by 6.6% in 2017;

  •
  Maintained expense control with a 47.3% efficiency ratio for 2017;

  •
  Sustained capital in excess of well-capitalized ratios with Tier 1 capital at 12.45%; and

  •
  Realized exceptional credit quality with a net charge-off ratio of 0.14% in the 4th quarter of 2017

  *
  Represents a non-GAAP measure. Please see Appendix B for an explanation and reconciliation.

Compensation Highlights

        The Compensation Committee has primary responsibility over the compensation program for our executive officers, including our NEOs. As part of this responsibility, the Compensation Committee oversees the design and execution of the components of the program to ensure each component effectively attracts and retains our leadership talent and aligns rewards with performance. In particular, the Compensation Committee has implemented a compensation program that:

  •
  Focuses on Performance:  sets appropriate, yet challenging, performance goals for the incentive plans and implements plans that motivate leadership to achieve consistent and long-term performance;

  •
  Manages Risk:  ensures that incentive plans do not encourage excessive risk-taking; and

  •
  Provides Balance:  includes incentive plan components that are quantitative and linked to shareholder return or financial results, but are balanced by key performance objectives qualitatively evaluated by the Compensation Committee.

        The Compensation Committee evaluates the performance of, and recommends compensation actions for, all of our NEOs, including our Chairman and CEO, which actions are reviewed and approved by our Board. Our compensation framework is focused on performance-based compensation, emphasizes long-term performance, and is designed to comply with the applicable European remuneration rules (see "—Key Components of Compensation—CRD IV Compensation Requirements" below).

Elements of 2017 CEO Compensation

	Base Salary and Role-Based Allowance	Annual Bonus Plan	Performance Share Units

Form of Compensation	Fixed Cash-Based	Variable Cash-Based	Variable Equity-Based

Measurement Period	Short-Term Emphasis: Ongoing	Short-Term Emphasis: 1 Year	Long-Term Emphasis: Cliff Vest in 3 Years

Key Performance Metrics	None	Quantitative and Qualitative Metrics: Core Net Income (60%) and Key Business Goals (40%)	Quantitative Metrics: Relative TSR (50%) and Core Net Income (50%)

        The framework for our CEO's compensation has a strong alignment with shareholder interests, as First Hawaiian emphasizes long-term, performance-based compensation linked to financial and stock price performance. To reinforce our pay-for-performance philosophy:

  •
  67% of CEO's targeted total direct compensation is performance-based; and

  •
  58% of CEO's performance-based compensation is long-term, in the form of performance share units that cliff vest after three years.

CEO Target Compensation Mix

Compensation Governance

        The following table summarizes the notable features of our executive compensation program which were designed to align with "best practice" compensation governance.

Promote Good Pay Practices	Avoid Bad Pay Practices

✓ We align pay and performance by delivering a substantial portion of compensation in the form of variable, performance-based awards	✘ We don't permit pledging or hedging of shares by employees or directors of the Company

✓ We grant our long-term incentives in the form of performance-based awards	✘ We don't gross-up severance payments for excise tax

✓ We maintain stock ownership guidelines for our executives and non-employee directors	✘ We don't pay dividends on unearned performance shares

✓ We require "double trigger" vesting for change-in-control payments	✘ We don't allow for repricing of stock options without shareholder approval

Discussion and Analysis of 2017 Compensation

Introduction: 2017 Named Executive Officers

        This Compensation Discussion and Analysis ("CD&A") describes the material elements of compensation for each of our executive officers who are included in the Summary Compensation Table of this Proxy Statement, who we collectively refer to as our "named executive officers" or "NEOs." The NEOs who are identified in the chart below were our principal executive officer, our three other most highly compensated persons serving as executive officers as of December 31, 2017 and our former Executive Vice President, Chief Financial Officer and Treasurer.

Name	Title	Recent Employment History

Robert S. Harrison	Chairman and Chief Executive Officer	Robert Harrison has been our Chief Executive Officer since January 2012 and was named Chairman of First Hawaiian Bank in May 2014.

Eric K. Yeaman	President & Chief Operating Officer; Interim Chief Financial Officer
Eric Yeaman joined First Hawaiian Bank as President and Chief Operating Officer in June 2015 and is a member of the bank's Board of Directors and its Senior Management Committee. He was named Interim Chief Financial Officer effective January 31, 2018.

Robert T. Fujioka	Former Vice Chairman and Chief Lending Officer, Commercial Banking Group
Robert Fujioka was Vice Chairman and Chief Lending Officer of the Commercial Banking Group, a position he has held since 2007 and had been a member of the bank's Senior Management Committee until his retirement on December 31, 2017.

Alan H. Arizumi	Vice Chairman, Wealth Management Group	Alan Arizumi was appointed Vice Chairman of Wealth Management and Consumer Banking in 2014 and has served on the bank's Senior Management Committee since December 2009.

Michael H.F. Ching	EVP, Chief Financial Officer and Treasurer, Finance Group
Michael Ching joined First Hawaiian Bank in June 2015 as Executive Vice President, Chief Financial Officer and Treasurer and served as a member of the bank's Senior Management Committee until his resignation effective January 31, 2018.

Compensation Philosophy

        We strive to achieve the following objectives through our compensation framework:

  •
  Attract and retain highly qualified and experienced executives;

  •
  Provide competitive total compensation opportunities, including benefits and perquisites;

  •
  Motivate our executives to achieve consistent and long-term performance by linking elements of pay to challenging company performance goals;

  •
  Link compensation goals to the interests of shareholders;

  •
  Avoid compensation programs that encourage excessive risk-taking;

  •
  Recognize and reward outstanding company and individual performance;

  •
  Ensure our shareholders clearly understand our rewards program; and

  •
  Respect regulatory requirements of United States and European authorities.

Compensation Governance Process

Role of the Compensation Committee

        The Compensation Committee is responsible for discharging the responsibilities of our Board relating to compensation of our executives and directors. Among other things, the Compensation Committee:

  •
  reviews and approves our compensation programs, awards and other compensation structures for all executive officers, including for our NEOs;

  •
  reviews and approves our overall compensation philosophy;

  •
  reviews and approves the form and amounts of our non-employee director compensation program and recommends to the Board any changes thereto;

  •
  reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer; and

  •
  oversees, in consultation with management, regulatory compliance with respect to compensation matters.

        With respect to compensation for the CEO, the Compensation Committee annually reviews and approves the corporate goals relevant to the CEO's incentive compensation and additional individual performance goals. The Compensation Committee is responsible for approving the achievement of the incentive plan goals. In addition, the Compensation Committee considers the results of the CEO performance evaluation conducted by the Board of Directors and makes recommendations to the Board of Directors regarding the CEO's compensation based on that evaluation. The Compensation Committee considers compensation market data from the compensation peer group when determining the types and amounts of compensation types for the CEO. The Board of Directors is responsible for approving the CEO's compensation structure and amounts.

Role of the Chairman and Chief Executive Officer

        Our Chairman and CEO develops recommendations regarding the appropriate level of compensation for our other NEOs and presents them to the Compensation Committee for recommendation to the full Board. He does not review or recommend compensation for himself. The recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee.

Role of the Compensation Consultant and Independence

        In 2017, the Compensation Committee again retained the services of Pay Governance LLC ("Pay Governance") as a compensation consultant to provide independent counsel and advice on compensation matters. Pay Governance provided the following services to the Compensation Committee in 2017:

  •
  Developed a benchmarking approach, including the development of custom industry peer group;

  •
  Conducted a competitive market assessment of First Hawaiian's executive compensation levels and structure;

  •
  Conducted a competitive market assessment of First Hawaiian's director compensation programs;

  •
  Advised on the design and structure of the executive compensation incentive compensation programs, including with respect to total cash compensation, equity compensation, assessment of perquisites, retirement benefits and bonuses for NEOs;

  •
  Provided updates on trends and best practices in banking industry compensation;

  •
  Administered the CEO's performance assessment process for the Board of Directors;

  •
  Assisted in the development of a compensation philosophy;

  •
  Supported drafting the CD&A for the annual proxy statement; and

  •
  Provided other ad hoc advice with respect to requests related to executive compensation market practices.

        Pay Governance attends the Compensation Committee meetings upon request to review their reports and participate in general discussions on compensation and benefits matters for the NEOs and Board members. While the Compensation Committee considers input from Pay Governance when making compensation decisions, the Compensation Committee's final decisions reflect many factors and considerations.

        The Compensation Committee has also considered and assessed all relevant factors, including but not limited to those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act, that could give rise to a potential conflict of interest with respect to Pay Governance and other advisers that provide advice on compensation matters. Based on this review, the Compensation Committee did not find that any conflicts of interest exists with respect to the work performed by Pay Governance or other advisors that would prevent such advisors from serving as independent consultants to the Committee.

Benchmarking Compensation

        Competitive market data serves as a reference point in evaluating our executive compensation pay levels and practices. We use this data to understand how similarly situated companies in our industry deliver pay. However, we do not set the compensation of our executives to specifically target a precise percentile or range of compensation in the market. Rather, the market data is evaluated in conjunction with other factors, such as internal equity considerations and individual performance, in setting target compensation levels for our NEOs.

        The Compensation Committee approved a set of 22 banking organizations similar in size, scope and loan growth to First Hawaiian for benchmarking pay at the time of the IPO. The Compensation Committee expects to update the compensation peer group from time to time to ensure that the group continues to be appropriate for purposes of benchmarking, and performed a review of the compensation peer group in December 2017 for purposes of setting compensation for 2018. In evaluating the appropriateness of the peer group used to benchmark compensation for 2017, the Compensation Committee determined that First Hawaiian was consistently between the median and

65th percentile as compared to the peer group for primary 2016 financial metrics, as shown in the following graph:

        The following companies reflect the peer group used in benchmarking compensation for 2017:

Compensation Peer Group

Bank of Hawaii Corporation	PacWest Bancorp

BankUnited, Inc.	PrivateBancorp, Inc.

Cathay General Bancorp	Prosperity Bancshares, Inc.

Central Pacific Financial Corp.	Signature Bank

Commerce Bancshares, Inc.	Synovus Financial Corp.

CVB Financial Corp.	Trustmark Corporation

East West Bancorp, Inc.	Umpqua Holdings Corporation

F.N.B. Corporation	United Bankshares, Inc.

Great Western Bancorp, Inc.	Webster Financial Corporation

International Bancshares Corporation	Western Alliance Bancorporation

MB Financial, Inc.	Wintrust Financial Corporation

        In addition to data from the custom peer group, the Compensation Committee reviews data from proprietary industry survey sources to gain a broader perspective—particularly below the NEO level—on pay levels and practices for specific positions.

Key Components of Compensation

CRD IV Compensation Requirements

        As long as First Hawaiian is a controlled subsidiary of BNPP, a banking organization headquartered in France, we are subject to the compensation standards of Directive 2013/36/EU ("CRD IV") promulgated by the European Parliament and Council of the European Union. As a

controlled company with 62% of shares owned by BNPP, the compensation to our material risk takers, including each of our NEOs, in 2017 was subject to CRD IV.

For 2017, the compensation for each of our NEOs was subject to the following CRD IV requirements:

The ratio of variable to fixed compensation cannot exceed 2:1

At least 40% of variable compensation must be deferred, vesting no sooner than 1/3 per year over 3 years

At least 50% of variable compensation must be delivered in equity or debt instruments, vesting no sooner than 1/3 per year over 3 years

All vested equity is subject to a 1-year holding requirement, post-vesting

A clawback or malus arrangement must cover up to 100% of variable compensation

        We intend to maintain competitive total compensation levels for affected employees, although it is possible that the structure of our compensation packages may not be considered in line with our peers. Once we cease to be subject to CRD IV, we will evaluate and modify our compensation structure as appropriate so that it is more aligned with our peers and allows us to continue to attract and retain the high-caliber talent necessary to maximize long term shareholder value, while continuing to ensure that our compensation programs are aligned with shareholder interests.

2017 Compensation Program

	Components	Purpose

Short-Term Cash Compensation	Base Salary and Role-Based Allowance (for our CEO)

•

Fixed components of cash compensation

•

Reflects executive responsibilities, experience and skills

•

Designed to be competitive compared to companies with which we compete for executive talent

•

Role-Based Allowance is designed to comply with CRD IV

Annual Bonus Plan

•

Reward NEOs for contributions to the achievement of core net income goals, which are measured quantitatively, and key business goals, which are measured qualitatively

•

Intended to align executive goals with those of shareholders, as determined by the Compensation Committee

Long-Term Equity Compensation	Performance Share Units

•

Reward NEOs for achievement of performance goals: Cumulative Core Net Income (50%); TSR relative to the KBW Regional Bank Index (25%); TSR relative to Hawaii Peers(1) (25%)

•

Cliff vest after 3 years

•

Can be earned between 0-100% of target(2)

•

Reflect long-term quantitative goals intended to incentivize long-term performance and align interests with those of shareholders

(1)
Hawaii Peers are Bank of Hawaii Corp. and Central Pacific Financial Corp.

(2)
For the 2017-2019 LTIP cycle.

Base Salary

        Base salaries for our NEOs are reviewed annually by our Compensation Committee following the completion of our fiscal year end. Occasionally, based on circumstances, we may make adjustments to base salaries during the year in response to significant changes in an executive's responsibilities or events that would impact the long-term retention of a key executive. Salaries are established at levels commensurate with each executive's role and responsibilities, experience level, performance and relevant market data for similar roles. In connection with our IPO, we conducted a review of compensation and made adjustments to reflect our status as a publicly traded organization. The salary increases for our NEOs in 2017 were generally intended to be standard merit increases, with the exception of Mr. Arizumi who received a market-based adjustment to more properly reflect his role, scope of responsibilities and strong individual performance.

        After reviewing all relevant items, the Compensation Committee approved the following adjustments to base salary for 2017, effective March 2017:

	Annual Base Salary Rate

NEO	FY 2016	FY 2017	% Increase

Robert S. Harrison	$875,000	$935,000	+6.9%
Eric K. Yeaman	$746,750	$761,685	+2.0%
Robert T. Fujioka	$501,785	$526,874	+5.0%
Michael H.F. Ching	$437,750	$470,581	+7.5%
Alan H. Arizumi	$344,249	$480,000	+39.4%

Role-Based Allowance for Mr. Harrison

        On July 6, 2016, our Board approved a role-based allowance for Mr. Harrison commensurate with his duties and responsibilities as the chief executive officer of a publicly traded company and in accordance with the requirements of CRD IV, as discussed under "—Key Components of Compensation—CRD IV Compensation Requirements" above. The allowance is in an amount of $190,000 for each year from 2016 through 2024, payable on January 1 of each year from 2017 through 2024, subject to Mr. Harrison's continued employment through the payment date. The role-based allowance will accelerate in the event Mr. Harrison is either terminated without cause or resigns for good reason (as each term is defined in the employment agreement previously entered into with Mr. Harrison, effective January 1, 2012), and our Compensation Committee retains discretion to accelerate unpaid amounts after First Hawaiian is no longer consolidated with BNPP.

Annual Bonus Plan

        We make annual bonus awards under the First Hawaiian, Inc. Bonus Plan (the "Bonus Plan"). For 2017, the following target annual bonus opportunities, as a percentage of base salary and dollar amount, respectively, were established for our NEOs in the first quarter of 2017: 100% or $935,000 for Mr. Harrison; 90% or $685,517 for Mr. Yeaman; 65% or $342,468 for Mr. Fujioka; 65% or $312,000 for Mr. Arizumi; and 50% or $235,291 for Mr. Ching.

        Annual bonus awards are based on achievement of both Company and individual performance goals generally established during the first quarter of each year, but our Board or Compensation Committee retains discretion to determine the final award amount for each NEO. For 2017 annual bonus awards, the Compensation Committee established the following Company financial performance targets and individual performance goals, as further described below:

        The Compensation Committee chose Core Net Income as the Company financial performance goal so as to incentivize management to take actions that would enhance core financial performance rather than actions that would generate one-time, unrepeatable income realization. The Compensation Committee also did not want to reward, or punish, management for events, such as the 2017 tax reform, that were unrelated to its management of the Company. Target and ranges of Core Net Income as shown in the table below were approved by the Compensation Committee in the first quarter of 2017 through our rigorous financial planning process. For 2017, the Core Net Income results achieved were $230.37 million, or 107.78% of target performance, resulting in a payout factor of 117.11% for the Company financial performance component.

Performance Level	Core Net Income ($M)	Core Net Income Payout Factor as % of Target Award

115% Target	$265.65	133%
Target (100%)	$213.74	100%
85% of Target	$196.35	66%
Threshold (80%)	$184.80	25%

        Our NEOs are evaluated on their individual performance for the year in six areas key to our business: execution on strategic priorities; strategic planning and leadership; financial management; shareholder/investor relations; regulatory relations; and talent management and organization effectiveness.

        The CEO evaluates the performance of each of his direct reports (including each of Messrs. Yeaman, Fujioka, Arizumi and Ching) and makes a recommendation on the individual payout factor to the Compensation Committee. For the CEO, the Compensation Committee reviews the results of an independent individual performance assessment conducted by Pay Governance on behalf of the Board. The individual performance assessment solicits feedback from each director regarding the CEO's performance within the six performance categories detailed above, as well as an overall qualitative performance assessment which may cover areas outside of the six categories.

        For 2017, each NEO's performance was assessed in the first quarter of 2018. This assessment considers the totality of the NEO's performance rather than assigning weightings to each of the six individual performance factor categories. The Compensation Committee took the following into account when considering individual performance for 2017:

        Mr. Harrison achieved satisfactory or solid performance in execution on strategic priorities, strategic planning and leadership, financial management, regulatory relations and talent management. Key Company-wide achievements overseen by Mr. Harrison included increasing core net income by 6.1% to $230.4 million, achieving core ROATCE of 14.93% and maintaining expense control with a 47.3% efficiency ratio. Mr. Harrison also maintained satisfactory regulatory relations and successfully implemented leadership training programs. For 2016, the Compensation Committee awarded Mr. Harrison a bonus in excess of his target bonus in recognition of his additional work and expertise needed to successfully complete FHI's initial public offering. For 2017, the Compensation Committee restored Mr. Harrison's bonus to a level consistent with historical practice.

        Mr. Yeaman achieved satisfactory or solid performance in leading the development and execution of the Company's strategic plan and its key initiatives, including implementing new online, mobile and customer experience technology solutions. Mr. Yeaman also evolved the internal financial and management reporting and investor relations program to support the Company's transition to being a publicly traded company. For Mr. Fujioka, the Compensation Committee determined that Mr. Fujioka achieved satisfactory or solid performance in leading the continued growth in the Company's commercial loan portfolio while maintaining strong asset quality. Mr. Fujioka also engineered a successful transition process to his successor after leading the Company's Commercial Banking Group for the past 15 years. The Compensation Committee found that Mr. Arizumi achieved satisfactory or solid performance in successfully transitioning the Bank to a new broker dealer platform. In addition, during 2017, Mr. Arizumi achieved year over year assets under administration growth of 11.3%. For each of Messrs. Yeaman, Fujioka and Arizumi, the Compensation Committee determined that their individual performance warranted a payout of their target amounts for 2017.

        Mr. Ching resigned from his positions with First Hawaiian effective January 31, 2018. Pursuant to the separation agreement with Mr. Ching, First Hawaiian agreed to pay his target annual bonus award for 2017 at the time payments are made under the Bonus Plan.

        After incorporating results of the Company financial performance and individual performance, the following payouts were approved for 2017 performance:

Named Executive Officer	2017 Annual Bonus

Robert S. Harrison	$775,020
Eric K. Yeaman	$685,517
Robert T. Fujioka	$342,468
Alan H. Arizumi	$312,000
Michael H.F. Ching	$235,291

Long-Term Incentive Plan

        Our Board amended and restated the First Hawaiian Bank Long-Term Incentive Plan effective August 9, 2016, which was assumed by First Hawaiian and retitled the First Hawaiian, Inc. Long-Term Incentive Plan (the "LTIP"). The Compensation Committee sets performance goals under the LTIP for overlapping three-year performance periods.

        The performance share unit award for the 2017-2019 LTIP cycle (the "2017-2019 LTIP Award") provides for cliff vesting following the end of a three-year performance period, and can be earned between 0-100% of target based on performance. Performance is measured equally between Cumulative Core Net Income and Relative Total Shareholder Return ("TSR"), and TSR is equally divided across two comparator groups. The Committee believes this approach appropriately measures long-term performance in a way that is well aligned with the interests of stockholders and provides balance between financial results and relative TSR.

        The maximum award that can be earned is 100% of target award. In the event that the calculated achievement factor illustrated in the table below exceeds 100% of target, the award will be reduced to 100%.

50% Cumulative Net Income		25% Relative TSR vs. KBW Regional Bank Index		25% Relative TSR vs. Hawaii Peers(1)

Performance	% of PSUs Earned	Performance	% of PSUs Earned	Performance	% of PSUs Earned

115% of Target	125%	75th Percentile	125%	≥ +2% of Median	125%

Target	100%	Median	100%	Median	100%

85% of Target	50%	30th Percentile	50%	≤ –2% of Median	50%

< 85% of Target	0%	< 30th Percentile	0%

(1)
Hawaii Peers are Bank of Hawaii Corp. and Central Pacific Financial Corp.

        The following target 2017-2019 LTIP Awards were granted to our NEOs:

	Performance Share Units

Named Executive Officer	Number of Units	Grant Date Fair Value

Robert S. Harrison	43,362	$1,237,226
Eric K. Yeaman	19,079	$544,372
Robert T. Fujioka	8,772	$250,287
Alan H. Arizumi	6,304	$179,869
Michael H.F. Ching	6,270	$178,899

        The Compensation Committee will determine performance for the 2017-2019 LTIP Awards within 90 days following December 31, 2019.

2015 to 2017 LTIP Awards

        LTIP awards made prior to 2016 were paid in cash within two and a half months after the end of the applicable performance period. The LTIP Awards for the 2015-2017 performance period (the "2015-2017 LTIP Awards") were granted in 2015 with an earnout range of 0% to 200% of target, and were paid in cash in March 2018. These awards were based on a scorecard of metrics including those based on financial performance, capital levels, performance relative to peers and regulatory results. Based on achievement of performance metrics and targets established in early 2015 (while the Company was still a wholly owned subsidiary of BNPP), the 2015-2017 LTIP Awards were earned for each of our NEOs at a total payout rate of 187.8%, resulting in awards of: $1,005,680 for Mr. Harrison, $1,051,612 for Mr. Yeaman, $388,181 for Mr. Fujioka, $258,554 for Mr. Arizumi and $328,780 for Mr. Ching.

2015 to 2017 BNPP Cash Incentive Awards

        Prior to the IPO, BNPP granted awards under certain BNPP compensation plans, including the BNPP Group Sustainability and Incentive Scheme (the "BNPP GSIS") to certain of our executives. BNPP granted cash-based awards in 2015 with a performance period from 2015-2017 to certain executives including awards at target of $110,000 for Mr. Harrison and $60,000 for Mr. Fujioka. The performance measures for these awards were based on BNPP's operating performance, corporate social responsibility performance and positive pre-tax income. These BNPP GSIS awards are reported in the Summary Compensation Table for 2017, the year they were earned.

Employment Agreements and Offer Letters

Employment Agreement with Mr. Harrison

        We previously entered into an employment agreement with Mr. Harrison, which became effective on January 1, 2012. The agreement was for an initial term of two years with automatic one-year extensions at the end of each year unless notice of termination is provided. During the initial term of the agreement, Mr. Harrison served as President and Chief Executive Officer, reporting to the board of directors of First Hawaiian Bank and the Chief Executive Officer of BancWest. Mr. Harrison has since been named Chairman and he continues to serve as Chief Executive Officer of First Hawaiian. Material terms of the employment agreement include: an annual base salary of $650,000 (which has since been increased to $935,000 for 2017); participation in the Bonus Plan with an annual target bonus of 80% of his annual base salary (which has since been increased to 100% for 2017) with an earn-out range of 0% to 200% of the target (which has since been changed to an earn-out rate of from 0% of the target to 100% of the target for 2017); and participation in the LTIP, with a target bonus equal to 50% of his annual base salary (which has since been increased to 139% for 2017) with an earn-out range of 0% to 200% of the target (which has since been changed to 0% to $1,300,000 for 2017).

        Mr. Harrison's employment agreement also includes severance benefits, which have since been replaced by his participation in the Executive Change-in-Control Retention Plan of First Hawaiian Bank (the "Executive CIC Plan") as described under "—Potential Payments upon Termination or Change in Control—Executive Change-In-Control Retention Plan of First Hawaiian Bank" below.

        The employment agreement also contains (i) a confidentiality provision that applies during the term of employment and for one year following any termination of employment, (ii) a non-competition provision that applies during the term of employment and for one year following any termination of employment that results in severance benefits and (iii) an employee non-solicit provision that applies during the term of employment and for one year following any termination of employment.

Offer Letter with Mr. Yeaman

        We previously entered into an offer letter with Mr. Yeaman, which became effective on June 15, 2015. Pursuant to the letter agreement, Mr. Yeaman is an "at will" employee and serves as President and Chief Operating Officer of First Hawaiian Bank. Mr. Yeaman has since been named President and Chief Operating Officer of First Hawaiian, and was appointed Interim Chief Financial Officer of First Hawaiian effective January 31, 2018. Material terms of the offer letter include: an annual base salary of $725,000 (which has since been increased to $761,685 for 2017), subject to periodic review; a one time sign on bonus of $100,000, which was subject to repayment if Mr. Yeaman's employment terminated prior to the first anniversary of his start date; participation in the IPKE (and now the Bonus Plan) with an annual target bonus of 90% of Mr. Yeaman's annual base salary; participation in the LTIP with a target bonus equal to 75% of Mr. Yeaman's annual base salary; participation in the BNP Paribas International Sustainability and Incentive Scheme program with a target value of $110,000, which participation ended as of the date of our IPO; participation in the Executive Change in Control

Retention Plan of First Hawaiian Bank (as described below); a transition award opportunity of $710,000 (subject to the imposition of performance conditions) over two years to replace the loss of unvested compensation under deferred compensation arrangements at a prior employer, and an auto allowance of $7,200 per year and certain membership fees. Mr. Yeaman's transition award was granted 50% in fixed cash and 50% in a cash incentive award, the value of which is tied to the price of BNPP stock. The transition award was paid out entirely in cash in two installments, the first on March 31, 2016 and the second on March 31, 2017, and resulted in a payment of $307,682 for 2016 and $348,852 for 2017.

Other Benefits and Retirement Plans

First Hawaiian, Inc. 401(k) Savings Plan

        Effective January 6, 2017, we adopted the First Hawaiian, Inc. 401(k) Savings Plan (the "401(k) Plan"). This is a tax-qualified defined contribution savings plan for all eligible employees of First Hawaiian, including each of our NEOs. Under the 401(k) Plan, eligible employees may contribute up to 75% of their pay (subject to Internal Revenue Service limitations) to the 401(k) Plan commencing upon their date of hire. Contributions are withheld by payroll deductions on a pre-tax basis. After participants have completed one year and 1,000 hours of service, First Hawaiian will match 100% of the first 5% of the pay that an employee contributes on a pre-tax basis to the 401(k) Plan up to a maximum of $13,500. In addition, participants become 100% vested in the employer matching contributions upon death or disability (as defined in the 401(k) Plan), in each case, while an employee, or upon retirement. Messrs. Harrison, Yeaman and Arizumi are eligible for such First Hawaiian matching contributions, and Messrs. Fujioka and Ching were eligible for such matching contributions prior to their retirement and resignation, respectively.

First Hawaiian, Inc. Future Plan

        Effective May 16, 2016, we adopted the First Hawaiian, Inc. Future Plan, (the "Future Plan"). The Future Plan is a money purchase plan that is designed to help eligible employees build long-term savings through First Hawaiian contributions toward retirement. Under the Future Plan, First Hawaiian contributes an amount equal to 2.5% of an eligible employee's pay. Employees may direct how contributions will be invested. Contributions are made each calendar quarter to a Future Plan account that is held in the name of each participant. Employees vest ratably in the plan, over five years of service with First Hawaiian, or upon death, disability (as defined in the Future Plan) or attainment of age 65. Messrs. Harrison, Yeaman and Arizumi participate in the Future Plan, and Messrs. Fujioka and Ching participated in the Future Plan prior to their retirement and resignation, respectively.

Other Retirement and Deferred Compensation Arrangements

        In connection with the IPO, we adopted the First Hawaiian, Inc. Deferred Compensation Plan (2016 Restatement) (the "First Hawaiian, Inc. DCP") effective December 13, 2016 for First Hawaiian participants. We also maintain the First Hawaiian Bank Deferred Compensation Plan (the "First Hawaiian Bank DCP"), and the BancWest Corporation Supplemental Executive Retirement Plan (the "SERP").

        Under the First Hawaiian, Inc. DCP, the Compensation Committee of our Board may designate employees for retirement contributions and participants may defer portions of their base salary or cash-based incentive award. Messrs. Harrison, Fujioka and Arizumi participate in the First Hawaiian, Inc. DCP, and Mr. Arizumi receives retirement contributions under the First Hawaiian, Inc. DCP. Under the First Hawaiian Bank DCP, participating employees may defer a portion of their base salary, commission, or incentive compensation. Under the First Hawaiian Bank DCP, the Compensation Committee may also, in its discretion, designate employees on whose behalf First Hawaiian Bank may make executive retirement contributions. Messrs. Yeaman and Ching received an executive retirement contribution under the First Hawaiian Bank DCP equal to 7.5% of base salary and any incentive compensation payments, excluding LTIP awards. Such retirement contributions vest over five years of service with First Hawaiian Bank with automatic vesting upon attainment of age 65, disability or death prior to termination of employment. Executive retirement contributions are paid in either a lump sum or annual installments, as elected by the executive.

        The SERP is a non-qualified plan under which participating executives generally receive a benefit equal to a percentage of the average annual rate of compensation earned during the 60 consecutive calendar months out of the last 120 calendar months of employment that results in the highest average, subject to reduction in the case of early retirement. Messrs. Harrison and Fujioka participate in the SERP and receive a benefit equal to a percentage of the highest consecutive 12 months of compensation earned during their final 60 months of service prior to retirement, subject to reduction in the case of early retirement. The target percentage, in the case of Messrs. Harrison and Fujioka, is 60% multiplied by a fraction based on credited years of service under the SERP. The benefit is also reduced by benefits received pursuant to other retirement plans, including, among others, the 401(k) Plan, the Future Plan, and 50% of an executive's monthly primary social security benefit, determined as if the executive was age 65. Executive participants may elect to receive benefits in a monthly annuity, monthly installments or a lump sum, subject to certain restrictions.

        Under each of the First Hawaiian, Inc. DCP and the SERP, within thirty days after a "change in control of the company," any amounts credited to accounts of participants in each respective plan that have not previously been contributed to a trust are required to be contributed to a trust. Similarly, within thirty days after a "change in control of a bank subsidiary" any amounts credited to accounts of participants in each respective plan who are employees of that bank subsidiary that have not previously been contributed to a trust are required to be contributed. "Change in control of the company", as used in the First Hawaiian, Inc. DCP and the SERP, generally means, (i) any person other than BNPP, any affiliate of BNPP or a fiduciary holding shares under an employee benefit plan, becomes the beneficial owner of more than 50% of the combined voting power of First Hawaiian, Inc., (ii) a merger or consolidation of First Hawaiian, Inc., a result of which either (A) any person other than BNPP or an affiliate becomes the beneficial owner of more than 50% of the voting power of First Hawaiian, Inc. or (B) the shares of First Hawaiian, Inc. outstanding immediately prior to such transaction do not represent a majority of the voting power of all voting securities of such entity outstanding immediately after such transaction or (iii) the sale of all or substantially all of the assets of First Hawaiian, Inc. "Change in control of a bank subsidiary" generally means (i) any person other than BNPP, any affiliate of BNPP or a fiduciary holding shares under an employee benefit plan, becomes the beneficial owner of more than 50% of the combined voting power of either First Hawaiian Bank or Bank of the West, (ii) a merger or consolidation of either First Hawaiian Bank or Bank of the West, a result of which either (A) any person other than BNPP or an affiliate becomes the beneficial owner of more than 50% of the voting power of either First Hawaiian Bank or Bank of the West or (B) the shares of either First Hawaiian Bank or Bank of the West outstanding immediately prior to such transaction do not represent a majority of the voting power of all voting securities of such entity outstanding immediately after such transaction or (iii) the sale of all or substantially all of the assets of either First Hawaiian Bank or Bank of the West.

Insurance Plans

        Our NEOs participate in a variety of insurance plans, including a group variable universal life insurance policy, an individual disability insurance policy, a group life insurance plan and an executive life insurance plan. Company-paid premiums under those policies are disclosed in the Summary Compensation Table below.

        Under the executive life insurance plan, we provide pre- and post-retirement life insurance benefits for certain executives, including certain NEOs. For Mr. Fujioka, death benefits under this plan are equal to three times current base salary at retirement while actively employed and three times final salary post-retirement.

Compensation Governance Policies

Guidelines for Lending and Borrowing

        Employees may not personally lend to, or borrow from, other employees or customers. Employees may not borrow from a vendor or customer, except through the use of a customary retail charge account. Employees may borrow from another bank or financial institution, but they may not accept favored treatment that is not extended to other customers of the bank or financial institution as to interest rate, maturity, security, repayment terms or any other provisions. In addition, all directors and those executive officers designated by the Board must be familiar with and abide by Regulation O and its requirements regarding extensions of credit to insiders or to their related interests.

Share Ownership Guidelines

        To ensure alignment of interests of our executives and non-employee directors with those of our shareholders, we adopted stock ownership guidelines in September 2016. Participants have five years from the adoption of the policy, or the date the policy becomes applicable to them, to attain the required ownership levels. Guidelines in effect for 2017 are as follows:

  •
  Chief Executive Officer = 2x Base Salary

  •
  Other Named Executive Officers = 1x Base Salary

  •
  Non-Employee Directors = 3x Annual Cash Retainer

        Shares that count toward satisfaction of the guideline include: shares owned outright, deferred shares or deferred stock units, shares purchased through the Employee Stock Purchase Plan (the "ESPP"), shares held in retirement accounts, unvested restricted stock or restricted stock units and earned but unvested performance shares or performance share units.

        All participants are currently within their 5-year window for compliance with these guidelines.

BNPP Clawback Policy

        BNPP's clawback policy, which applies to each of their controlled entities, provides that in the case of conduct that warrants dismissal, BNPP may recover all or part of certain awards that have already been paid. The clawback policy applies for a period of up to five years from the last payment date of the relevant award or such other period as required by applicable law.

Prohibition on Share Pledging and Hedging

        Employees, their immediate family members and household members may not pledge Company stock as collateral for a loan. This includes the use of a traditional margin account with a broker dealer, unless the Company stock is treated as non-marginable by the broker dealer. In addition, they are prohibited from engaging in short-term or speculative transactions in Company stock, including hedging or monetization transactions.

Deductibility of Executive Compensation

        When it reviews compensation matters, the Compensation Committee considers the anticipated tax and accounting treatment of various payments and benefits, but these considerations are not dispositive. Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation in excess of $1 million per year paid by a public company to its "covered employees." In the case of a corporation that becomes publicly held, including in connection with an initial public offering, transition relief from the application of Section 162(m) will apply to certain compensation provided pursuant to a plan or agreement that existed during the period in which it was not publicly held. Such transition relief is expected to apply to First Hawaiian until the first shareholder meeting after the close of the third calendar year following the IPO, unless the applicable plan sooner expires or is materially modified. Notwithstanding the foregoing, we reserve the right to pay amounts that are not deductible under Section 162(m) during any period when Section 162(m) is applicable to us.

        Prior to federal tax reform enacted in December 2017, Section 162(m) included an exception to this limitation on deductibility for qualifying "performance-based compensation" (as defined under applicable tax regulations). Under the new tax legislation, for taxable years beginning after December 31, 2017, there is no longer an exception to the deductibility limit for qualifying "performance-based compensation" unless the compensation qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017 (the scope of which is currently uncertain). Also under the new legislation, the definition of "covered employees" has been expanded to include a company's chief financial officer, in addition to the chief executive officer and three other most highly paid executive officers, plus any individual who has been a "covered employee" in any taxable year beginning after December 31, 2016.

Compensation Committee Report

        The Compensation Committee has reviewed the CD&A as required by Item 402(b) of Regulation S-K and discussed it with the Company's management team. Based on such review and discussions with management, the Committee has recommended to the Board that the CD&A be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors

Gérard Gil, Chairman
Matthew J. Cox
Michel Vial

Assessing Risk in the Compensation Programs

        The Compensation Committee has evaluated our compensation policies and practices in place in 2017 and has concluded that none of the Company's incentive plans were likely to motivate behavior that would result in material adverse impact to the company. The potential risks identified through the process were determined to be effectively mitigated through established risk controls, leadership oversight, and the culture of proactive risk management.

        Specifically, the Compensation Committee undertook an in-depth review of incentive programs in 2017 and concluded that, overall, the Company's incentive programs and plans currently in place are strong. Going forward, the Compensation Committee intends to continue to review and enhance its incentive programs to mitigate potential risks.

Summary Compensation Table

        The following table presents information with respect to our NEOs for the fiscal years ended December 31, 2015, 2016 and 2017.

Name and Principal Position	Year	Salary(2)	Bonus(3)		Stock Awards(5)	Non-Equity Incentive Plan Compensation(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(7)	All Other Compensation(8)	Total
Robert S. Harrison	2017	$1,116,042	$775,020		$1,237,226	$1,147,380	$1,348,971	$135,135	$5,759,774
Chairman and Chief	2016	1,065,000	893,000		1,612,966	789,900	746,429	110,974	5,218,269
Executive Officer	2015	800,000	725,000		—	739,808	474,762	110,838	2,850,408
Eric K. Yeaman(1)	2017	759,196	1,034,369	(4)	544,372	1,051,612	—	163,586	3,553,135
President and Chief	2016	743,125	979,682	(4)	1,250,298	—	—	165,865	3,138,970
Operating Officer
Robert T. Fujioka(1)	2017	522,693	342,468		250,287	472,681	243,167	126,686	1,957,982
Former Vice Chairman	2016	495,950	376,339		616,429	431,904	404,142	217,127	2,541,891
and Chief Lending Officer
Alan H. Arizumi(1)	2017	415,156	312,000		179,869	343,054	—	99,575	1,349,654
Vice Chairman of Wealth Management
Michael H.F. Ching(1)	2017	465,109	235,291		178,889	328,780	—	102,448	1,310,517
Former Executive Vice President, Chief Financial Officer and Treasurer

(1)
Messrs. Yeaman and Fujioka were not NEOs in 2015, and Messrs. Ching and Arizumi were not NEOs in 2016 or 2015. Mr. Fujioka retired as an officer of the Company effective December 31, 2017 and Mr. Ching resigned his positions with the Company effective January 31, 2018. Mr. Yeaman was appointed Interim Chief Financial Officer of the Company and FHB effective January 31, 2018.

(2)
The amount in this column for Mr. Harrison represents his salary ($926,042 for fiscal year 2017) and his role-based allowance ($190,000).

(3)
The amounts in this column for fiscal years 2017 and 2016 represent annual incentive cash awards earned under the Bonus Plan. The amounts in this column for fiscal year 2015 represent annual incentive cash awards earned under the First Hawaiian Incentive Plan for Key Employees (the "IPKE"). To facilitate compliance with CRD IV, a portion of the amounts payable for certain awards under the IPKE and the Bonus Plan were deferred as follows: for Mr. Harrison's 2015 award, $454,000 will be paid out in semi-annual installments between 2016 and 2019; for Mr. Fujioka's 2016 award, $178,468 was paid out later in 2017. As described under "—Annual Incentive Awards" below, a portion of the deferred bonus amounts are variable based on the performance of BNPP's stock price and the exchange rate of euros to U.S. dollars.

(4)
In addition to cash awards earned by Mr. Yeaman under the Bonus Plan, such amounts include $348,852 and $307,682 for fiscal years 2017 and 2016, respectively, representing the portion of his transition award under his offer letter that was payable in 2017 and 2016, respectively. See "—Offer Letter with Mr. Yeaman" above.

(5)
The amounts in this column for fiscal year 2017 represent the grant date fair value, as determined in accordance with FASB ASC Topic 718, of performance share unit awards granted pursuant to the 2017-2019 LTIP Awards. The amounts in this column for fiscal year 2016 represent the grant date fair value, as determined in accordance with FASB ASC Topic 718, of performance share unit awards granted pursuant to the LTIP for the 2016-2018 cycle (the "2016-2018 LTIP Awards") and one-time grants of restricted shares and performance share units (the "IPO PSUs") in connection with our IPO valued at $496,695, $286,549 and $191,033 for Messrs. Harrison, Yeaman and Fujioka, respectively. Each of the 2017-2019 LTIP Awards, the 2016-2018 LTIP Awards and IPO PSU amounts are based on performance achievement of 100%, which is the highest level of performance share unit award amounts that may be earned.

(6)
The amounts in this column for fiscal year 2017 represents the cash incentive awards earned pursuant to the 2015-2017 LTIP Awards and, for Messrs. Harrison, Fujioka and Arizumi, cash-based awards granted under the BNPP GSIS in 2015 with a performance period from 2015-2017. The amounts in this column for fiscal year 2016 represent the cash incentive awards earned under the LTIP for the 2014-2016 cycle (the "2014-2016 LTIP Awards") and the cash awards granted under the BNPP International Sustainability and Incentive Scheme (the "BNPP ISIS") for the 2014-2016 performance period. The amounts in this column for fiscal year 2015 represent the cash incentive awards earned under the LTIP for the 2013-2015 cycle and cash incentive awards earned pursuant to awards granted under the BNPP ISIS for the 2013-2015 performance period.

(7)
The amounts in this column reflect the actuarial increase in the present value of benefits under the SERP. Only Messrs. Harrison and Fujioka participate in the SERP and none of our NEOs received above-market earnings on their non-qualified deferred compensation accounts. See "—Other Benefits and Retirement Plans" for more information.

(8)
The items comprising "All Other Compensation" for 2017 are:

Name	Perquisites and Other Personal Benefits(a)	Tax Reimbursements(b)	Contributions to Defined Contribution Plans(c)	Insurance Premiums(d)	Total
Robert S. Harrison	$42,643	$61,996	$20,250	$10,246	$135,135
Eric K. Yeaman	26,554	1,621	132,865	2,546	163,586
Robert T. Fujioka	24,805	33,477	15,201	53,203	126,686
Alan H. Arizumi	23,182	3,334	65,340	7,719	99,575
Michael H.F. Ching	18,360	1,084	76,471	6,533	102,448

(a)
"Perquisites and Other Personal Benefits" include: for Messrs. Harrison and Yeaman company-provided parking, automobile allowance and related expenses, club dues and fees, meals, spousal travel expenses and non-cash gifts provided to First Hawaiian Bank directors; for Mr. Fujioka, company-provided parking, automobile allowance and related expenses, club dues and fees, meals and spousal travel expenses; for Messrs. Arizumi and Ching, company-provided parking, automobile allowance and related expenses, club dues and fees, and meals.

(b)
Reflects the reimbursement of taxes in 2017 payable by Mr. Harrison in respect of his 2017 SERP accrual ($58,972) and group variable universal life insurance policy ($3,025); by Mr. Yeaman in respect of his group variable universal life insurance policy ($1,621); by Mr. Fujioka in respect of his executive life insurance plan ($16,178), 2017 SERP accrual ($10,630) and group variable universal life insurance policy ($6,669); by Mr. Arizumi in respect of his group variable life insurance policy ($3,334) and by Mr. Ching in respect of his group variable universal life insurance policy ($1,084).

(c)
Reflects Company contributions for Messrs. Harrison and Fujioka under the 401(k) Plan and the Future Plan; for Mr. Yeaman under the 401(k) Plan, the Future Plan and the First Hawaiian Bank DCP ($112,615); for Mr. Arizumi under the 401(k) Plan, the Future Plan and the First Hawaiian, Inc. DCP ($48,637); and for Mr. Ching under the 401(k) Plan, the Future Plan and the First Hawaiian Bank DCP ($56,221), as discussed under "—Other Benefits and Retirement Plans" above.

(d)
Reflects insurance premiums paid for the benefit of the NEOs, including: for Messrs. Harrison, Ching, Yeaman and Arizumi in a group variable universal life insurance policy, an individual disability insurance policy and a group life insurance plan; and for Mr. Fujioka in an executive life insurance plan ($41,944), a group variable universal life insurance policy, an individual disability insurance policy and a group life insurance plan.

  Annual Incentive Awards

        To facilitate compliance with CRD IV, as discussed under "—CRD IV Compensation Requirements" above, a portion of the amounts payable for certain awards under the Bonus Plan and, prior to 2016, under the IPKE were deferred and paid out over a period of one to four years. In addition, a portion of the amounts that were deferred are variable based on the performance of BNPP's stock price and the exchange rate of euros to U.S. dollars. The amounts shown in the Bonus column of the Summary Compensation Table above include the full amount of the annual incentive plan awards made to our NEOs and, of those amounts, the following amounts were deferred: Mr. Harrison's 2015 award: $454,000 will be paid out in semi-annual installments between 2016 and 2019; Mr. Fujioka's 2016 award: $178,468 was paid out later in 2017. Of the amounts deferred, the following amounts are variable based on the performance of BNPP's stock price and the exchange rate of euros to U.S. dollars: Mr. Harrison's 2015 award: $91,500; and Mr. Fujioka's 2016 award: $197,871.

  Long-term Incentive Plan Awards

        As discussed above, awards made prior to 2016 were paid in cash within two and a half months after the end of the applicable performance period. The 2015-2017 LTIP Awards, as reported in the Summary Compensation Table above as "Non-Equity Incentive Plan Compensation," were $1,005,680 for Mr. Harrison, 1,051,612 for Mr. Yeaman, $388,181 for Mr. Fujioka, $258,554 for Mr. Arizumi and $328,780 for Mr. Ching. Awards made in 2017 and 2016 were made under the LTIP in the form of performance-share units, as discussed above under "—Long-Term Incentive Plan."

        The 2015-2017 LTIP Awards, which were paid in cash in 2018, and the 2017-2019 LTIP Awards, which were granted in performance share units in 2017, are both reported in the Summary Compensation Table as compensation for the 2017 fiscal year. The 2014-2016 LTIP Awards, which were paid in cash in 2017, and the 2016-2018 LTIP Awards, which were granted in performance share units in 2016, are both reported in the Summary Compensation Table as compensation for the 2016 fiscal year.

  BNPP Cash Incentive Awards

        As discussed above, prior to the IPO, BNPP granted awards under certain BNPP compensation plans, including the BNPP GSIS, the BNPP ISIS and the BNPP Contingent Sustainable and International Scheme (the "BNPP CSIS"), to certain executives. BNPP granted cash-based awards under the BNPP GSIS in 2015 with a performance period from 2015-2017 to certain executives, including Messrs. Harrison, Fujioka and Arizumi. The performance measures for these awards are based on BNPP's operating performance, corporate social responsibility performance and positive pre-tax income. The amounts paid under the BNPP GSIS, as reported in the Summary Compensation Table above as "Non-Equity Incentive Plan Compensation" for 2017, were $141,700 for Mr. Harrison, $84,500 for Mr. Fujioka and $84,500 for Mr. Arizumi.

        BNPP granted cash-based awards under the BNPP CSIS in 2016 with a performance period from 2016-2018 to certain executives, including awards at target of $110,000 for Mr. Harrison, $50,000 for Mr. Yeaman and $25,000 for Mr. Fujioka. These BNPP awards will be reported in the Summary Compensation Table in 2018, the year in which they are earned.

  IPO Awards

        In connection with the IPO, our Board approved the award of special one-time grants of restricted shares and performance share units (the "IPO awards") to certain key executives, including each of our NEOs, which were granted upon the completion of the IPO. An aggregate of 192,609 shares were granted pursuant to the IPO awards.

        The restricted share portion of the IPO awards was fully vested on grant and subject to transfer restrictions that lapsed six months following the grant date for 50% of the restricted shares and 18 months following the grant date for the remaining 50% of the restricted shares. The performance share units portion of the IPO awards will vest in three equal annual installments on each of the first three anniversaries of the date of the IPO, subject to continued employment (other than a termination of employment by reason of death, disability or retirement) and positive First Hawaiian Core Net Income, as defined within the terms of the performance share unit award agreement, in the fiscal year immediately preceding the applicable vesting date. Performance share units are subject to transfer restrictions that will lapse six months following the applicable vesting date. On a termination of employment by reason of disability or retirement, outstanding performance share units will continue to vest as scheduled based on actual performance. On a termination of employment by reason of death, outstanding performance share units will vest in full and all transfer restrictions will immediately lapse. Mr. Harrison's IPO award was in an amount of 13,565 restricted shares and 20,348 performance share units; Mr. Yeaman's IPO award was in an amount of 7,826 restricted shares and 11,739 performance share units; Mr. Fujioka's IPO award was in an amount of 5,217 restricted shares and 7,826 performance share units; Mr. Arizumi's IPO award was in an amount of 5,217 restricted shares and 7,826 performance share units; and Mr. Ching's IPO award was in an amount of 6,956 restricted shares and 10,435 performance share units.

Grants of Plan-Based Awards

        The following table sets forth plan-based awards granted in 2017.

		Estimated Future Payouts Under Equity Incentive Plan Awards(1)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	Grant Date Fair Value of Stock Awards(2)
Robert S. Harrison	7/11/17	21,681	43,362	43,362	$1,237,226
Eric K. Yeaman	7/11/17	9,540	19,079	19,079	544,372
Robert T. Fujioka	7/11/17	4,386	8,772	8,772	250,287
Alan H. Arizumi	7/11/17	3,152	6,304	6,304	178,899
Michael H.F. Ching	7/11/17	3,135	6,270	6,270	179,869

(1)
Represents the 2017-2019 LTIP Awards under the LTIP. The target number of performance share units for each executive is equal to the highest level of performance share units that may be earned (100%).

(2)
The amounts in this column represent the grant date fair value, as determined in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year End

        As of December 31, 2017, our NEOs held outstanding equity-based awards of First Hawaiian as listed in the table below.

	Stock Awards
Name	Number of Unearned Shares or Units That Have Not Yet Vested (#)(1)	Market Value of Unearned Shares or Units That Have Not Yet Vested ($)(2)
Robert S. Harrison	81,667	$2,383,043
Eric K. Yeaman	51,252	1,495,258
Robert T. Fujioka	23,381	682,258
Alan H. Arizumi	17,522	518,292
Michael H.F. Ching	20,835	607,965

(1)
Includes performance share units granted to each of the NEOs in connection with our IPO, the 2016-2018 LTIP Awards and the 2017-2019 LTIP Awards, each at 100% performance. Performance share units granted in connection with our IPO vest in three equal annual installments on each of August 9, 2017, August 9, 2018 and August 9, 2019. The 2016-2018 LTIP Awards and 2017-2019 LTIP Awards cliff vest within 90 days following the end of the three-year performance period.

(2)
Based on the closing sale price of First Hawaiian common stock on NASDAQ of $29.18 per share on December 29, 2017.

Stock Vested

        The following table sets forth information with respect to our NEOs regarding the value of performance share units that vested on August 9, 2017.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Robert S. Harrison	6,782	195,932
Eric K. Yeaman	3,913	113,047
Robert T. Fujioka	2,608	75,345
Alan H. Arizumi	2,608	75,345
Michael H.F. Ching	3,478	100,479

(1)
Includes the portion of performance share units granted to each of our NEOs in connection with our IPO that vested on August 9, 2017.

(2)
Based on the closing sale price of First Hawaiian common stock on NASDAQ of $28.89 per share on August 9, 2017, the date of vesting.

Pension Benefits

        The following table provides information with respect to each defined benefit or other pension plan that provides for pension benefits in which our NEOs participate. For 2017, Messrs. Harrison and Fujioka participated in the SERP. For more information, see "—Other Benefits and Retirement Plans."

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Robert S. Harrison	SERP	25	$10,093,963	$—
Robert T. Fujioka	SERP	25	6,163,940	—

Nonqualified Deferred Compensation

        The following table provides information with respect to each defined contribution or other plan that provides for nonqualified deferred compensation in which our NEOs participate. For 2017, Messrs. Harrison, Fujioka and Arizumi participated in the First Hawaiian, Inc. DCP and Messrs. Yeaman and Ching participated in the First Hawaiian Bank DCP. For more information, see "—Other Benefits and Retirement Plans."

Name	Executive Contributions in Fiscal Year 2017(1)	Registrant Contributions in Fiscal Year 2017(1)	Aggregate Earnings in Fiscal Year 2017(1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at End of Fiscal Year 2017(2)
Robert S. Harrison	$97,230	$—	$46,437	$—	$1,168,515
Eric K. Yeaman	—	112,615	1,304	—	267,378
Robert T. Fujioka	337,619	—	218,582	(68,725)	5,515,810
Alan H. Arizumi	207,285	48,637	72,583	—	1,918,058
Michael H.F. Ching	—	56,221	24,536	—	151,271

(1)
Amounts reported as contributions for the registrant are reported as "All Other Compensation" in the Summary Compensation Table for 2017.

(2)
Amounts reported here were not previously reported in the Summary Compensation Table.

Potential Payments upon Termination or Change in Control

  Executive Change-in-Control Retention Plan of First Hawaiian Bank

        In May 2015, the First Hawaiian Bank board of directors adopted the Executive CIC Plan to advance the interests of First Hawaiian Bank by ensuring the continued employment, dedication and focused attention of its executive officers, notwithstanding the possibility, threat or occurrence of a change in control. Executive officers of First Hawaiian Bank become eligible to participate in the plan upon designation by the Compensation Committee of the First Hawaiian Bank board of directors. Each of our NEOs participate in the Executive CIC Plan. Mr. Harrison's participation in the Executive CIC Plan replaces the severance benefits he would otherwise be entitled to pursuant to his employment agreement. Severance benefits provided under the Executive CIC Plan vary based on the level of employee. The following description and level of severance benefits applies to our NEOs and not necessarily to other participants in the Executive CIC Plan.

        Under the Executive CIC Plan, if within two years after a "change in control" (x) an executive's employment is involuntarily terminated without "cause" or (y) an executive terminates employment for "good reason", such executive is entitled to (i) a lump sum payment generally payable on the last day of the month following such termination of employment equal to (A) one times (one-half times for Mr. Ching) the executive's highest annual base salary earned at any time during the preceding three fiscal years; and (B) one times (one-half times for Mr. Ching) the largest of (1) the actual annual bonus earned under the Bonus Plan during the fiscal year in which termination occurs, (2) the executive's target annual bonus under the Bonus Plan at the date of termination and (3) the highest bonus actually paid to the executive under the Bonus Plan or the IPKE in any of the three fiscal years prior to termination; (ii) health benefits in the form of a subsidy toward the premium cost of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") for two years (one year for Mr. Ching) after termination of employment; and (iii) reimbursement for reasonable expenses incurred for outplacement services, up to a maximum of $20,000. In addition, if an executive in the Executive CIC Plan executes a supplemental participation agreement to be bound by a non-competition provision and an employee and customer non-solicitation provision for one year after termination of employment and refrains from competing and soliciting employees and customers during such one-year period, the executive will also be entitled to a lump sum payment in the thirteenth month after termination equal to (i) one times (one-half times for Mr. Ching) the highest annual base salary earned at any time during the last three completed fiscal years; and (ii) one times (one-half times for Mr. Ching) the largest of (1) the executive's actual annual bonus earned under the Bonus Plan during the fiscal year in which termination occurs, (2) the executive's target annual bonus under the Bonus Plan at the date of termination and (3) the highest bonus actually paid under the Bonus Plan or the IPKE to the executive in any of the three most recent consecutive fiscal years prior to termination of employment.

        Under the Executive CIC Plan, if outside of the two years after a "change in control", including during any period prior to a "change in control", (x) an executive is involuntarily terminated by First Hawaiian Bank without "cause" or (y) an executive terminates employment with First Hawaiian Bank for "good reason", such executive will be entitled to (i) a lump sum paid one month after termination of employment equal to (A) two times (one times for Mr. Ching) the executive's highest annual base salary at any time during the preceding three fiscal years; and (B) two times (one times for Mr. Ching) the largest of (1) the actual annual bonus earned under the Bonus Plan during the fiscal year in which termination occurs, (2) the participant's target annual bonus under the Bonus Plan at the date of termination and (3) the highest bonus actually paid under the Bonus Plan or the IPKE to the executive in any of the three most recent consecutive fiscal years prior to termination.

        For purposes of the Executive CIC Plan, "cause" generally means the executive's (i) willful failure to perform his or her duties, which is not remedied within fifteen business days following written notice; (ii) gross negligence in the performance of duties; (iii) conviction of, or plea of guilty or no contest to, any felony or any other crime involving the personal enrichment of the executive at First Hawaiian Bank's expense; (iv) willful engagement in conduct that is demonstrably and materially injurious to First Hawaiian Bank; (v) material violation of any federal or state banking law or regulation; (vi) material violation of any provision of First Hawaiian Bank's code of conduct and ethics or other established code of conduct to which the executive is subject; and (vii) willful violation of confidentiality, non-disparagement, non-competition, and employee and customer non-solicitation covenants.

        "Good reason" generally means an executive (i) has incurred a material reduction in base salary, authority, duties or responsibilities, or in the budget over which the participant has authority; (ii) has incurred a material reduction in the authority, duties or responsibilities of the executive's supervisor; or (iii) has been provided notice that his principal place of work will be relocated to a different Hawaiian Island or to a place more than 50 miles from the executive's base of employment immediately prior to the change in control.

        "Change in control" generally means, (i) any transaction as a result of which, immediately thereafter, BNPP owns directly or indirectly (A) securities of First Hawaiian, Inc. representing no more than 50% or less of the combined voting power of First Hawaiian, Inc. then outstanding or (B) securities of First Hawaiian Bank representing no more than 50% or less of the combined voting power of First Hawaiian Bank then outstanding or (ii) the sale of all or substantially all of the assets of First Hawaiian Bank to an unrelated third party.

        The Executive CIC Plan also contains (i) a confidentiality provision and (ii) a non-disparagement provision, each of which applies during employment and for one year following any qualifying termination of employment under the Executive CIC Plan.

  Potential Payments upon Termination or Change in Control

        The following table and footnotes describe certain potential payments that each NEO would receive upon certain terminations of employment, assuming that the termination event was effective as of December 29, 2017 and the value of our common stock of $29.18, the closing price of our common stock on December 29, 2017, the last trading day in 2017. For information regarding benefits that would be payable with respect to the SERP, First Hawaiian, Inc. DCP and First Hawaiian Bank DCP, see the Pension Benefits and Nonqualified Deferred Compensation tables above.

Named Executive Officer	Cash Severance(3)	Health and Welfare Benefits	Stock Awards(4)	Outplacement Benefits	Total
Robert S. Harrison
Termination in Connection with a Change in Control(1)	$3,740,000	$3,829	$2,383,043	$20,000	$6,146,872
Termination without Cause or for Good Reason	3,740,000	—	—	—	3,740,000
Retirement	—	—	1,299,074	—	1,299,074
Death or Disability	—	—	1,299,074	—	1,299,074
Eric K. Yeaman
Termination in Connection with a Change in Control(1)	2,894,404	3,829	1,495,533	20,000	4,413,766
Termination without Cause or for Good Reason	2,894,404	—	—	—	2,894,404
Retirement	—	—	887,568	—	887,568
Death or Disability	—	—	887,568	—	887,568
Robert T. Fujioka(2)
Termination in Connection with a Change in Control(1)	1,738,684	2,789	682,258	20,000	2,443,731
Termination without Cause or for Good Reason	1,738,684	—	—	—	1,734,684
Retirement	—	—	420,270	—	420,270
Death or Disability	—	—	420,270	—	420,270
Alan H. Arizumi
Termination in Connection with a Change in Control(1)	1,584,000	1,270	511,292	20,000	2,116,562
Termination without Cause or for Good Reason	1,584,000	—	—	—	1,584,000
Retirement	—	—	330,298	—	330,298
Death or Disability	—	—	330,298	—	330,298
Michael H.F. Ching(2)
Termination in Connection with a Change in Control(1)	705,872	1,914	607,965	20,000	1,335,751
Termination without Cause or for Good Reason	705,872	—	—	—	705,872
Retirement	—	—	411,992	—	411,992
Death or Disability	—	—	411,992	—	411,992

(1)
The severance amount included here assumes that the NEO agrees to be bound by, and complies with, the applicable restrictive covenants for twelve (12) months following termination.

(2)
Mr. Fujioka retired from the Company effective December 31, 2017 and Mr. Ching resigned his positions with the Company effective January 31, 2018. Each of Messrs. Fujioka and Ching served as NEOs at the end of 2017, so these amounts reflect the assumptions described above.

(3)
For purposes of calculating the severance amount in accordance with the terms of the Executive CIC Plan, includes the largest annual base salary during the preceding three fiscal years and the largest bonus actually paid under the Bonus Plan or IPKE during the preceding three fiscal years.

(4)
Represents accelerated vesting of otherwise unvested performance share units granted to our executives in connection with our IPO and granted under the LTIP. In the event of termination without cause or for good reason within two years following a change in control, outstanding performance share units will vest in full. Performance share units granted in connection with the IPO (i) in the event of retirement or disability, will vest subject to achievement of performance, (ii) in the event of death will immediately vest in full. In the event of retirement, death or disability, a pro-rated portion of performance share units under the LTIP will vest.

DIRECTOR COMPENSATION

2017 First Hawaiian Director Compensation Table

        The following table lists the individuals who received compensation in 2017 for their service as non-employee directors of First Hawaiian.

Name	Fees Earned or Paid in Cash($)(1)	Stock Awards(2)	All Other Compensation($)(3)	Total($)
Matthew J. Cox	$62,000	$72,305	$57,656	$191,961
W. Allen Doane	74,000	72,305	79,656	225,961
Thibault Fulconis	—	—	1,120	1,120
Gérard Gil	57,000	54,976	48,620	160,596
Jean-Milan Givadinovitch	—	—	1,120	1,120
J. Michael Shepherd	—	—	1,406	1,406
Allen Uyeda	95,000	72,305	81,656	248,961
Michel Vial	—	—	1,120	1,120

(1)
The amounts in this column represent annual cash retainers, committee chair and committee membership fees. Any director who is an officer of the Company, and any director who is nominated by BNPP did not receive any First Hawaiian director compensation, except that, effective April 26, 2017, in connection with his March 31, 2017 retirement as an officer of BNPP, Mr. Gil began receiving compensation from First Hawaiian for his service as a director pursuant to the same compensation rate applicable to non-employee directors of First Hawaiian.

(2)
The amounts in this column represent the grant date fair value, as determined in accordance with FASB ASC Topic 718, of awards of restricted stock units granted pursuant to the First Hawaiian, Inc. 2016 Non-Employee Director Plan. Awards vest and settle one year after grant. Aggregate restricted stock unit awards outstanding as of December 31, 2017 are 2,395 for each of Messrs. Cox, Doane and Uyeda and 1,821 for Mr. Gil.

(3)
For each of Messrs. Cox, Doane, Gil and Uyeda, "All Other Compensation" reflects amounts paid to directors in respect of their service on the First Hawaiian Bank board of directors, including an annual retainer for service as a Bank director, a retainer for serving as a committee chair, per meeting attendance fees and a non-cash gift provided to First Hawaiian Bank directors. For each of Messrs. Fulconis, Givadinovitch, Shepherd and Vial, "All Other Compensation" reflects a non-cash gift provided to First Hawaiian Bank directors.

Narrative Disclosure to 2017 First Hawaiian Director Compensation Table

        In connection with our IPO in 2016, we adopted a new director compensation program that provides the following compensation for non-employee members of FHI's Board:

  •
  An annual cash retainer of $40,000;

  •
  An annual equity award with a value of $55,000;

  •
  An additional annual cash retainer of $12,000 for the chair of the audit committee, $10,000 for the chairs of the Risk Committee and the Compensation Committee, and $8,000 for the chair of the corporate governance and nominating committee;

  •
  An additional annual membership fee of $12,000 for each member of the audit committee, $10,000 for each member of the Compensation Committee and/or Risk Committee, and $8,000 for each member of the corporate governance and nominating committee;

  •
  Beginning in 2018, an additional fee of $1,500 for attendance at any meeting of any other committee that may be constituted from time to time; and

  •
  An additional annual cash retainer of $15,000 for serving as our lead independent director.

        We also reimburse all directors for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors.

        Our Board adopted the First Hawaiian, Inc. 2016 Non Employee Director Plan effective July 22, 2016. Equity awards granted to date under this plan have been in the form of restricted stock units that vest and settle in shares one year after the grant date, subject to continued service (or upon an earlier change in control). Awards granted in 2016 in connection with the IPO were prorated to reflect 2016 service commencing April 1 and continuing through December 31, 2016. In April 2017, independent, non-employee directors and Mr. Gil received restricted stock units to reflect service as a director (i) for all three independent, non-employee directors, from January 1, 2017 through the date of the 2017 annual meeting of stockholders and (ii) for all three independent, non-employee directors and for Mr. Gil, for the full term as director commencing upon election at the 2017 annual meeting of stockholders and expiring at the Annual Meeting. For 2017, we granted 2,395 shares of our common stock underlying restricted stock units to our non-employee directors and 1,821 shares of our common stock underlying restricted stock units to Mr. Gil.

        Notwithstanding the above, any director who is an officer of the Company and any director who is nominated by BNPP will not receive any director compensation, except that Mr. Gil receives compensation from First Hawaiian for his service as a director at the same compensation rate applicable to non-employee directors of First Hawaiian.

 OUR RELATIONSHIP WITH BNPP AND CERTAIN OTHER RELATED PARTY TRANSACTIONS

        We or one of our subsidiaries may occasionally enter into transactions with certain "related persons." Related persons include our executive officers, directors, nominees for director, 5% or more beneficial owners of our common stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. We generally refer to transactions with these related persons as "related party transactions."

Related Party Transaction Policy

        Our Board has adopted a written policy governing the review and approval of transactions with related parties that will or may be expected to exceed $120,000 in any fiscal year. The policy calls for the related party transactions to be reviewed and, if deemed appropriate, approved or ratified by our Audit Committee. Upon determination by our Audit Committee that a transaction requires review under the policy, the material facts are required to be presented to the Audit Committee. In determining whether or not to approve a related party transaction, our Audit Committee will take into account, among other relevant factors, whether the related party transaction is in our best interests, whether it involves a conflict of interest and the commercial reasonableness of the transaction. In the event that we become aware of a related party transaction that was not approved under the policy before it was entered into, our Audit Committee will review such transaction as promptly as reasonably practical and will take such course of action as may be deemed appropriate under the circumstances. In the event a member of our Audit Committee is not disinterested with respect to the related party transaction under review, that member may not participate in the review, approval or ratification of that related party transaction.

        Certain decisions and transactions are not subject to the related party transaction approval policy, including: (i) decisions on compensation or benefits relating to directors or executive officers and (ii) indebtedness to us in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to us and not presenting more than the normal risk of collectability or other unfavorable features.

Relationship with BNPP

        BNPP indirectly beneficially owns, through BancWest Corporation, 62.0% of our common stock and, as a result, BNPP has considerable control over us.

        Historically, BNPP and its affiliates provided certain services to us. In connection with the IPO, we and BNPP entered into certain agreements that provide a framework for our ongoing relationship with BNPP. We entered into a Stockholder Agreement with BNPP that gives BNPP certain consent and other rights with respect to our business, including the ability to nominate candidates for election to our Board (and appointment to Board committees) and consent rights with respect to dividends and various other significant corporate actions we may pursue. The scope of the rights held by BNPP under the Stockholder Agreement will depend on the level of BNPP's beneficial ownership of our outstanding common stock. We also entered into a Transitional Services Agreement with First Hawaiian Bank, BNPP, Bank of the West and BancWest Holding, Inc. ("BancWest Holding"), which governs the transition of certain shared services, which primarily consist of shared services provided pursuant to agreements with third-party vendors, during specified transition periods, and a registration rights agreement which requires us to register shares of our common stock beneficially owned by BNPP under certain circumstances.

        In addition to the foregoing agreements, in connection with a series of transactions (the "Reorganization Transactions") that BNPP undertook in the months prior to the IPO in order to effect the IPO and comply with certain regulations of the Board of Governors of the Federal Reserve System

(the "Federal Reserve"), and the U.S. intermediate holding company restructuring on April 1, 2016 and July 1, 2016, respectively, we entered into certain agreements with BNPP and its affiliates that govern our relationship following the Reorganization Transactions: a Master Reorganization Agreement; an Expense Reimbursement Agreement; a Tax Sharing Agreement; and the IHC Tax Allocation Agreement. The Master Reorganization Agreement with BNPP and certain of its affiliates memorializes the Reorganization Transactions, allocates assets and liabilities between us and BNPP and its affiliates and details certain other agreements that govern our relationship with BNPP following the Reorganization Transactions. Pursuant to the Expense Reimbursement Agreement, BancWest Holding and BancWest Corporation, respectively, agreed to reimburse us for expenses associated with certain services that First Hawaiian Bank performs for the benefit of BNPP and its affiliates. The Tax Sharing Agreement and the IHC Tax Allocation Agreement are two separate agreements that govern the respective rights and obligations of the contracting parties, including us, in respect of federal, state and local income taxes, including those arising from or in connection with the Reorganization Transactions.

Agreements Related to our IPO

        In connection with the IPO, we entered into the following agreements with BNPP and certain of its affiliates.

Stockholder Agreement

        The Stockholder Agreement governs the relationship between BNPP and us following our IPO, including matters related to our corporate governance and BNPP's right to approve certain actions we might desire to take in the future. BNPP may, in its sole discretion, waive any of its rights under the Stockholder Agreement at any time, including its rights to designate individuals for nomination and election to our Board and to designate individuals to serve on the committees of our Board.

        Corporate Governance.    Until such time as BNPP ceases to directly or indirectly beneficially own at least 5% of our outstanding common stock, and unless BNPP chooses to waive its rights at an earlier point in time, BNPP is entitled to designate individuals for nomination and election to our Board (each such BNPP designated director, a "BNPP Director"). The number of designees will depend on the level of BNPP's beneficial ownership of our outstanding common stock, as follows:

  •
  Until the earlier of (i) the one-year anniversary of the first date on which BNPP ceases to directly or indirectly beneficially own at least 50% of our outstanding common stock (the "50% Date") and (ii) the date BNPP ceases to directly or indirectly beneficially own at least 25% of our outstanding common stock (the "25% Date"), BNPP will have the right to designate for nomination and election a majority (or five members) of our Board.

  •
  If the 25% Date has not occurred, upon the first anniversary of the 50% Date, BNPP will have the right to designate for nomination and election three members of our Board.

  •
  From the 25% Date until the date BNPP ceases to directly or indirectly beneficially own at least 5% of our outstanding common stock, BNPP will have the right to designate one individual to serve on our Board.

  •
  Following the date BNPP ceases to directly or indirectly beneficially own at least 5% of our outstanding common stock, BNPP will no longer have the right to designate any individual to serve on our Board.

Pursuant to the Stockholder Agreement, following the earlier of the one-year anniversary of the 50% Date and the 25% Date, we expect that our Board will consist of a majority of independent directors, our Chief Executive Officer, who is also the Chairman of our Board, and the number of BNPP Directors designated for nomination and election by BNPP.

        BNPP will also be entitled to have the BNPP Directors serve on the Audit Committee, Corporate Governance and Nominating Committee, Compensation Committee and Risk Committee of our Board under certain circumstances. Under the Stockholder Agreement, the composition of these committees will depend on the level of BNPP's beneficial ownership of our outstanding common stock and whether any BNPP Directors are independent. BNPP will be entitled to make the following committee appointments:

  •
  Audit Committee.  Until BNPP ceases to directly or indirectly beneficially own at least 5% of our outstanding common stock, if any of the BNPP Directors satisfies the applicable independence requirements established by the SEC and NASDAQ, BNPP will be entitled to appoint one independent BNPP Director as a member of the Audit Committee.

  •
  Compensation Committee and Corporate Governance and Nominating Committee.  Initially, BNPP will be entitled to appoint one BNPP Director as a member of each of the Compensation Committee and the Corporate Governance and Nominating Committee. Following the 50% Date, the Compensation and Corporate Governance and Nominating Committees will transition in accordance with NASDAQ rules to being comprised solely of directors satisfying the applicable independence requirements established by the SEC and NASDAQ. Following this transition and until BNPP ceases to directly or indirectly beneficially own at least 5% of our outstanding common stock, if any of the BNPP Directors satisfies the applicable independence requirements established by the SEC and NASDAQ, BNPP will be entitled to appoint one independent BNPP Director as a member of each of the Compensation and Corporate Governance and Nominating Committees.

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  Risk Committee.  Until BNPP ceases to control us for purposes of the BHC Act, BNPP will be entitled to appoint up to two BNPP Directors as members of the Risk Committee.

        Stockholder Approval Rights.    Until BNPP ceases to directly or indirectly beneficially own at least 25% of our outstanding common stock, and unless BNPP chooses to waive any of its approval rights under the Stockholder Agreement before they would otherwise terminate, we may not (and may not permit our subsidiaries to) take various significant corporate actions in excess of certain thresholds, as applicable, without the approval of a majority of the BNPP directors on our Board at the time of such action, including entrance into mergers or consolidations, acquiring or disposing of securities, assets or liabilities, incurrence or guarantee of indebtedness, entrance into amendments to or terminations of material agreements, amendments to any of our or any of our subsidiaries' constituent documents, materially changing the scope of our business as conducted immediately prior to the IPO, terminating our or the Bank's Chief Executive Officer or Chief Financial Officer (other than for cause), increasing or decreasing the size of our Board, and engaging in certain other significant transactions.

        Until BNPP no longer consolidates our financial statements with its financial statements under International Financial Reporting Standards ("IFRS"), and unless BNPP chooses to waive any of its approval rights under the Stockholder Agreement before they would otherwise terminate, we may not (and may not permit our subsidiaries to) approve our annual budget or make any change in our auditor without the approval of a majority of the BNPP directors on our Board at the time of such action.

        Until BNPP ceases to directly or indirectly beneficially own at least 5% of our outstanding common stock, and unless BNPP chooses to waive any of its approval rights under the Stockholder Agreement before they would otherwise terminate, we may not (and may not permit our subsidiaries to) increase or decrease our authorized capital stock or create a new class or series of our capital stock, issue capital stock or acquire our or our subsidiaries' capital stock (subject to certain exceptions), list or delist our securities listed on a national securities exchange or form or delegate authority to any committee of our Board other than as required by applicable law without the approval of a majority of the BNPP directors on our Board at the time of such action.

        Until BNPP ceases to control us for purposes of the BHC Act, and unless BNPP chooses to waive any of its approval rights under the Stockholder Agreement before they would otherwise terminate, we may not (and may not permit our subsidiaries to) change certain policies related to, among other things, risk appetite and asset-liability managements, enter into material written agreements or commitments with a regulatory agency, make any bankruptcy filing or petition by or with respect to us or any of our subsidiaries or declare or pay a dividend or other "capital distribution" as defined by the Federal Reserve without the approval of a majority of the BNPP Directors on our Board at the time of such action.

        Compliance Obligations.    Until BNPP no longer controls us for purposes of the BHC Act, we and our subsidiaries must maintain and comply with the policy framework implemented and enforced by BNPP applicable to us prior to the completion of our IPO (subject to waivers of such requirements or changes indicated in writing by BNPP) to the extent necessary for BNPP to comply with its legal and regulatory obligations under applicable law. In addition, we may not adopt or implement policies or procedures, and at BNPP's reasonable request must not take any actions, that would cause BNPP or its subsidiaries to violate applicable laws. We must also consult with BNPP prior to implementing or changing any risk, capital investment, asset liability management or regulatory compliance policy. Further, until BNPP no longer consolidates our financial statements with its financial statements under IFRS, we must comply with CRD IV and any similar regulations to which BNPP is subject with respect to compensation.

        Information Rights.    Until BNPP no longer controls us for purposes of the BHC Act, we will be required to continue to provide to BNPP information and data relating to our business and financial results to the extent that such information and data is required for BNPP to meet any of its legal, financial, regulatory, compliance, tax, audit (internal and external) or risk management requirements consistent with past practice or as may be required for BNPP to comply with applicable law. In addition, during the time BNPP consolidates our financial statements with its financial statements under IFRS, we will be required to maintain accounting principles, systems and reporting formats that are consistent with BNPP's financial accounting practices in effect as of the date of the Annual Meeting. During this time, we also will be required to maintain appropriate disclosure controls and procedures and internal control over financial reporting, and to provide certifications to BNPP in accordance with BNPP's internal standards, and to inform BNPP promptly of any events or developments that might reasonably be expected to materially affect our financial results.

        The Stockholder Agreement also provides that, until BNPP no longer controls us for purposes of the BHC Act, we shall consult and coordinate with BNPP with respect to public disclosures and filings, including in connection with our quarterly and annual financial results. Among other requirements, we will, to the extent practicable, provide BNPP with a copy of any public release at least two business days prior to publication and consider in good faith incorporating any comments provided by BNPP.

        In addition, we and BNPP will have mutual rights with respect to any information and access each may require in connection with regulatory or supervisory reporting obligations or inquiries.

        Share Exchange.    At BNPP's option, we will be required to exchange some or all of the outstanding common stock beneficially owned by BNPP for an equal number of shares of our non-voting common stock.

        Indemnification.    Each party to the Stockholder Agreement will indemnify the other for breaches of the Stockholder Agreement.

        Other Provisions.    The Stockholder Agreement also contains covenants and provisions with respect to the confidentiality of our and BNPP's information, subject to certain exceptions, including permitting our directors to share information with BNPP and its subsidiaries, and restrictions on our ability to take any actions that would cause BNPP or any of its subsidiaries to violate any applicable law or regulation.

        The Stockholder Agreement will generally have no further effect on and after the date on which BNPP ceases to directly or indirectly beneficially own any shares of our outstanding common stock, except certain obligations such as indemnification that will survive termination.

Insurance Agreement

        The Insurance Agreement governs the obligations of BNPP and BNP Paribas USA to procure and maintain director and officer liability insurance for us, our subsidiaries, and each of our respective directors, officers and employees (including any BNPP designated director) generally until such time as BNPP ceases to directly or indirectly beneficially own at least 50% of our outstanding common stock. After such time, we will be responsible for procuring our own director and officer insurance to cover our directors and officers, including BNPP designated directors. Each party to the Insurance Agreement will indemnify the other for breaches of the Insurance Agreement.

Registration Rights Agreement

        Pursuant to the Registration Rights Agreement, upon BNPP's request, we will use our reasonable best efforts to effect the registration under applicable federal and state securities laws of any shares of our common stock beneficially owned by BNPP. BNPP may assign its rights under the Registration Rights Agreement to any wholly owned subsidiary of BNPP that acquires from BNPP our common stock so long as such person agrees to be bound by the terms of the Registration Rights Agreement. The rights of BNPP and its permitted transferees under the Registration Rights Agreement will remain in effect with respect to all shares covered by the agreement until those shares are sold pursuant to an effective registration statement under the Securities Act, sold pursuant to Rule 144 of the Securities Act, transferred in a transaction where subsequent public distribution of the shares would not require registration under the Securities Act, or are no longer outstanding.

        Demand Registration.    BNPP may request registration under the Securities Act of 1933 (the "Securities Act") of all or any portion of our shares covered by the agreement, and we will be obligated, subject to limited exceptions, to register such shares as requested by BNPP. BNPP may request that we complete five demand registrations and underwritten offerings during the term of the Registration Rights Agreement subject to limitations on, among other things, minimum offering size. Subject to certain exceptions, we may defer the filing of a registration statement after a demand request has been made if at the time of such request we are engaged in confidential business activities, which would be required to be disclosed in the registration statement, and our Board determines that such disclosure would be materially detrimental to us and our stockholders. BNPP will be able to designate the terms of each offering effected pursuant to a demand registration, subject to market "cut back" exceptions regarding the size of the offering.

        S-3 Registration.    Once we become eligible, BNPP will be able to request on up to three occasions that we file a registration statement on Form S-3 to register all or any portion of our shares covered by the agreement and we will be obligated, subject to limited exceptions, to register such shares as requested by BNPP. BNPP may, at any time and from time to time, request that we complete an unlimited number of shelf take downs subject to certain exceptions such as minimum offering size over the term of the Registration Rights Agreement. BNPP will be able to designate the terms of each offering effected pursuant to a registration statement on Form S-3, subject to market "cut back" exceptions regarding the size of the offering.

        Piggy Back Registration.    If we at any time intend to file on our behalf or on behalf of any of our other security holders a registration statement in connection with a public offering of any of our securities on a form and in a manner that would permit the registration for offer and sale of our common stock held by BNPP, BNPP will have the right to include its shares of our common stock in that offering. BNPP's ability to participate in any such offering will be subject to market "cut back" exceptions.

        Registration Procedures Expenses.    BNPP is generally responsible for all registration expenses, including expenses incurred by us, in connection with the registration, offer and sale of securities under the Registration Rights Agreement. The Registration Rights Agreement sets forth customary registration procedures, including an agreement by us to make our management available for road show presentations in connection with any underwritten offerings. We have also agreed to indemnify BNPP and its permitted transferees with respect to liabilities resulting from untrue statements or omissions in any registration statement used in any such registration, other than untrue statements or omissions resulting from information furnished to us for use in the registration statement by BNPP or any permitted transferee.

Transitional Services Agreement

        The Transitional Services Agreement that we and First Hawaiian Bank entered into with BNPP, BancWest Holding and Bank of the West governs the continued provision of certain services by and among the parties to the agreement. Prior to the Reorganization Transactions, Bank of the West and First Hawaiian Bank were the two bank subsidiaries of BancWest. Because Bank of the West and First Hawaiian Bank were under common ownership and were the only two U.S. bank subsidiaries of BNPP, each provided certain services to the other, they shared certain services and they relied on certain third-party service providers to provide them services pursuant to various shared contracts. Bank of the West relied on certain contracts to which BancWest or First Hawaiian Bank was a party for the provision of services that are important to its business. Likewise, First Hawaiian Bank relied on certain contracts to which BancWest, Bank of the West or BNPP was a party for the provision of certain key services. As we transition toward operating as a stand-alone public company, the parties to the Transitional Services Agreement will cease to provide services to one another and we will cease to rely on the contracts that we have historically shared with Bank of the West or BNPP and replace them with new contracts between us and third-party service providers to the extent necessary. The Transitional Services Agreement governs the continued provision of certain services and our migration away from shared services with Bank of the West, BancWest Holding and BNPP during specified transition periods.

        The Transitional Services Agreement provides for the continuation of services pursuant to the following types of arrangements:

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  services BNPP, BancWest Holding and/or Bank of the West receive pursuant to a contract with a third-party service provider, which BNPP, BancWest Holding and/or Bank of the West then provide to us on a pass through basis;

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  services we and/or First Hawaiian Bank receive pursuant to a contract with a third-party service provider, which we and/or First Hawaiian Bank then provide to BancWest Holding and/or Bank of the West on a pass through basis;

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  certain services we receive directly from BancWest Holding and/or Bank of the West; and

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  certain services we currently provide to BancWest Holding and/or Bank of the West.

        The Transitional Services Agreement governs the continued provision of these types of arrangements relating to the following categories of services:

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  information technology services, including, without limitation, data processing, data transmission, various software applications and platforms, services related to the management and operation of both a production data center and a disaster recovery center and other related pass through services, such as network circuits;

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  various services that support or relate to financial transactions and budgeting, including, without limitation, access to wire transfer systems, consulting and other management and advisory services, risk management software and trading desk and trade execution software used by Bank of the West's and First Hawaiian Bank's trading desks;

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  human resources, such as employee insurance policies, third-party services (e.g., consulting arrangements) related to retirement and 401(k) plans, services related to deferred compensation arrangements and other administrative services;

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  services related to bank credit operations, including, without limitation, a commercial loan lending system (which includes an accounting system and loan boarding system), certain services related to our credit cards business and various other analytical software applications and credit related services;

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  operations, including, without limitation, debit and credit card processing, ATM processing, item processing and storage and back office solutions;

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  support services and other services related to our and Bank of the West's online banking services;

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  an insurance policy currently shared by First Hawaiian, BancWest Holding, Bank of the West and First Hawaiian Bank (or some subset of these entities); and

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  brokerage services related to the investment services we and Bank of the West offer.

        The fees for each of the services provided under the Transitional Services Agreement have been mutually agreed upon as part of the negotiation of the Transitional Services Agreement and may vary on the basis of usage and other factors. We expect to incur additional annual costs for services provided to us under the Transitional Services Agreement. Although we believe the Transitional Services Agreement contains commercially reasonable terms (including fees for the services provided) that could have been negotiated with an independent third-party, the terms of the agreement may later prove to be more or less favorable than arrangements we could make to provide these services internally or to obtain them from unaffiliated service providers in the future.

        The Transitional Services Agreement will terminate on December 31, 2018 or an earlier date as provided therein. The services provided under the Transitional Services Agreement will terminate at various times specified in the agreement, which for certain services may occur at such time as BNPP's beneficial ownership of our common stock generally falls below 51% (if the agreement has not otherwise terminated at such time). The party receiving services may terminate any service by giving at least 30 days prior written notice to the provider of the service. In addition, subject to consent rights or requirements under third-party agreements, the Transitional Services Agreement provides that the parties may agree to up to one extension of each service term for a period of no longer than 180 days.

        Except for breaches of certain intellectual property, confidentiality, systems security and data protection provisions, and breaches of applicable law, in connection with provision or receipt of the services being provided or received under the Transitional Services Agreement, and losses resulting from our or First Hawaiian Bank's or any of BNPP's, BancWest Holding's or Bank of the West's fraud, gross negligence, willful misconduct or bad faith and certain indemnification responsibilities, none of First Hawaiian, First Hawaiian Bank, BNPP, BancWest Holding or Bank of the West will be liable for claims in connection with or arising out of the Transitional Services Agreement in an aggregate amount exceeding the aggregate fees paid to the liable party for services under the Transitional Services Agreement.

Agreements Related to the Reorganization Transactions

        In connection with the Reorganization Transactions, we entered into the following agreements with BNPP and certain of its affiliates.

Master Reorganization Agreement

        On April 1, 2016, we entered into a Master Reorganization Agreement with BNPP, BancWest Holding and BancWest Corporation. The Master Reorganization Agreement (i) memorializes the Reorganization Transactions, (ii) provides for the simultaneous execution or subsequent negotiation and execution of other agreements that govern certain aspects of our and First Hawaiian Bank's relationship with BNPP, BancWest Holding, BancWest Corporation and Bank of the West after the separation (including, among others, the Transitional Services Agreement, the Tax Sharing Agreement and the Expense Reimbursement Agreement) and (iii) provides for the release of claims by and indemnification rights and obligations of the parties thereto.

        Transfer of Assets and Assumption of Obligations.    The Master Reorganization Agreement identified the assets transferred to, and liabilities and obligations assumed by, BancWest Holding from First Hawaiian.

        All of First Hawaiian's assets, except those solely related to First Hawaiian Bank (including all of the shares of stock of Bank of the West), other than an amount of cash equal to approximately $72 million (which we expect to use to pay certain state and local income taxes and certain non-tax expenses) were transferred to BancWest Holding and all of the liabilities of First Hawaiian, other than the liabilities solely related to First Hawaiian Bank, were assumed by BancWest Holding.

        Other Agreements between the Parties.    The Master Reorganization Agreement required First Hawaiian, BancWest Holding and BNPP, as applicable, to execute the Tax Sharing Agreement and to cooperate in negotiating and executing the Transitional Services Agreement, the Stockholder Agreement, the Registration Rights Agreement and the Expense Reimbursement Agreement.

        Pursuant to the Master Reorganization Agreement, BancWest Holding or Bank of the West was required to identify to First Hawaiian all contracts that were not, as of April 1, 2016, contemplated to be included in the Transitional Services Agreement and that were entered into between BancWest and a third-party. With respect to any such contracts identified, we have the right to determine whether to terminate, retain or amend any contract that was related solely to the "FHI Business" (defined as the business and operations of First Hawaiian Bank and its subsidiaries and the business and operations of BancWest prior to April 1, 2016 as a stand-alone entity related solely to the business and operations of First Hawaiian Bank). We are responsible for any fees, costs or expenses arising from the termination, assignment or amendment of any such contract related solely to the FHI Business. Similarly, BancWest Holding has the right to determine whether to terminate, retain or amend any such identified contract that was related solely to the "BWHI Business" (defined as the business and operations of Bank of the West and its subsidiaries and the business and operations of BancWest prior to April 1, 2016 as a stand-alone entity not related to the business and operations of First Hawaiian Bank (including all assumed obligations that were assigned by BancWest and assumed by BancWest Holding, respectively)). BancWest Holding is responsible for any fees, costs or expenses arising from the termination assignment or amendment of any such contract related solely to the BWHI Business. With respect to any contracts identified that are not solely related to the FHI Business or the BWHI Business, we and BancWest Holding must mutually determine, by good faith cooperation, whether such contracts will be retained by us, assigned by us and assumed by BancWest Holding or terminated. We had the right, where there was no mutual agreement, to terminate any such contract prior to the offering with BancWest Holding being responsible for any related fees, costs or expenses.

        Release of Claims.    Under the terms of the Master Reorganization Agreement, we, BNPP and BancWest Holding provided for the full and complete release and discharge of all liabilities existing or arising from acts or events that occurred or failed to occur prior to April 1, 2016 between BNPP and BancWest Holding and its subsidiaries (the "BWHI Group"), on the one hand, and First Hawaiian and our subsidiaries (the "FHI Group"), on the other hand. In addition, at any time upon the reasonable request of the other, each of First Hawaiian and BancWest Holding agreed to execute and deliver such further releases as may be deemed necessary or desirable to carry out the purposes of the provisions of the Master Reorganization Agreement governing each respective party's release of claims.

        Indemnification.    The Master Reorganization Agreement requires us to indemnify BancWest Holding and the former and current directors, officers and employees of the members of the BWHI Group from all liabilities, damages, costs and expenses relating to:

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  the FHI Business, whether arising prior to or after April 1, 2016;

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  any breach by any member of the FHI Group of the Master Reorganization Agreement or any ancillary agreement executed by one or more of the parties to the Master Reorganization Agreement in connection with the implementation of the Reorganization Transactions (each, an "Ancillary Agreement"); and

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  any contract to which we or any of our subsidiaries was a party, and from which both the BWHI Business and the FHI Business derived a benefit, that terminated prior to April 1, 2016 to the extent (but only to the extent) that the liabilities arise out of or result from the negligence, recklessness, violation of law, fraud or misrepresentation by or of First Hawaiian Bank or any of its subsidiaries.

        Additionally, the Master Reorganization Agreement requires BancWest Holding to indemnify us and the former and current directors, officers and employees of the members of the FHI Group (the "FHI Indemnitees") from all liabilities, damages, costs and expenses relating to:

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  the BWHI Business, whether arising prior to or after April 1, 2016;

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  any breach by any member of the BWHI Group of the Master Reorganization Agreement or any Ancillary Agreement; and

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  any contract to which we or any of our subsidiaries was a party, and from which both the BWHI Business and the FHI Business derived a benefit, that terminated prior to April 1, 2016, except that this indemnity obligation does not apply to the extent (but only to the extent) that the liabilities arise out of or result from the negligence, recklessness, violation of law, fraud or misrepresentation by or of First Hawaiian Bank or any of its subsidiaries.

        BNPP must also indemnify the FHI Indemnitees from and against all liabilities directly resulting from the execution and implementation of the Reorganization Transactions and the separation of BancWest into two independent bank holding companies. However, to the extent any such liability results from the negligence of any member of the BWHI Group or any former or current director, officer or employee of the members of the BWHI Group prior to or as of April 1, 2016, the related indemnification obligations will be the obligations of BancWest Holding and BancWest Holding shall indemnify as described above.

        In addition, under the Master Reorganization Agreement, we, BancWest Holding and BNPP agreed that the Transitional Services Agreement will provide that we and BancWest Holding, respectively, will indemnify the other for any liabilities owed to third parties under the shared services contracts included in the Transitional Services Agreement that arise out of our and BancWest Holding's respective bad acts. See "—Agreements Related to our IPO—Transitional Services Agreement."

Expense Reimbursement Agreement

        Prior to the Reorganization Transactions on April 1, 2016, First Hawaiian Bank provided BancWest with certain services for the ultimate benefit of BNPP and its subsidiaries, including BancWest. First Hawaiian Bank provided these services to BancWest pursuant to a Management Services Agreement dated as of November 28, 2012. Following the Reorganization Transactions, the Management Services Agreement remained in effect, but between First Hawaiian and First Hawaiian Bank, and we entered into an interim expense reimbursement agreement with BancWest Holding, pursuant to which certain services provided by First Hawaiian Bank under the Management Services Agreement were reimbursable by BancWest Holding.

        Effective July 1, 2016, we entered into an Expense Reimbursement Agreement with BancWest Corporation, which replaced the interim expense reimbursement agreement. The Expense Reimbursement Agreement provides that BancWest Corporation will, or will cause BancWest Holding to, reimburse us for certain expenses incurred by us related to services performed for the ultimate benefit of BNPP and its subsidiaries. Such services include:

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  services provided by First Hawaiian Bank pursuant to the Management Services Agreement, including services related to the Federal Reserve's Comprehensive Capital Analysis and Review ("CCAR") process, BNPP's subsidiaries' implementation of and compliance with certain reporting requirements, certain compliance, treasury and risk services and the preparation of our financial statements in accordance with IFRS ("Covered Services"); and

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  services we and our subsidiaries perform, or will perform, pursuant to the Stockholder Agreement, including services to comply with BNPP's policy framework and to provide BNPP and its subsidiaries with certain information and access ("Other Services").

        With respect to the Covered Services, BancWest Corporation will, or will cause BancWest Holding to, reimburse reasonable expenses covered under the Management Services Agreement to the extent such expenses relate to: (i) a certain portion of salary and benefits attributable to time spent by First Hawaiian Bank employees and management on Covered Services; (ii) reliance on third parties for completion of Covered Services and (iii) travel, lodging and meal expenses related to the foregoing. With respect to the Other Services, we will only be reimbursed for reasonable expenses related to our implementation of policies, procedures, programs or systems required to comply with BNPP's policy framework to the extent such expenses relate to policies, procedures, programs or systems (x) created, adopted, developed and/or implemented after July 1, 2016 or (y) existing as of July 1, 2016, but with respect to which expenses incurred significantly exceed amounts historically incurred (in which case the excess will be reimbursed).

        The Expense Reimbursement Agreement may be terminated upon mutual written agreement of First Hawaiian and BancWest Corporation.

Tax Sharing Agreement

        On April 1, 2016, we entered into a Tax Sharing Agreement with BNPP and BancWest Holding. The Tax Sharing Agreement operates in conjunction with tax allocation agreements that were in existence prior to the Reorganization Transactions and allocates rights and responsibilities among First Hawaiian, BNPP and BancWest Holding for certain tax refunds and liabilities, including tax liabilities arising prior to and as a result of the Reorganization Transactions and tax return preparation and filing requirements.

        Preparation and Payment of Income Taxes Post Reorganization.    Prior to the completion of the Reorganization Transactions, BancWest was responsible for preparing and filing tax returns and ensuring the timely payment of all U.S. federal income taxes and state and local taxes for BancWest and its subsidiaries under the terms of the tax allocation agreements then in existence. Under the Tax

Sharing Agreement, BancWest Holding assumed responsibility for preparing and filing tax returns and collecting, paying, receiving and refunding such income taxes on behalf of itself and First Hawaiian for all relevant tax periods. The Tax Sharing Agreement requires that we provide BancWest Holding with information and documents necessary for completing any relevant tax returns and gives us a right to review and approve items on such returns that are directly related to taxes for which First Hawaiian would be liable.

        Until the Reorganization Transactions occurred, U.S. federal income taxes were allocated among the members of a consolidated group of which BancWest was the parent corporation (and which included Bank of the West and First Hawaiian Bank as wholly owned subsidiaries of BancWest) in accordance with the relevant tax allocation agreements then in existence. The Tax Sharing Agreement provides that all U.S. federal income taxes for taxable periods ending on or prior to the Reorganization Transactions will be allocated among the BancWest consolidated entities under the relevant tax allocation agreements then in existence. Any U.S. federal income taxes of BancWest for a taxable period beginning before the Reorganization Transactions and ending after the Reorganization Transactions will be allocated on a "closing of the books" basis, which is a method of allocating income taxes owed on a pro rata basis, by assuming that the books of the BancWest consolidated entities existing prior to the Reorganization Transactions were closed at the end of April 1, 2016.

        For purposes of state and local taxes owed in various U.S. jurisdictions, members of a unitary group of corporations to which we and BancWest Holding belong under applicable state tax laws and regulations will allocate tax liabilities according to the tax allocation agreements and the IHC Tax Allocation Agreement (as defined below), as applicable, except as described below under the section entitled "Tax Liability Arising from the Reorganization Transactions."

        Tax Liability Arising from the Reorganization Transactions.    As part of the Reorganization Transactions, First Hawaiian distributed all of BancWest Holding's shares to BNPP. The distribution of BancWest Holding was a taxable event under certain state tax laws, including California law. Under the provisions of the Tax Sharing Agreement, we are responsible for all state and local taxes resulting from or arising out of the distribution of BancWest Holding that are expected to be allocated to First Hawaiian under the tax allocation agreements. We paid state and local income taxes of approximately $95.4 million in June 2016 (which was partially offset by a federal tax reduction of approximately $33.4 million received through intercompany settlement of estimated taxes in April 2017) in connection with the Reorganization Transactions (the "Expected Taxes"). BNPP, BancWest Holding and First Hawaiian reported total tax liability in connection with the Reorganization Transactions of $92.1 million in the 2016 tax returns of various state and local jurisdictions (the "Return Taxes"). Pursuant to the Tax Sharing Agreement, First Hawaiian reimbursed BancWest Holding approximately $2.1 million since the Return Taxes were lower than the Expected Taxes. Such amount was recorded as an adjustment to surplus.

        The Tax Sharing Agreement also provides that, in the event that any tax authority makes a determination under federal, state or local tax law that the tax liability of First Hawaiian arising out of the Reorganization Transactions is greater than the Return Taxes (the "Unexpected Taxes"), BancWest Holding will make a payment to First Hawaiian in the amount of such Unexpected Taxes (after taking into account any tax benefits and costs to First Hawaiian resulting from such increase in tax liability). In the event that any tax authority makes a determination under federal, state or local tax law that the tax liability of First Hawaiian arising out of the Reorganization Transactions is less than the Return Taxes (the "Unexpected Tax Reduction"), First Hawaiian will make a payment to BancWest Holding in the amount of such Unexpected Tax Reduction (after taking into account any U.S. federal income tax costs to First Hawaiian resulting from such decrease in tax liability).

        Under the Tax Sharing Agreement, no payment with respect to tax liability arising from the Reorganization Transactions will be made by either First Hawaiian or BancWest Holding, unless the aggregate amount of payments required exceeds $10,000.

        Treatment of Refunds and Other Tax Benefits ("Refunds").    Under the provisions of the Tax Sharing Agreement, if, pursuant to the tax allocation agreements, we receive any Refund with respect to (1) the taxes paid in respect of taxable periods prior to the Reorganization Transactions or (2) the Return Taxes, we will make a payment to BancWest Holding in the amount of such Refund reduced by any tax costs incurred by First Hawaiian as a result of such Refund. Our obligation to pay such Refund amounts to BancWest Holding is subject to all applicable U.S. banking laws and regulations.

        Tax Contests.    In the event of an audit, review, examination or any other administrative or judicial action involving any tax reported under the Tax Sharing Agreement ("Tax Contest"), BancWest Holding generally has the responsibility, control and discretion in handling, defending, settling or contesting such Tax Contest. The Tax Sharing Agreement requires all parties to cooperate with each other to furnish necessary information and documents and take any remedial actions to minimize the effects of any adjustment to be made as a result of such Tax Contest. To the extent that such Tax Contest could result in a tax liability that is allocated to us under the Tax Sharing Agreement, we are, at our own cost and expense, entitled to participate in such Tax Contest and BancWest Holding may not settle or compromise such Tax Contest without obtaining our prior written consent.

Tax Allocation Agreement

        In connection with the Reorganization Transactions, we and BancWest Holding each became an indirect subsidiary of BNP Paribas USA. Accordingly, we entered into an Agreement for Allocation and Settlement of Income Tax Liabilities with BNPP, BNP Paribas Fortis, BNP Paribas USA, BancWest Corporation, BancWest Holding and Bank of the West, effective as of July 1, 2016 (the "IHC Tax Allocation Agreement"), which governs the parties' respective rights and obligations in respect of federal income taxes for taxable periods ending after July 1, 2016, and state and local income taxes for taxable periods ending within or after 2016. The IHC Tax Allocation Agreement replaces all previous tax allocation and sharing agreements to which BNP Paribas USA or any of its subsidiaries, including us, may have been a party, other than the Tax Sharing Agreement. In the event of conflict between the IHC Tax Allocation Agreement and the Tax Sharing Agreement, the Tax Sharing Agreement controls, except that the allocation of state and local income taxes, other than state and local income tax liabilities arising from or in connection with the Reorganization Transactions, is governed by the IHC Tax Allocation Agreement. In addition, the IHC Tax Allocation Agreement is intended to comply with and be interpreted in accordance with federal and state regulatory tax sharing guidelines outlined in the Interagency Policy Statement dated January 2015.

        Effective February 7, 2017, First Hawaiian and its subsidiaries are no longer subject to the IHC Tax Allocation Agreement for purposes of allocating the tax liabilities for certain jurisdictions, include federal and Oregon. With the completion of the secondary offering, the ownership interest of BNP Paribas USA dropped below 80%, requiring First Hawaiian and its subsidiaries to file its tax returns separate and apart from BNP Paribas USA and Bank of the West for certain jurisdictions. The IHC Tax Allocation Agreement still governs the relationship between BNP Paribas USA, Bank of the West and First Hawaii for the major state jurisdictions, including Hawaii, California and New York. First Hawaiian will be completely separated from BNP Paribas USA and Bank of the West for tax return purposes when the ownership interest of BNP Paribas USA drops below 50%. First Hawaiian has executed a First Hawaiian, Inc. and Subsidiaries Tax Allocation Agreement that governs the allocation of taxes between the First Hawaii entities once we separate from BNP Paribas USA.

License Agreement

        We and First Hawaiian Bank have entered into a License Agreement with BancWest Holding, BancWest Corporation and Bank of the West with respect to (1) models, data and related documentation for CCAR and Dodd-Frank Act Stress Tests ("DFAST") purposes (the "Models"), (2) processes and coding for use in connection with the implementation of, and compliance with, the reporting requirements of BNP Paribas USA and BancWest Corporation (the "Reporting Processes") and (3) certain technology developed in connection with services provided under the Transitional Services Agreement (the "Services Technology"), in each case developed by the parties to the License Agreement.

        Under the License Agreement, each party has granted each other party a perpetual, non-exclusive license to its rights in the Models, Reporting Processes and Services Technology, it being understood that the parties must obtain any necessary third-party rights to intellectual property, data, models, materials and information included or incorporated in or with any Model, Reporting Process or Services Technology.

Other Related Party Transactions with BNPP

BNPP Equity Options and Stock Awards

        Certain of our named executive officers have received BNPP equity option and stock awards, as more fully described in the section entitled "Executive Compensation."

Other Related Party Transactions

        In the ordinary course of our business, we have engaged and expect to continue engaging through the Bank in ordinary banking transactions with our directors, executive officers, their immediate family members and companies in which they may have a 5% or more beneficial ownership interest, including loans to such persons. Any such loan was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time such loan was made as loans made to persons who were not related to us. These loans do not involve more than the normal credit collection risk and do not present any other unfavorable features.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires directors, executive officers and greater than 10% beneficial owners of the Company's common stock to file reports concerning their ownership of and transactions in such common stock. Based on a review of these reports filed by the Company's officers, directors and shareholders, the Company believes that its officers, directors and shareholders complied with all filing requirements under Section 16(a) of the Exchange Act during fiscal year 2017, except that Director Matthew J. Cox filed one late report on Form 3. Mr. Cox filed his Form 3 on August 3, 2016. However, due to an inadvertent administrative error, the Form 3 was filed with an incorrect SEC filing code and therefore is deemed to be not timely filed.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board, which consists entirely of directors who meet the independence requirements of applicable SEC regulations and the NASDAQ listing standards for audit committee members, has furnished the following report:

Report of the Audit Committee

        The Company's management is responsible for the Company's internal controls and financial reporting process. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements and issuing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America ("GAAP"). The Audit Committee oversees the Company's internal controls and financial reporting process on behalf of the Board of Directors and in accordance with the Audit Committee Charter.

        In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with GAAP and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, including the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

        In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the firm's independence from the Company and its management. In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

        The Audit Committee discussed with the Company's independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting.

        In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in its report, expresses an opinion on the conformity of the Company's financial statements to GAAP. The Audit Committee's oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions with management and the independent registered public accounting firm do not assure that the Company's financial statements are presented in accordance with GAAP, that the audit of the Company's financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America or that the Company's independent registered public accounting firm is "independent."

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the Securities and Exchange Commission. The Audit Committee also has approved, subject to stockholder ratification, the selection of the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018.

Audit Committee Members
W. Allen Doane (Chair)        Allen Uyeda        Matthew J. Cox

 PRINCIPAL ACCOUNTANT FEES

        The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company's annual consolidated financial statements at and for the fiscal years ended December 31, 2017 and 2016 and fees billed for other services rendered by Deloitte & Touche LLP during those periods.

        The following table sets forth the fees billed to the Company for the fiscal years ended December 31, 2016 and 2015 by Deloitte & Touche LLP.

	2017	2016
Audit Fees	$1,709,000	$2,342,000
Audit Related Fees(1)	105,000	79,000
Tax Fees	—	—
All Other Fees	—	—

Total	$1,814,000	$2,421,000

(1)
Includes fees for professional services rendered for the completion of agreed upon procedures related to consolidated financial reporting in 2017 and 2016.

        The Audit Committee Charter requires the pre-approval of all fees and services to be provided by the Company's independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has sole authority, without action by the Board, for the review and approval of such services and fees. Since the Audit Committee was not formed until April 2016, these fees and services prior to that date were ultimately approved by BancWest Corporation, our then sole stockholder. Since the IPO, all such fees and services were pre-approved by the Audit Committee in accordance with these procedures.

 PROPOSAL NO. 2—RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        Deloitte & Touche LLP, independent registered public accounting firm, served as the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2017, and the Audit Committee has appointed Deloitte & Touche LLP as auditors for the Company for the fiscal year ending December 31, 2018. The Board and the Audit Committee recommend that stockholders ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company. The Company's organizational documents do not require that stockholders ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm. However, the Board believes such ratification is a matter of good corporate practice. If stockholders do not ratify the appointment, the Audit Committee will reconsider its selection but may still retain Deloitte & Touche LLP. One or more representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and afforded an opportunity to make a statement, if they desire to do so, and to be available to respond to questions from stockholders.

Required Vote

        Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018 requires the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting, in person or by proxy, and entitled to vote thereon. Abstentions will not be counted as votes cast and will have no effect on the outcome of the voting on this proposal.

        THE BOARD OF DIRECTORS AND AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP TO SERVE AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2018.

 PROPOSAL NO. 3—ADVISORY VOTE ON THE FREQUENCY OF FUTURE VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

        As of January 1, 2018, the Company no longer qualified as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012. As a result, Section 14A of the Exchange Act requires that we provide stockholders with the opportunity to recommend, in a non-binding advisory vote, whether future non-binding advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the SEC (commonly known as "say-on-pay" votes) should occur every one, two or three years. Stockholders have the option of recommending a say-on-pay vote every year, every two years, or every three years, or abstaining from making a recommendation. Our first say-on-pay vote will occur at our annual meeting for 2019 with respect to the compensation of our named executive officers during 2018.

        The Compensation Committee and the Board of Directors recognize the importance of receiving regular input from our stockholders on important issues such as executive compensation. As such, we believe that conducting an advisory vote on our executive compensation on an annual basis to be the most appropriate choice for our stockholders. Although your vote is non-binding, we will strongly consider the views of our stockholders when determining how often to hold a "say on pay" vote.

Required Vote

        The frequency (i.e., Every Year, Every Two Years or Every Three Years) that receives the highest number of votes cast by stockholders will be considered by us as the stockholders' recommendation as to the frequency of future stockholder advisory votes to approve the compensation of our named executive officers. Abstentions and broker non-votes will not be included in the total votes cast and will not affect the results.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR A FREQUENCY OF "ONE YEAR" FOR FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

OVERVIEW OF PROPOSALS 4 AND 5—
PROPOSALS TO ELIMINATE SUPERMAJORITY VOTE REQUIREMENTS IN THE CERTIFICATE OF INCORPORATION UNDER CERTAIN CONDITIONS

        Proposals 4 and 5 request amendments of our Certificate of Incorporation to eliminate the supermajority vote requirements in Article VI and Article X of our Certificate of Incorporation on the date that BNPP or an affiliate thereof ceases to beneficially own at least 5% of our outstanding common stock. Proposal 4 is not conditioned upon the approval of Proposal 5 and Proposal 5 is not conditioned upon the approval of Proposal 4.

        If one or both of the proposals is approved by the stockholders, the Company intends to file promptly a certificate of amendment to our Certificate of Incorporation with the Delaware Secretary of State reflecting the amendments approved in such proposals. The amendments will be effective on the date the certificate of amendment is filed with the Delaware Secretary of State.

        If either of Proposal 4 and 5 is not approved by the stockholders, the supermajority vote requirements described in such proposal will remain in place and the actions described in such proposal will continue to require the vote of the holders of not less than 75% of the votes of all outstanding shares of capital stock of the Company entitled to vote thereon, as provided in the current Certificate of Incorporation.

Background of the Proposals

        Our current 75% supermajority voting provisions have been in place since we became a public company in August 2016. Our Board is committed to adopting governance practices that the Board believes are the most beneficial to the Company and stockholders. At the time of our IPO, the Board believed that the supermajority voting requirements were important elements of our governance structure, particularly in light of our status as a controlled company, and that the supermajority requirements would serve to facilitate corporate governance stability by requiring broad stockholder consensus to make certain fundamental changes, and was in the best interests of the Company and stockholders.

        However, while such protection can be beneficial to stockholders, we understand that many of our stockholders view this provision as limiting the Board's accountability to stockholders, impeding stockholders' ability to approve ballot items that are in their interests and limiting the ability of stockholders to effectively participate in corporate governance.

        After carefully considering the advantages and disadvantages of reducing our supermajority voting standards, the Board has come to the view that our stockholders would benefit from a reduction of the current 75% supermajority voting thresholds as they represent an impediment to effecting certain changes to the Certificate of Incorporation and Bylaws. If Proposal 4 and Proposal 5 are approved, the proposed amendments to our Certificate of Incorporation will give stockholders greater influence over our corporate governance and further align our policies with corporate governance best practices. The proposed reductions would not apply until the date that BNPP or an affiliate thereof ceases to beneficially own at least 5% of our outstanding common stock.

        The Board has determined that reducing the current supermajority voting thresholds from 75% of our outstanding shares to 50% of our outstanding shares on the date that BNPP or an affiliate thereof ceases to beneficially own at least 5% of our outstanding common stock is in the best interests of our stockholders, and unanimously recommends that the stockholders of the Company approve and adopt Proposals 4 and 5.

 PROPOSAL NO. 4—PROPOSAL TO ELIMINATE THE SUPERMAJORITY VOTING
REQUIREMENT FOR ANY STOCKHOLDER ALTERATION, AMENDMENT, REPEAL OR
ADOPTION OF ANY BYLAW

        Article VI of our Certificate of Incorporation currently requires the approval of not less than 75% of the votes of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered as a single class, for stockholders to alter, amend, repeal or adopt any bylaw of the Company. Proposal 4 would eliminate the supermajority vote provision in Article VI of our Certificate of Incorporation and replace it with a vote standard of 50% of the votes of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered as a single class. The reduced vote requirement would take effect on the date that BNPP or an affiliate thereof ceases to beneficially own at least 5% of our outstanding common stock.

        As discussed above under "Overview of Proposals 4 and 5", the Board is recommending this proposal as part of its commitment to good corporate governance.

Required Vote

        The affirmative vote of the holders of 75% of our outstanding shares is required to approve Proposal 4.

        The approval of Proposal 4 is not conditioned upon the approval of Proposal 5. If Proposal 4 is not approved by our stockholders, the supermajority vote requirement in Article VI of our Certificate of Incorporation will remain in place and the ability of our stockholders to alter, amend, repeal or adopt the Bylaws will continue to require the vote of the holders of 75% of our outstanding shares following the date that BNPP or an affiliate thereof ceases to beneficially own at least 5% of our outstanding common stock, as provided in the current Certificate of Incorporation.

        The description of the proposed amendment to Article VI of the Certificate of Incorporation set forth in this Proposal 4 is only a summary and is qualified in its entirety by reference to the full text of the certificate of amendment, a copy of which is provided in Appendix A to this Proxy Statement. The text of Appendix A is incorporated into this discussion by reference. Stockholders are encouraged to read the full text of the amendment in Appendix A.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL 4.

 PROPOSAL NO. 5—PROPOSAL TO ELIMINATE THE SUPERMAJORITY VOTING REQUIREMENT FOR ANY AMENDMENT, ALTERATION, REPEAL OR ADOPTION OF ANY PROVISION OF CERTAIN ARTICLES OF THE CERTIFICATE OF INCORPORATION

        Article X of the Certificate of Incorporation requires approval of not less than 75% of the votes of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered as a single class, to alter, amend, repeal or adopt any provision of the following articles of our Certificate of Incorporation (whether by merger, consolidation or otherwise); Article VI which relates to the alteration, amendment, repeal or adoption of the Bylaws; Article VIII which relates to the number of directors on the Board being fixed pursuant to the Bylaws; Article IX which limits stockholders' ability to act written consent; and Article XII which relates to transactions with "interested stockholders" under Section 203 of the Delaware General Corporation Law, certain business opportunities, forum selection and severability. Proposal 5 would eliminate the supermajority vote requirement in Article X of the Certificate of Incorporation and replace it with the vote standard of 50% of the votes of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered as a single class. The reduced vote requirement would take effect on the date that BNPP or an affiliate thereof ceases to beneficially own at least 5% of our outstanding common stock.

        As discussed above under "Overview of Proposals 4 and 5", the Board is recommending this proposal as part of its commitment to good corporate governance.

Required Vote

        The affirmative vote of the holders of a majority of our outstanding capital stock entitled to vote is required to approve Proposal 5.

        The approval of Proposal 5 is not conditioned upon the approval of Proposal 4. If Proposal 5 is not approved by our stockholders, the supermajority vote requirement in Article X will remain in place and the alteration, amendment, repeal or adoption of any provision of Articles VI, VIII, IX or XII of our Certificate of Incorporation will continue to require the vote of the holders of 75% of our outstanding shares following the date that BNPP ceases to beneficially own at least 5% of our outstanding common stock, as provided in the current Certificate of Incorporation.

        The description of the proposed amendment to Article X of the Certificate of Incorporation set forth in this Proposal 5 is only a summary and is qualified in its entirety by reference to the full text of the certificate of amendment, a copy of which is provided in Appendix A to this Proxy Statement. The text of Appendix A is incorporated into this discussion by reference. Stockholders are encouraged to read the full text of the amendment in Appendix A.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL 5.

 PROPOSAL NO. 6—STOCKHOLDER PROPOSAL REQUESTING
THE ADOPTION OF A POLICY FOR IMPROVING BOARD DIVERSITY

        The Company has been advised that the Philadelphia Public Employees Retirement System (the "Fund"), Sixteenth Floor, Two Penn Center Plaza, Philadelphia, PA 19102-1712, which has indicated it is a beneficial owner of at least $2,000 in market value of FHI common stock, intends to submit the following proposal at the Annual Meeting:

          Resolved:    Shareholders request that the Board of Directors of First Hawaiian, Inc. adopt a policy for improving board diversity (the "Policy") requiring that the initial list of candidates from which new management-supported director nominees are chosen (the "Initial List") by the Corporate Governance and Nominating Committee should include (but need not be limited to) qualified women and minority candidates. The Policy should provide that any third-party consultant asked to furnish an Initial List will be requested to include such candidates.

  Supporting Statement:

        Currently, First Hawaiian has no women or minorities on its board. A growing body of empirical research indicates a significant positive relationship between firm value and the percentage of women and minorities on boards. A 2012 Credit Suisse Research Institute evaluated the performance of 2,360 companies globally over six years and found that companies with one or more women on boards delivered higher average returns on equity, lower leverage, better average growth and higher price/book value multiples (https://www.credit-suisse.com/articles/news-and-expertise/2012/07/en/does-gender-diversity-improve-performance.html). A 2015 McKinsey study of 366 companies found that corporate leadership in the top quartile for racial and ethnic diversity were 35 percent more likely to have financial returns above their national industry median. (http://www.diversitas.co.nz/Portals/25/Docs/Diversity%20Matters.pdf).

        We believe that the search process used by boards can play an important role in improving board diversity. According to a 2016 study published by the Harvard Business Review, including more than one woman or member of a racial minority in a finalist pool helps combat unconscious bias among interviewers and increases the likelihood of a diverse hire. (https://hbr.org/2016/04/if-theres-only-one-woman-in-your-candidate-pool-theres-statistically-no-chance-shell-be-hired).

        Increasingly, business organizations are adopting policies to implement this Policy. A 2012 NACD Blue Ribbon Commission report on board diversity recommended that no less than one-third of candidates for new board seats should match the board's definition of diverse. (https://www.nacdonline.org/Store/ProductDetail.cfm?ItemNumber=5814). In its 2016 Principles of Corporate Governance, the Business Roundtable calls on boards to "develop a framework for identifying appropriately diverse candidates that allows the nominating/governance committee to consider women, minorities, and others with diverse backgrounds as candidates for each open board seat." (http://businessroundtable.org/corporate-governance). Policies like the one advanced in this proposal have been adopted by the nominating and governance committees of Gentex Corporation, Costco Wholesale Corporation, Home Depot, Whole Foods Market, IDEXX Labs, Stryker Corporation and Neogen Corporation.

        The proposed rule resembles the Rooney Rule in the National Football League (NFL), which requires teams to interview minority candidates for head coaching and senior football operations openings. While corporate boards may face differing circumstances, it is difficult to ignore the positive impact of the Rooney Rule on diversity. In the twelve years before the rule was implemented, the NFL had four minority head coaches and one minority general manager. Twelve years after, the NFL had sixteen minority head coaches and eight minority general managers. (https://www.sec.gov/comments/s7-06-16/s70616-293.pdf)

The Company's Statement in Opposition to Proposal No. 6

        After careful consideration, and for the reasons set forth below, the Board opposes the proposal as not being in the best interests of the Company or its stockholders.

        While the Board and the Corporate Governance and Nominating Committee do not have a formal policy on diversity with regard to consideration of director candidates, the Corporate Governance and Nominating Committee considers diversity of viewpoints, background, experience and other demographics as one of several factors in its candidate selection process. The Board and the Corporate Governance and Nominating Committee consider diversity broadly and in the context of the overall needs of the Board.

        The Corporate Governance and Nominating Committee seeks to identify candidates with background and experience that will enhance and complement the background and experience of our other directors so that, taken as a whole, the Board will possess the appropriate skills and diversity of experience to oversee our business and serve the long-term interests of our stockholders. The Board and the Corporate Governance and Nominating Committee believe that the Company's current director nomination process allows for identification of the best possible nominees for director.

        The Board acknowledges the benefits of diversity throughout the Company. For example, the Company has a high level of diversity in its employee base. As of December 31, 2017, 69% of our employees are female and 53% of our senior leaders (employees with the title of Officer and above) are female, and a majority of our employees are minorities.

        Our commitment to diversity is also reflected in the Company's leadership development and community outreach initiatives, which include the following:

  •
  Emerging Leaders and Advanced Leaders Programs.  Our Emerging Leaders and Advanced Leaders Programs are company-wide leadership development programs. Applicants are selected based on individual merit, and we believe that the programs represent our commitment to preparing our employees to succeed in management and senior management positions. In the years since we launched the programs, 53% of participants have been women and 75% have been minorities.

  •
  Community Service and Sponsorship.  We are committed to the communities we serve. In 2017, nearly 900 of our employees participated in 17 Community Care events sponsored by the Bank, and the Bank made charitable donations to 310 organizations that support the communities we serve, including 36 organizations led by women and 10 that focus specifically on women and minority initiatives. In addition, the First Hawaiian Bank Foundation awarded grants to 55 non-profits that support the communities we serve, including 34 organizations led by women and two that focus specifically on women.

        We believe that modifying our director candidate search process as suggested in Proposal 6 would be unnecessarily restrictive and would not maintain the necessary flexibility in the nominating process to ensure that the most qualified candidates are selected as directors in light of our Company's evolving needs and circumstances. The imposition on the candidate search process of gender and minority requirements would undermine the Company's holistic evaluation of candidates, unduly restrict the Corporate Governance and Nominating Committee in the performance of its duties and add administrative burdens and costs, without necessarily resulting in the selection of the best director candidates for the Company and without any corresponding benefit to our stockholders.

Required Vote

        The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on Proposal 6 is required for the approval of stockholder proposal requesting that the

Board of Directors adopt a policy for improving Board diversity. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the voting on this proposal.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THE STOCKHOLDER PROPOSAL REQUESTING THAT THE BOARD OF DIRECTORS ADOPT A POLICY FOR IMPROVING BOARD DIVERSITY.

 PROPOSAL NO. 7—STOCKHOLDER PROPOSAL REQUESTING
A BYLAW AMENDMENT TO PROVIDE PROXY ACCESS FOR STOCKHOLDERS

        The Company has been advised that Ms. Myra K. Young, 9295 Yorkship Court, Elk Grove, CA 95758, who has indicated she is a beneficial owner of at least $2,000 in market value of FHI common stock, intends to submit the following proposal at the Annual Meeting:

        Proposal 7—Provide Shareholder Proxy Access

        Resolved: Shareholders of First Hawaiian, Inc. ("FHB" or the "Company") ask the board of directors (the "Board") to amend its bylaws or other documents, as necessary, to provide proxy access for shareholders as follows:

  1.
  Nominating shareholders or shareholder groups ("Nominators") must beneficially own 3% or more of the Company's outstanding common stock ("Required Stock") continuously for at least three years and pledge to hold such stock through the annual meeting.

  2.
  Nominators may submit a statement not exceeding 500 words in support of each nominee to be included in the Company proxy.

  3.
  The number of shareholder-nominated candidates eligible to appear in proxy materials shall be one quarter of the directors then serving or two, whichever is greater.

  4.
  No limitation shall be placed on the number of shareholders that can aggregate their shares to achieve the 3% of Required Stock.

  5.
  No limitations shall be placed on the re-nomination of shareholder nominees by Nominators based on the number of percentage of votes received in any election.

  6.
  The Company shall not require that Nominators pledge to hold stock after the annual meeting if their nominees fail to win election.

  7.
  Loaned securities shall be counted as belonging to a nominating shareholder if the shareholder represents it has the legal right to recall those securities for voting purposes and will hold those securities through the date of the annual meeting.

  Supporting Statement

        The SEC's universal proxy access Rule 14a-11 (https://www.sec.gov/rules/final/2010/33-9136.pdf) was vacated after a court decision regarding the SEC's cost-benefit analysis. Therefore, proxy access rights must be established on a company-by-company basis. Subsequently, Proxy Access in the United States: Revisiting the Proposed SEC Rule (http://wwwcfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1) a cost-benefit analysis by CFA Institute, found proxy access would "benefit both the markets and corporate boardrooms, with little cost or disruption," raising US market capitalization by up to $140.3 billion. Public Versus Private Provision of Governance: The Case of Proxy Access (http://ssrn.com/abstract= 2635695) found a 0.5 percent average increase in shareholder value for proxy access targeted firms.

        Proxy Access: Best Practices 2017 (http://www.cii.org/files/publications/misc/Proxy_Access_2017_FINAL.pdf) by CII, notes that "while proxy access has gained broad acceptance, some adopting companies have included, or are considering including, provisions that could significantly impair shareholders' ability to use it." The report "highlights the best practices CII recommends for implementing proxy access."

        Last year, according to Proxy Insight, this topic won over 80% of shares voted at Abercrombie & Fitch, Hospitality Properties Trust, Crown Castle International, National Oilwell Varco, Waters Corporation and Nuance Communications.

        Adoption of bylaws with all the requested elements outlined above would help ensure meaningful proxy access is available to shareholders. Give shareholders an opportunity to choose two board directors who will know they work for us because we will be the ones nominating them.

Increase Shareholder Value
Vote to Provide Shareholder Proxy Access—Proposal 7

The Company's Statement in Opposition to Proposal No. 7

        The Board of Directors recommends a vote AGAINST Proposal No. 7.

        The Company has adopted proxy access for director nominations by our stockholders. Adoption of this proposal would therefore be moot and unnecessary.

        On February 28, 2018, the Board of Directors decided to amend and restate the Company's second amended and restated bylaws to implement proxy access provisions consistent with market practice. The Bylaws include a new Section 1.13 that permits a stockholder, or a group of up to twenty stockholders, owning at least three percent of the Company's outstanding shares of common stock continuously for at least three years to nominate and include in the Company's annual meeting proxy materials director nominees constituting the greater of two or 20% of the total number of directors of the Company, provided that the stockholders(s) and nominee(s) satisfy the requirements specified in the Bylaws, which are attached as Exhibit 3.2 to the 2017 Annual Report.

        The Bylaws also include changes to Section 1.12 to account for proxy access.

        Prior to amending the Bylaws, the Company closely monitored proxy access, including the particular proxy access parameters that might be appropriate for the Company, and had discussions with stockholders on this issue. Based on this research and analysis, the Company adopted proxy access provisions that protect the Company, best serve the interests of our stockholders, and are consistent with market practice.

        Accordingly, after thorough consideration of appropriate proxy access parameters, the Company proactively adopted proxy access provisions consistent with market practice, thereby making this proposal moot and unnecessary.

Required Vote

        The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on Proposal 7 is required for approval of the stockholder proposal requesting that the Board of Directors amend the Bylaws to provide proxy access for stockholders. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the voting on this proposal.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THE STOCKHOLDER PROPOSAL REQUESTING THAT THE BOARD OF DIRECTORS AMEND THE BYLAWS TO PROVIDE PROXY ACCESS FOR STOCKHOLDERS.

 OTHER BUSINESS

        As of the date of this Proxy Statement, management of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy card intend to vote each proxy, to the extent entitled, in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING

        Stockholders who, in accordance with the SEC's Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2019 Annual Meeting of Stockholders must submit their proposals by certified mail, return receipt requested, and must be received by the Corporate Secretary at our principal offices in Honolulu, Hawaii on or before November 30, 2018, to be eligible for inclusion in our proxy statement and proxy card relating to that meeting. In the event that we hold our 2019 Annual Meeting of Stockholders more than 30 days before or after the one-year anniversary date of the Annual Meeting, we will disclose the new deadline by which stockholders' proposals must be received in our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

        In accordance with the Company's Bylaws, proposals of stockholders intended to be presented at the 2019 Annual Meeting of Stockholders (other than director nominations) must be received by the Company's Secretary no later than January 25, 2019, nor earlier than December 26, 2018, provided that if the 2019 Annual Meeting is held more than 30 days before, or 60 days after, April 25, 2019, such notice must be given by the later of the close of business on the date 90 days prior to the meeting date or the tenth day following the date the meeting date is first publicly announced or disclosed. Furthermore, in order for any stockholder to properly propose any business for consideration at the 2019 Annual Meeting, including the nomination of any person for election as a director, or any other matter raised other than pursuant to Rule 14a-8 of the proxy rules adopted under the Exchange Act, written notice of the stockholder's intention to make such proposal must be furnished to the Company in accordance with, and including such information required by, the Company's Bylaws.

        The Corporate Governance and Nominating Committee considers nominees recommended by stockholders as candidates for election to the Board using the same criteria as candidates selected by the Corporate Governance and Nominating Committee discussed in the section entitled "Proposal No. 1—Election of Directors." A stockholder wishing to nominate a candidate for election to the Board at an annual meeting is required to give written notice to the Company's Secretary of his or her intention to make a nomination in accordance with the requirements contained in the Company's Bylaws. Pursuant to the Company's Bylaws, notice of director nominations to be presented at the 2019 Annual Meeting of Stockholders must be received by the Company's Secretary no later than January 25, 2019, nor earlier than December 26, 2018, provided that if the 2019 Annual Meeting of Stockholders is held more than 30 days before, or 60 days after, April 25, 2019, such notice must be given by the later of the close of business on the date 90 days prior to the meeting date or the tenth day following the date the meeting date is first publicly announced or disclosed. If the number of directors to be elected to the Board is increased and either all of the nominees for director or the size of the increased Board is not publicly announced or disclosed by the Company at least 100 days prior to the first anniversary of the preceding year's annual meeting, notice of any stockholder nominees to serve as directors for any newly created positions resulting from the increased size may be delivered to the Company's Secretary no later than the close of business on the tenth day following the first date all of such nominees or the size of the increased Board shall have been publicly announced or disclosed.

        In addition, Section 1.13 of the Company's Bylaws (the "Proxy Access Bylaw") provides a right of proxy access, which enables stockholders, under specified conditions, to include their nominees for election as directors in the Company's proxy materials. Under the Bylaws, any stockholder, or a group of up to twenty stockholders, owning at least three percent of the Company's outstanding shares of common stock continuously for at least three years is eligible to nominate and include in the Company's annual meeting proxy materials director nominees constituting the greater of two directors or twenty percent of the total number of directors of the Company, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in the Proxy Access Bylaw. Stockholders seeking to have one or more nominees included in the Company's proxy statement for its 2019 annual meeting of stockholders must deliver the notice required by the Company's Proxy Access Bylaw. To be timely, the notice must be received at the Company's principal executive offices not earlier than the close of business on January 25, 2019, and not later than the close of business on December 26, 2018, provided that if the 2019 Annual Meeting of Stockholders is held more than 30 days before, or 60 days after, April 25, 2019, such notice must be given by the later of the close of business on the date 90 days prior to the meeting date or the tenth day following the date the meeting date is first publicly announced or disclosed.

 DISTRIBUTION OF CERTAIN DOCUMENTS

        This Proxy Statement and our 2017 Annual Report to Stockholders are available at www.fhb.com.

        The Annual Report of First Hawaiian, Inc. for the fiscal year ended December 31, 2017 (the "2017 Annual Report"), which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, is being made available with this Proxy Statement to our stockholders. Stockholders are referred to the 2017 Annual Report for financial and other information about us. The 2017 Annual Report is not a part of this Proxy Statement. This Proxy Statement and the 2017 Annual Report are also available on our website at http://proxy.fhb.com.

        We are required to file annual, quarterly and current reports, proxy statements and other reports with the SEC. Copies of these filings are available through our website at www.fhb.com or the SEC's website at www.sec.gov. We will furnish copies of our SEC filings (without exhibits), including this Proxy Statement, the 2017 Annual Report and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, without charge to any stockholder upon written request or verbal request to our Company's Corporate Secretary at First Hawaiian, Inc., 999 Bishop Street, Honolulu, Hawaii 96813.

By order of the Board of Directors,
Joel E. Rappoport Executive Vice President, General Counsel and Secretary

        A copy of the Company's 2017 Annual Report as filed with the SEC is being furnished together with this Proxy Statement. The Company's 2017 Annual Report does not form any part of the material for the solicitation of proxies.

Appendix A—Form of Certificate of Amendment

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

FIRST HAWAIIAN, INC.

        First Hawaiian, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, as amended (the "DGCL"), hereby certifies as follows:

        FIRST.    The Board of Directors of the Corporation (the "Board") duly adopted a resolution setting forth and declaring advisable the amendment of Article VI of the Corporation's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") so that, as amended, said Article shall read as follows:

ARTICLE VI

  In furtherance and not in limitation of the powers conferred by the DGCL, the Board is expressly authorized to adopt, amend or repeal bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any bylaws whether adopted by them or otherwise; provided that the affirmative vote of holders of not less than seventy-five percent (75%), with such percentage to be reduced to fifty percent (50%) on the date that BNP Paribas or an affiliate thereof first ceases to beneficially own at least five percent (5%) of the outstanding common stock of the Corporation, of the votes of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes hereof as a single class, shall be required for the stockholders to adopt new bylaws or to alter, amend, or repeal bylaws.

        SECOND.    The foregoing amendment has been duly adopted by the favorable vote of the holders of not less than 75% of the outstanding stock entitled to vote thereon in accordance with Article X of the Certificate of Incorporation and the provisions of Section 242 of the DGCL.

        THIRD.    The Board duly adopted a resolution setting forth and declaring advisable the amendment of Article X of the Certificate of Incorporation so that, as amended, said Article shall read as follows:

ARTICLE X

  Notwithstanding anything else in this Amended and Restated Certificate of Incorporation to the contrary, an affirmative vote of the holders of not less than seventy-five percent (75%), with such percentage to be reduced to fifty percent (50%) on the date that BNP Paribas or an affiliate thereof first ceases to beneficially own at least five percent (5%) of the outstanding Common Stock of the Corporation, of the votes of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend, alter, repeal or adopt any provision of this Amended and Restated Certificate of Incorporation (whether by merger, consolidation or otherwise) contained in Article VI, Article VIII, Article IX or Article XII.

        FOURTH.    The foregoing amendment has been duly adopted by the favorable vote of the holders of a majority of the outstanding stock entitled to vote thereon in accordance with the provisions of Section 242 of the DGCL.

        FIFTH.    All other provisions of the Certificate of Incorporation shall remain in full force and effect.

[Signature Page Follows]

A-1

        IN WITNESS WHEREOF, First Hawaiian, Inc. has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by Robert S. Harrison, its Chairman of the Board and Chief Executive Officer, on the    day of                            , 2018.

First Hawaiian, Inc.
By:
	Name:	Robert S. Harrison
	Title:	Chairman of the Board and Chief Executive Officer

A-2

Appendix B—Non-GAAP Reconciliation

NON-GAAP FINANCIAL MEASURES

Overview

        In addition to reporting our financial information in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") in our Annual Report on Form 10-K, we believe that certain non-GAAP measures provide investors with meaningful insights into the Company's on-going business performance. We believe that the presentation of these non-GAAP financial measures helps to identify underlying trends in our business from period to period that could otherwise be distorted by the effect of certain expenses, gains and other items included in our operating results. Investors should also consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition. Non-GAAP measures have limitations as analytical tools and investors should not consider them in isolation or as a substitute for analysis of our financial results or financial condition as reported under GAAP.

Core Net Income and Reconciliation

        We present net income on an adjusted, or "core," basis. This core measure excludes from net income, the corresponding GAAP measure, the impact of certain items that we do not believe are representative of our financial results. The table below presents a reconciliation of Core Net Income to net income:

	For the Fiscal Years Ended December 31,
	2017	2016	2015
	($ in thousands)
Net Income	$183,682	$230,178	$213,780
Early Loan Termination	—	—	(4,836)
Gains on Sale of Securities	—	(4,566)	(7,737)
Gains on Sale of Stock (Visa/MasterCard)	—	(22,678)	(4,584)
Gains on Sale of Real Estate and Other Assets	(6,922)	—	(3,414)
Other Adjustments(1)	—	—	(7,471)
One-Time Items(2)	5,457	6,220	—
Tax Cuts and Jobs Act	47,598	—	—
Tax Adjustments(3)	551	7,957	10,577
Total Core Adjustments	46,684	(13,067)	(17,465)
Core Net Income	230,366	217,111	196,315

(1)
Includes a one-time MasterCard signing bonus and a recovery of an investment that was previously written down.

(2)
Includes salaries and benefits stemming from the Tax Cuts and Jobs Act and initial public offering related costs.

(3)
Represents the adjustments to net income, tax effected at the Company's effective tax rate for the respective period, exclusive of one-time Tax Act expense.

B-1

Core ROATCE and Reconciliation

        We compute our Core Return on Average Tangible Common Equity ("Core ROATCE") as the ratio of core net income to average tangible common equity, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total common equity. The table below presents a reconciliation to the most directly comparable GAAP financial measure:

	For the Fiscal Years Ended December 31,
	2017	2016	2015
	($ in thousands)
Net Income	$183,682	$230,178	$213,780
Core Net Income	230,366	217,111	196,315
Average Total Common Equity	2,538,341	2,568,219	2,735,786
Less: Average Goodwill	995,492	995,492	995,492
Average Tangible Stockholders' Equity	1,542,849	1,572,727	1,740,294
Return on Average Total Common Equity	7.24%	8.96%	7.81%
Return on Average Tangible Common Equity	11.91%	14.64%	12.28%
Core Return on Average Tangible Common Equity	14.93%	13.80%	11.28%

B-2

ANNUAL MEETING OF STOCKHOLDERS OF

FIRST HAWAIIAN, INC.

April 25, 2018

8:00 a.m., Local Time

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://proxy.fhb.com

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

20930403003033000100 5	042518

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE NOMINEES LISTED, “FOR” PROPOSALS 2, 4 AND 5,
“EVERY YEAR” FOR PROPOSAL 3 AND “AGAINST” PROPOSALS 6 AND 7.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1. Election of Directors:				2. Ratification of the appointment of Deloitte and Touche LLP to serve as the independent registered public accounting firm for the year ending December 31, 2018.	☐	☐	☐

NOMINEES:
☐	FOR ALL NOMINEES	O O	Matthew J. Cox W. Allen Doane	EVERY YEAR	EVERY TWO YEARS	EVERY THREE YEARS	ABSTAIN
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O O O	Thibault Fulconis Gérard Gil Jean-Milan Givadinovitch	3. An advisory vote on the frequency of future votes on the compensation of our named executive officers. ☐	☐	☐	☐
		O	Robert S. Harrison		FOR	AGAINST	ABSTAIN
☐	FOR ALL EXCEPT (See instructions below)	O O O	J. Michael Shepherd Allen B. Uyeda Michel Vial

4.      To approve an amendment of the second amended and restated certificate of incorporation of the Company (the “Certificate of Incorporation”) that would eliminate the supermajority voting requirement for any stockholder alteration, repeal or adoption of any bylaw of the Company on the date that BNP Paribas (“BNPP”) or an affiliate thereof ceases to beneficially own at least 5% of our outstanding common stock.

					☐	☐	☐
					FOR	AGAINST	ABSTAIN
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

5.      To approve an amendment of the Certificate of Incorporation that would eliminate the supermajority voting requirement for the amendment, alteration, repeal or adoption of any provision of certain articles of the Certificate of Incorporation on the date that BNPP or an affiliate thereof ceases to beneficially own at least 5% of our outstanding common stock.

					☐	☐	☐
					FOR	AGAINST	ABSTAIN
				6. A stockholder proposal requesting that the Board of Directors adopt a policy for improving Board diversity, if properly presented at the meeting.	☐	☐	☐
					FOR	AGAINST	ABSTAIN
				7. A stockholder proposal requesting that the Board of Directors amend the Bylaws to provide proxy access for stockholders, if properly presented at the meeting.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy is revocable and, when properly executed, will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1. FOR Proposals 2, 4 and 5, EVERY YEAR for Proposal 3, and AGAINST Proposals 6 and 7. This proxy also confers discretionary authority to vote (1) with respect to the election of any person as director, where the nominee is unable to serve or for good cause will not serve and (2) on matters incident to the conduct of the Annual Meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

FIRST HAWAIIAN, INC.

Proxy for Annual Meeting of Stockholders on April 25, 2018

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Matthew Cox, W. Allen Doane and Allen B. Uyeda, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of First Hawaiian, Inc., to be held on April 25, 2018 at 8:00 a.m. local time at The Bankers Club, 999 Bishop Street, 30th Floor, Honolulu, Hawaii, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

FIRST HAWAIIAN, INC.

April 25, 2018

8:00 a.m., Local Time

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

COMPANY NUMBER

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://proxy.fhb.com
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20930403003033000100 5	042518

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE NOMINEES LISTED, “FOR” PROPOSALS 2, 4 AND 5,
“EVERY YEAR” FOR PROPOSAL 3 AND “AGAINST” PROPOSALS 6 AND 7.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1. Election of Directors:				2. Ratification of the appointment of Deloitte and Touche LLP to serve as the independent registered public accounting firm for the year ending December 31, 2018.	☐	☐	☐

NOMINEES:
☐	FOR ALL NOMINEES	O O	Matthew J. Cox W. Allen Doane	EVERY YEAR	EVERY TWO YEARS	EVERY THREE YEARS	ABSTAIN
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O O O	Thibault Fulconis Gérard Gil Jean-Milan Givadinovitch	3. An advisory vote on the frequency of future votes on the compensation of our named executive officers. ☐	☐	☐	☐
		O	Robert S. Harrison		FOR	AGAINST	ABSTAIN
☐	FOR ALL EXCEPT (See instructions below)	O O O	J. Michael Shepherd Allen B. Uyeda Michel Vial

4.      To approve an amendment of the second amended and restated certificate of incorporation of the Company (the “Certificate of Incorporation”) that would eliminate the supermajority voting requirement for any stockholder alteration, repeal or adoption of any bylaw of the Company on the date that BNP Paribas (“BNPP”) or an affiliate thereof ceases to beneficially own at least 5% of our outstanding common stock.

					☐	☐	☐
					FOR	AGAINST	ABSTAIN
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

5.      To approve an amendment of the Certificate of Incorporation that would eliminate the supermajority voting requirement for the amendment, alteration, repeal or adoption of any provision of certain articles of the Certificate of Incorporation on the date that BNPP or an affiliate thereof ceases to beneficially own at least 5% of our outstanding common stock.

					☐	☐	☐
					FOR	AGAINST	ABSTAIN
				6. A stockholder proposal requesting that the Board of Directors adopt a policy for improving Board diversity, if properly presented at the meeting.	☐	☐	☐
					FOR	AGAINST	ABSTAIN
				7. A stockholder proposal requesting that the Board of Directors amend the Bylaws to provide proxy access for stockholders, if properly presented at the meeting.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy is revocable and, when properly executed, will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1. FOR Proposals 2, 4 and 5, EVERY YEAR for Proposal 3, and AGAINST Proposals 6 and 7. This proxy also confers discretionary authority to vote (1) with respect to the election of any person as director, where the nominee is unable to serve or for good cause will not serve and (2) on matters incident to the conduct of the Annual Meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.